                    -----------------------------------------

                           SECOND AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                        EOP OPERATING LIMITED PARTNERSHIP

                    -----------------------------------------






                                                      Dated as of June 19, 2000


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                                TABLE OF CONTENTS

ARTICLE I DEFINED TERMS.......................................................2

ARTICLE II ORGANIZATIONAL MATTERS............................................16
     Section 2.1   Organization..............................................16
     Section 2.2   Name......................................................16
     Section 2.3   Registered Office and Agent; Principal Office.............17
     Section 2.4   Term......................................................17
ARTICLE III PURPOSE..........................................................17
     Section 3.1   Purpose and Business......................................17
     Section 3.2   Powers....................................................17
ARTICLE IV CAPITAL CONTRIBUTIONS AND ISSUANCES OF
     PARTNERSHIP INTERESTS...................................................18
     Section 4.1   Capital Contributions of the Partners.....................18
     Section 4.2   Issuances of Partnership Interests........................18
     Section 4.3   No Preemptive Rights......................................20
     Section 4.4   Other Contribution Provisions.............................20
     Section 4.5   No Interest on Capital....................................20
     Section 4.6   Separate Agreements.......................................21
ARTICLE V DISTRIBUTIONS......................................................21
     Section 5.1   Requirement and Characterization of Distributions.........21
     Section 5.2   Amounts Withheld..........................................24
     Section 5.3   Distributions Upon Liquidation............................24
     Section 5.4   Revisions to Reflect Issuance of Partnership Interests....25
ARTICLE VI ALLOCATIONS.......................................................25
     Section 6.1   Allocations For Capital Account Purposes..................25
     Section 6.2   Revisions to Allocations  to Reflect  Issuance of
            Partnership Interests............................................27
ARTICLE VII MANAGEMENT AND OPERATIONS OF BUSINESS............................28
     Section 7.1   Management................................................28
     Section 7.2   Certificate of Limited Partnership........................32
     Section 7.3   Title to Partnership Assets...............................33
     Section 7.4   Reimbursement of the General Partner......................33
     Section 7.5   Outside  Activities of the General  Partner;
            Relationship of Shares to Partnership Units; Funding Debt........35
     Section 7.6   Transactions with Affiliates..............................37
     Section 7.7   Indemnification...........................................38
     Section 7.8   Liability of the General Partner..........................40
     Section 7.9   Other Matters Concerning the General Partner..............41
     Section 7.10  Reliance by Third Parties.................................42
     Section 7.11  Restrictions on General Partner's Authority...............43
     Section 7.12  Loans by Third Parties....................................44
ARTICLE VIII RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS......................44
     Section 8.1   Limitation of Liability...................................44
     Section 8.2   Management of Business....................................44


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
     Section 8.3   Outside Activities of Limited Partners....................45
     Section 8.4   Return of Capital.........................................45
     Section 8.5   Rights of Limited Partners Relating to the Partnership....45
     Section 8.6   Redemption Right..........................................47
ARTICLE IX BOOKS, RECORDS, ACCOUNTING AND REPORTS............................50
     Section 9.1   Records and Accounting....................................50
     Section 9.2   Fiscal Year...............................................50
     Section 9.3   Reports...................................................50
ARTICLE X TAX MATTERS........................................................51
     Section 10.1  Preparation of Tax Returns................................51
     Section 10.2  Tax Elections.............................................51
     Section 10.3  Tax Matters Partner.......................................51
     Section 10.4  Organizational Expenses...................................53
     Section 10.5  Withholding...............................................53
ARTICLE XI TRANSFERS AND WITHDRAWALS.........................................54
     Section 11.1  Transfer..................................................54
     Section 11.2  Transfers of Partnership Interests of General Partner.....54
     Section 11.3  Limited Partners' Rights to Transfer......................55
     Section 11.4  Substituted Limited Partners..............................57
     Section 11.5  Assignees.................................................58
     Section 11.6  General Provisions........................................58
ARTICLE XII ADMISSION OF PARTNERS............................................60
     Section 12.1  Admission of a Successor General Partner..................60
     Section 12.2  Admission of Additional Limited Partners..................61
     Section 12.3  Amendment of Agreement and Certificate of Limited
            Partnership......................................................61
ARTICLE XIII DISSOLUTION AND LIQUIDATION.....................................62
     Section 13.1  Dissolution...............................................62
     Section 13.2  Winding Up................................................63
     Section 13.3  Compliance with Timing Requirements of Regulations;
            Restoration of Deficit Capital Accounts..........................64
     Section 13.4  Rights of Limited Partners................................66
     Section 13.5  Notice of Dissolution.....................................66
     Section 13.6  Cancellation of Certificate of Limited Partnership........66
     Section 13.7  Reasonable Time for Winding Up............................66
     Section 13.8  Waiver of Partition.......................................67
     Section 13.9  Liability of Liquidator...................................67
ARTICLE XIV AMENDMENT OF PARTNERSHIP AGREEMENT;
     MEETINGS................................................................67
     Section 14.1  Amendments................................................67
     Section 14.2  Meetings of the Partners..................................69
ARTICLE XV GENERAL PROVISIONS................................................70
     Section 15.1  Addresses and Notice......................................70
     Section 15.2  Titles and Captions.......................................70
     Section 15.3  Pronouns and Plurals......................................70


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     Section 15.4  Further Action............................................70
     Section 15.5  Binding Effect............................................70
     Section 15.6  Creditors.................................................70
     Section 15.7  Waiver....................................................71
     Section 15.8  Counterparts..............................................71
     Section 15.9  Applicable Law............................................71
     Section 15.10 Invalidity of Provisions..................................71
     Section 15.11 Power of Attorney.........................................71
     Section 15.12 Entire Agreement..........................................73
     Section 15.13 No Rights as Shareholders.................................73
     Section 15.14 Limitation to Preserve REIT Status........................73


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                                    EXHIBIT A
                       PARTNERS AND PARTNERSHIP INTERESTS

                                    EXHIBIT B
                           CAPITAL ACCOUNT MAINTENANCE

                                    EXHIBIT C
                            SPECIAL ALLOCATION RULES

                                    EXHIBIT D
                              NOTICE OF REDEMPTION

                                    EXHIBIT E
                    PROTECTED PARTNERS AND PROTECTED AMOUNTS

                                   EXHIBIT E-1
                                 (CAP Agreement)

                                   EXHIBIT E-2
                                (1120 Agreement)

                                   EXHIBIT E-3
                           (Wright Runstad Agreement)

                                   EXHIBIT E-4
                              (Galbreath Agreement)

                                   EXHIBIT E-5
                          (Palo Alto Square Agreement)

                                   EXHIBIT E-6
                             (Cornerstone Agreement)


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                                  ATTACHMENT A
                           (Series A Preferred Units)

                                  ATTACHMENT B
                           (Series B Preferred Units)

                                  ATTACHMENT C
                           (Series C Preferred Units)

                                  ATTACHMENT D
                           (Series D Preferred Units)





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

                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                        EOP OPERATING LIMITED PARTNERSHIP

               THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of June 19, 2000, is entered into by and among Equity Office Properties Trust, a Maryland real estate investment trust, as the General Partner, and the Persons whose names are set forth on Exhibit A hereto as Limited Partners, together with any other Persons who become Partners in the Partnership as provided herein.

               WHEREAS, Equity Office Properties Trust, Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II, an Illinois limited Partnership, and certain other persons named therein entered into an Agreement of Limited Partnership of EOP Operating Limited Partnership dated as of July 3, 1997, pursuant to which the Partnership was formed (the "Original Partnership Agreement");

               WHEREAS, the General Partner and the other Partners in the Partnership entered into eleven amendments to the Original Partnership Agreement (the "Prior Amendments") and 20 addenda to the Original Partnership Agreement effecting the admission of Additional Limited Partners to the Partnership, the withdrawal of certain Partners from the Partnership, and, in some cases, certain amendments to provisions of the Original Partnership Agreement made in connection therewith (the "Prior Addenda");

               WHEREAS, the General Partner and the Persons named on Exhibit A hereto as Limited Partners entered into the First Amended and Restated Agreement of Limited Partnership, dated as of May 1, 2000, to incorporate the Original Partnership Agreement, the Prior Amendments, and the Addenda (the "First Amended and Restated Agreement"); and

               WHEREAS, in connection with the merger of Cornerstone Properties Limited Partnership, the General Partner and the other Partners in the Partnership now desire to enter into amendments to the First Amended and Restated Agreement of Limited Partnership by entering into this Second Amended and Restated Agreement of Limited Partnership;

               NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and restate the First Amended and Restated Agreement of Limited Partnership in its entirety and agree to continue the Partnership as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, as follows:

                                    ARTICLE I
                                  DEFINED TERMS

               The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

               "Act" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

               "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.2 hereof and who is shown as such on the books and records of the Partnership.

               "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each Partnership Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).
The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

               "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership Year.

               "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Exhibit B.

               "Adjustment Date" has the meaning set forth in Section 4.2.B.

               "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests or
(iv) any officer, director, general partner or trustee of such Person or any Person referred to in clauses (i), (ii), and (iii) above. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Aggregate Protected Amount" means the aggregate balances of the Protected Amounts, if any, of all Protected Partners, as determined on the date in question.

               "Agreed Value" means (i) in the case of any Contributed Property, the 704(c) Value of such property as of the time of its contribution to the Partnership, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such


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

property is subject when contributed, as the same is reflected in the books and records of the Partnership; and (ii) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the regulations thereunder.

               "Agreement" means this Second Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

                "Assignee" means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in
Section 11.5.

               "Available Cash" means, with respect to any period for which such calculation is being made:

               (a) all cash revenues and funds received by the Partnership from whatever source (excluding the proceeds of any Capital Contribution) plus the amount of any reduction (including, without limitation, a reduction resulting because the General Partner determines such amounts are no longer necessary) in reserves of the Partnership, which reserves are referred to in clause (b)(iv) below;

               (b) less the sum of the following (except to the extent made with the proceeds of any Capital Contribution):

                   (i) all interest, principal and other debt payments made during such period by the Partnership,

                   (ii) all cash expenditures (including capital expenditures) made by the Partnership during such period,

                   (iii) investments in any entity (including loans made thereto) to the extent that such investments are permitted under this Agreement and are not otherwise described in clauses (b)(i) or (ii), and

                   (iv) the amount of any increase in reserves established during such period which the General Partner determines is necessary or appropriate in its sole and absolute discretion.

               Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

               "Book-Tax Disparities" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the

Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

               "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois are authorized or required by law to close.

               "Capital Account" means the Capital Account maintained for a Partner pursuant to Exhibit B.

               "Capital Contribution" means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to
Section 4.1 or 4.2.

               "Carrying Value" means (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property reduced (but not below zero) by all Depreciation with respect to such Contributed Property or Adjusted Property, as the case may be, charged to the Partners' Capital Accounts and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B, and to reflect changes, additions (including capital improvements thereto) or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

               "Cash Amount" means an amount of cash equal to the Value on the Valuation Date of the Shares Amount.

               "Certificate" means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.

               "Class A" has the meaning set forth in Section 5.1.C.

               "Class A Share" has the meaning set forth in Section 5.1.C.

               "Class A Unit" means any Partnership Unit that is not specifically designated by the General Partner as being of another specified class of Partnership Units.

               "Class B" has the meaning set forth in Section 5.1.C.

               "Class B Share" has the meaning set forth in Section 5.1.C.

               "Class B Unit" means a Partnership Unit that is specifically designated by the General Partner as being a Class B Unit.

               "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

               "Consent" means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2.

               "Consent of the Outside Limited Partners" means the Consent of Limited Partners (excluding for this purpose any Limited Partnership Interests held by the General Partner, any Person of which the General Partner owns or controls more than fifty percent (50%) of the voting interests and any Person directly or indirectly owning or controlling more than fifty percent (50%) of the outstanding voting interests of the General Partner) holding Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interest of all Limited Partners who are not excluded for the purposes hereof.

               "Consolidation" means (i) the transactions whereby the Partnership acquired interests in certain office properties owned by the Opportunity Partnerships and certain asset management and property management businesses that provided services to those properties and to other office properties, in exchange for Partnership Units, and (ii) the merger of the ZML Investors, Inc., ZML Investors II, Inc., Zell/Merrill Lynch Real Estate Opportunity Partners III Trust and Zell/Merrill Lynch Real Estate Opportunity Partners IV Trust with and into Equity Office Properties Trust, all as described in a Joint Proxy Statement/Offering Memorandum dated March 25, 1997.

               "Contributed Property" means each property or other asset contributed to the Partnership, in such form as may be permitted by the Act, but excluding cash contributed or deemed contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B, such property shall no longer constitute a Contributed Property for purposes of Exhibit B, but shall be deemed an Adjusted Property for such purposes.

               "Conversion Factor" means 1.0; provided that, if the General Partner Entity (i) declares or pays a dividend on its outstanding Shares in Shares or makes a distribution to all holders of its outstanding Shares in Shares, (ii) subdivides its outstanding Shares or (iii) combines its outstanding Shares into a smaller number of Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time) and the denominator of which shall be the actual number of Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination; and provided further that if an entity shall cease to be the General Partner Entity (the "Predecessor Entity") and another entity shall become the General Partner Entity (the "Successor Entity"), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which is the Value of one Share of the Predecessor Entity, determined as of the date when the Successor Entity becomes the General Partner Entity, and the denominator of which is the Value of one Share of the Successor Entity, determined as of that same date. (For purposes of the second proviso in the preceding sentence, if any shareholders of the Predecessor Entity will


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

receive consideration in connection with the transaction in which the Successor Entity becomes the General Partner Entity, the numerator in the fraction described above for determining the adjustment to the Conversion Factor (that is, the Value of one Share of the Predecessor Entity) shall be the sum of the greatest amount of cash and the fair market value (as determined in good faith by the General Partner) of any securities and other consideration that the holder of one Share in the Predecessor Entity could have received in such transaction (determined without regard to any provisions governing fractional shares).) Any adjustment to the Conversion Factor shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event giving rise thereto, it being intended that (x) adjustments to the Conversion Factor are to be made to avoid unintended dilution or anti-dilution as a result of transactions in which Shares are issued, redeemed or exchanged without a corresponding issuance, redemption or exchange of Partnership Units and (y) if a Specified Redemption Date shall fall between the record date and the effective date of any event of the type described above, that the Conversion Factor applicable to such redemption shall be adjusted to take into account such event.

               "Convertible Funding Debt" has the meaning set forth in Section 7.5.F.

               "Debt" means, as to any Person, as of any date of determination,
(i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof, and (iv) obligations of such Person incurred in connection with entering into a lease which, in accordance with generally accepted accounting principles, should be capitalized.

               "Declaration of Trust" means the Articles of Amendment and Restatement of Declaration of Trust of Equity Office Properties Trust filed in the State of Maryland on July 9, 1997, as amended or restated from time to time.

               "Deemed Partnership Interest Value" means, as of any date with respect to any class of Partnership Interests, the Deemed Value of the Partnership Interest of such class multiplied by the applicable Partner's Percentage Interest of such class.

               "Deemed Value of the Partnership Interest" means, as of any date with respect to any class of Partnership Interests, (a) if the common shares of beneficial interest (or other comparable equity interests) of the General Partner Entity are Publicly Traded (i) the total number of shares of beneficial interest (or other comparable equity interest) of the General Partner Entity corresponding to such class of Partnership Interest (as provided for in Section 4.2.B) issued and outstanding as of the close of business on such date (excluding any treasury shares) multiplied by the Value of a share of such beneficial interest (or other comparable equity interest) on such date divided by (ii) the Percentage Interests of the General Partner, held directly or indirectly through another entity, in such class of Partnership Interests on such date, and (b) otherwise, the aggregate Value of such class of Partnership Interests determined as set forth in the fourth and fifth sentences of the definition of Value. For purposes of clause
(a) of the preceding sentence, "Value" means the average of the daily market price of such corresponding shares of beneficial interest (or other comparable equity interests) of the General Partner Entity for such number of consecutive trading days or the Business Day immediately preceding the date with respect to which Value must be determined (which number of days or the Business Day shall be determined by the General Partner in its sole discretion), with the market price for each such trading day being the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day. Notwithstanding any of the foregoing, with respect to any class or series of Partnership Interests that is entitled to a preference as compared to the class of Partnership Interests corresponding to common shares of beneficial interests (or other comparable equity interests) of the General Partner Entity, "Value" means the stated liquidation preference or value of such class or series of Partnership Interests provided in the instrument establishing such class or series of Partnership Interests (unless otherwise provided in such instrument).

               "Depreciation" means, for each fiscal year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

            "Distribution Period" has the meaning set forth in Section 5.1.C.

            "Effective Date" means the date of the closing of the Consolidation.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "ERISA Partner" means either any (a) Limited Partner or (b) holder of shares of beneficial interest in the General Partner that received such Shares in the mergers of ZML Investors, Inc., ZML Investors II, Inc., Zell/Merrill Lynch Real Estate Opportunity Partners III Trust, and Zell/Merrill Lynch Real Estate Opportunity Partners IV Trust into the General Partner, and which Limited Partner or shareholder is either (i) an employee benefit plan subject to Title I of ERISA or section 4975 of the Code, or (ii) a nominee for or a trust established pursuant to such employee benefit plan, or (iii) which is an entity whose underlying assets include assets of such employee benefit plan by reason of such plan's investment in such entity.

               "ERISA Plan" means an "employee benefit plan" as that term is defined in 29 U.S.C. sec. 1002(3), and which is not exempt from regulation under ERISA by virtue of 29 U.S.C. sec. 1003(b).

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Fair Value" shall have the meaning described in Section 7.09.E(iv).

               "Funding Debt" means the incurrence of any Debt by or on behalf of the General Partner Entity for the purpose of providing funds to the Partnership.

               "General Partner" means Equity Office Properties Trust, a Maryland real estate investment trust, or its successor, as general partner of the Partnership.

               "General Partner Entity" means the General Partner; provided, however, that if (i) the common shares of beneficial interest (or other comparable equity interests) of the General Partner are at any time not Publicly Traded and (ii) the common shares of beneficial interest (or other comparable equity interests) of an entity that owns, directly or indirectly, fifty percent (50%) or more of the common shares of beneficial interest (or other comparable equity interests) of the General Partner are Publicly Traded, the term "General Partner Entity" shall refer to such entity whose common shares of beneficial interest (or other comparable equity securities) are Publicly Traded. If both requirements set forth in clauses (i) and (ii) above are not satisfied, then the term "General Partner Entity" shall mean the General Partner.

               "General Partnership Interest" means a Partnership Interest held by the General Partner that is a general partnership interest. A General Partnership Interest may be expressed as a number of Partnership Units.

               "General Partner Payment" has the meaning set forth in Section
15.14 hereof.

               "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

               "Immediate Family" means, with respect to any natural Person, such natural Person's spouse, parents, descendants, nephews, nieces, brothers, and sisters.

               "Incapacity" or "Incapacitated" means, (i) as to any individual who is a Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her Person or estate, (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter, (iii) as to any partnership or limited liability company which is a Partner, the dissolution and commencement of winding up of the partnership or limited liability company, (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership, (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee) or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the

Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver of liquidator has not been vacated or stayed within ninety (90) days of such appointment or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.

               "Indemnitee" means (i) any Person made a party to a proceeding by reason of its status as (A) the General Partner, (B) a Limited Partner, or (C) a trustee, director or officer of the Partnership, or the General Partner and (ii) such other Persons (including Affiliates of the General Partner, a Limited Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

               "Limited Partner" means any Person named as a Limited Partner in Exhibit A, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

               "Limited Partnership Interest" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partnership Interest may be expressed as a number of Partnership Units.

               "Liquidating Event" has the meaning set forth in Section 13.1.

               "Liquidator" has the meaning set forth in Section 13.2.A.

               "Net Income" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Exhibit B. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Exhibit C, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

               "Net Loss" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Exhibit B. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Exhibit C, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

               "New Securities" means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase Shares, excluding grants under any Share Option Plan, or (ii) any Debt issued by the General Partner Entity that provides any of the rights described in clause (i).

               "Nonrecourse Built-in Gain" means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 2.B of Exhibit C if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

               "Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations
Section 1.704-2(c).

               "Nonrecourse Liability" has the meaning set forth in Regulations
Section 1.752-1(a)(2).

               "Notice of Redemption" means a Notice of Redemption substantially in the form of Exhibit D.

               "Opportunity Partnerships" means, Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership, Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II, Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership III, and Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership IV.

               "Partner" means the General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners.

               "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

               "Partner Nonrecourse Debt" has the meaning set forth in Regulations Section 1.704-2(b)(4).

               "Partner Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i), and the amount of Partner Nonrecourse Deductions with respect to a

Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

               "Partnership" means the limited partnership formed under the Act upon the terms and conditions set forth in the Original Partnership Agreement and continued pursuant to this Agreement, or any successor to such limited partnership.

               "Partnership Interest" means a Limited Partnership Interest or a General Partnership Interest and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

               "Partnership Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations
Section 1.704-2(d).

               "Partnership Record Date" means the record date established by the General Partner either (i) for the distribution of Available Cash pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by the General Partner Entity for a distribution to its shareholders of some or all of its portion of such distribution, or (ii) if applicable, for determining the Partners entitled to vote on or consent to any proposed action for which the consent or approval of the Partners is sought pursuant to Section
14.2 hereof.

               "Partnership Unit" means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2, and includes Class A Units, Class B Units, Series A Preferred Units, Series B Preferred Units, Series C Preferred Units, and any other classes or series of Partnership Units established after the date hereof. The number of Partnership Units outstanding and the Percentage Interests in the Partnership represented by such Partnership Units are set forth in Exhibit A, as such Exhibit may be amended from time to time.

               "Partnership Year" means the fiscal year of the Partnership, which shall be the calendar year.

               "Percentage Interest" means, as to a Partner holding a class of Partnership Interests, its interest in such class, determined by dividing the Partnership Units of such class owned by such Partner by the total number of Partnership Units of such class then outstanding as specified in Exhibit A, as such exhibit may be amended from time to time, multiplied by the aggregate Percentage Interest allocable to such class of Partnership Interests. If the Partnership shall at any time have outstanding more than one class of Partnership Interests, the Percentage Interest attributable to each class of Partnership Interests shall be determined as set forth in Section 4.2.B.

               "Person" means a natural person, partnership (whether general or limited), trust, estate, association, corporation, limited liability company, unincorporated organization, custodian, nominee or any other individual or entity in its own or any representative capacity.

               "Predecessor   Entity"  has  the  meaning  set  forth  in  the
definition  of "Conversion Factor" herein.

               "Protected Amount" means the amount specified on Exhibit E with respect to any Protected Partner, as such Exhibit may be amended from time to time.

               "Protected Partner" means a Partner designated as a Protected Partner on Exhibit E, as such Exhibit may be amended from time to time, which Protected Partner is obligated to make certain contributions, not in excess of such Protected Partner's Protected Amount, to the Partnership with respect to any deficit balance in such Partner's Capital Account upon the occurrence of certain events. A Protected Partner who is obligated to make any such contribution only upon liquidation of the Partnership shall be designated on Exhibit E as a Part I Protected Partner and a Protected Partner who is obligated to make any such contribution to the Partnership either upon liquidation of the Partnership or upon liquidation of such Protected Partner's Partnership Interest shall be designated on Exhibit E as a Part II Protected Partner.

                "Publicly Traded" means listed or admitted to trading on the New York Stock Exchange, the American Stock Exchange or another national securities exchange or designated for quotation on the NASDAQ National Market, or any successor to any of the foregoing.

               "Qualified REIT Subsidiary" means any Subsidiary of the General Partner that is a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code.

               "Qualified Transferee" means an "Accredited Investor" as defined in Rule 501 promulgated under the Securities Act.

               "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized either as ordinary income or as "unrecaptured Section 1250 gain" (as defined in Section 1(h)(7) of the Code because it represents the recapture of deductions previously taken with respect to such property or asset.

               "Recourse Liabilities" means the amount of liabilities owed by the Partnership (other than Nonrecourse Liabilities and liabilities to which Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-(2)(i) of the Regulations).

               "Redeeming Partner" has the meaning set forth in Section 8.6.A.

               "Redemption Amount" means either the Cash Amount or the Shares Amount, as determined by the General Partner, in its sole and absolute discretion; provided that if the Shares are not Publicly Traded at the time a Redeeming Partner exercises its Redemption Right, the Redemption Amount shall be paid only in the form of the Cash Amount unless the Redeeming Partner, in its sole and absolute discretion, consents to payment of the Redemption Amount in the form of the Shares Amount. A Redeeming Partner shall have no right, without the General Partner's consent, in its sole and absolute discretion, to receive the Redemption Amount in the form of the Shares Amount.

               "Redemption Right" has the meaning set forth in Section 8.6.A.

               "Regulations" means the Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

               "REIT" means a real estate investment trust under Section 856 of the Code.

               "REIT Requirements" has the meaning set forth in Section 5.1.A.

               "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.1(a) or 2.B.2(a) of Exhibit C to eliminate Book-Tax Disparities.

               "Safe Harbor" has the meaning set forth in Section 11.6.F.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Series A Preferred Shares" means the 8.98% Series A Cumulative Redeemable Preferred Shares of Equity Office Properties Trust issued in connection with the merger of Beacon Properties Corporation into Equity Office Properties Trust on December 19, 1997.

               "Series A Preferred Units" means the series of Partnership Units representing units of Limited Partnership Interest designated as the 8.98% Series A Cumulative Redeemable Preferred Units with the designations, preferences and other rights set forth in Attachment A hereto.

               "Series B Preferred Shares" means the 5.25% Series B Convertible, Cumulative Preferred Shares of the Company, with the preferences, conversion and other rights, voting powers , restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of shares as described in the Articles Supplementary to the Declaration of Trust filed with the State Department of Assessments and Taxation of Maryland on February 19, 1998, establishing the series of preferred shares, designated Series B Preferred Shares.

               "Series B Preferred Units" means the series of Partnership Units representing units of Limited Partnership Interest designated as the 5.25% B Convertible, Cumulative Preferred Units, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualification and terms and conditions of redemption of units set forth in Attachment B hereto.

               "Series C Preferred Shares" means the 8 5/8% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest of the Company issued and sold in the underwritten public offering made pursuant to the Company's effective shelf registration statement on Form S-3 (Reg. No. 333-58729), its prospectus dated July 22, 1998, and its related prospectus supplement dated December 1, 1998.

               "Series C Preferred Units" means the series of Partnership Units representing units of Limited Partnership Interest designated as the 8 5/8% Series C Cumulative Redeemable Preferred Units, with the designations, preferences and other rights set forth in Attachment C hereto.

               "Series D Preferred Units" means the series of Partnership Units representing units of Limited Partnership Interest designated as the 7% Cumulative Convertible Preferred Units, with the designations, preferences and other rights set forth in Attachment D hereto.

               "704(c) Value" of any Contributed Property means the fair market value of such property at the time of contribution as determined by the General Partner using such reasonable method of valuation as they may adopt; provided, however, subject to Exhibit B, the General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Value of Contributed Properties in a single or integrated transaction among each separate property on a basis proportional to its fair market values.

               "Share" means a share of beneficial interest (or other comparable equity interest) of the General Partner Entity. Shares may be issued in one or more classes or series in accordance with the terms of the Declaration of Trust (or, if the General Partner is not the General Partner Entity, the organizational documents of the General Partner Entity). If there is more than one class or series of Shares, the term "Shares" shall, as the context requires, be deemed to refer to the class or series of Shares that correspond to the class or series of Partnership Interests for which the reference to Shares is made. When used with reference to Class A Units, the term "Shares" refers to common shares of beneficial interest (or other comparable equity interest) of the General Partner Entity.

               "Shares Amount" means a number of Shares equal to the product of the number of Partnership Units offered for redemption by a Redeeming Partner times the Conversion Factor; provided that, if the General Partner Entity issues to all holders of Shares rights, options, warrants or convertible or exchangeable securities entitling such holders to subscribe for or purchase Shares or any other securities or property (collectively, the "rights"), then the Shares Amount shall also include such rights that a holder of that number of Shares would be entitled to receive.

               "Share Option Plan" means any equity incentive plan of the General Partner, the General Partner Entity, the Partnership and/or any Affiliate of the Partnership.

               "Specified Redemption Date" means the tenth Business Day after receipt by the General Partner of a Notice of Redemption; provided that, if the Shares are not

Publicly Traded, the Specified Redemption Date means the thirtieth Business Day after receipt by the General Partner of a Notice of Redemption.

               "Subsidiary" means, with respect to any Person, any corporation, limited liability company, trust, partnership or joint venture, or other entity of which a majority of (i) the voting power of the voting equity securities or
(ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

               "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.

               "Successor Entity" has the meaning set forth in the definition of "Conversion Factor" herein.

               "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership for cash or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership for cash.

               "Termination Transaction" has the meaning set forth in Section 11.2.B.

               "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B) as of such date.

               "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B) as of such date, over (ii) the fair market value of such property (as determined under Exhibit B) as of such date.

               "Valuation Date" means the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

               "Value" means, with respect to any outstanding Shares of the General Partner Entity that are Publicly Traded, the average of the daily market price for the ten consecutive trading days immediately preceding the date with respect to which value must be determined. The market price for each such trading day shall be the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day. If the outstanding Shares of the General Partner Entity are Publicly Traded and the Shares Amount includes rights that a holder of Shares would be entitled to receive, then the Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. If the Shares of the General Partner Entity are not Publicly Traded, the Value of the Shares Amount per Partnership Unit offered for redemption (which will be the Cash Amount per Partnership Unit offered for redemption payable pursuant to
Section 8.6.A) means the amount that a holder of one Partnership Unit would receive if each of the assets of the Partnership were to be sold for its fair market value on the Specified Redemption Date, the Partnership were to pay all of its outstanding liabilities, and the remaining proceeds were to be distributed to the Partners in accordance with the terms of this Agreement. Such Value shall be determined by the General Partner, acting in good faith and based upon a commercially reasonable estimate of the amount that would be realized by the Partnership if each asset of the Partnership (and each asset of each partnership, limited liability company, trust, joint venture or other entity in which the Partnership owns a direct or indirect interest) were sold to an unrelated purchaser in an arms' length transaction where neither the purchaser nor the seller were under economic compulsion to enter into the transaction (without regard to any discount in value as a result of the Partnership's minority interest in any property or any illiquidity of the Partnership's interest in any property). In connection with determining the Deemed Value of the Partnership Interest for purposes of determining the number of additional Partnership Units issuable upon a Capital Contribution funded by an underwritten public offering or an arm's length private placement of shares of beneficial interest (or other comparable equity interest) of the General Partner, the Value of such shares shall be the public offering or arm's length private placement price per share of such class of beneficial interest (or other comparable equity interest) sold.

                                   ARTICLE II
                             ORGANIZATIONAL MATTERS

SECTION 2.1       ORGANIZATION

               The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and conditions set forth in the Original Agreement, as amended by the Prior Amendments, the Prior Addenda, and the First Amended and Restated Agreement. The Partners hereby agree to continue the business of the Partnership on the terms set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

SECTION 2.2       NAME

               The name of the Partnership is EOP Operating Limited Partnership. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of any of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

SECTION 2.3       REGISTERED OFFICE AND AGENT; PRINCIPAL OFFICE

               The address of the registered office of the Partnership in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be Corporation Trust Company. The principal office of the Partnership shall be Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

SECTION 2.4       TERM

               The term of the Partnership commenced on November 1, 1996, and shall continue until December 31, 2095, unless it is dissolved sooner pursuant to the provisions of Article XIII or as otherwise provided by law.

                                   ARTICLE III
                                     PURPOSE

SECTION 3.1       PURPOSE AND BUSINESS

               The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner Entity at all times to be classified as a REIT, unless the General Partner Entity ceases to qualify or is not qualified as a REIT for any reason or reasons not related to the business conducted by the Partnership, (ii) to enter into any corporation, partnership, joint venture, trust, limited liability company or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged, directly or indirectly, in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, the Partners acknowledge that the status of the General Partner Entity as a REIT inures to the benefit of all the Partners and not solely to the General Partner Entity or its Affiliates.

SECTION 3.2       POWERS

               The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner Entity to continue to qualify as a REIT, (ii) could subject the General Partner Entity to any taxes under Section 857 or Section 4981 of the Code or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over either the General Partner or the General Partner Entity or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

                                   ARTICLE IV
                       CAPITAL CONTRIBUTIONS AND ISSUANCES
                            OF PARTNERSHIP INTERESTS

SECTION 4.1       CAPITAL CONTRIBUTIONS OF THE PARTNERS

               Prior to the execution of this Agreement, the Partners have made the Capital Contributions as set forth in Exhibit A. The Partners own Partnership Units in the amounts set forth in Exhibit A and have Percentage Interests in the Partnership as set forth in Exhibit A, which number of Partnership Units and Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately redemptions, Capital Contributions, the issuance of additional Partnership Units or similar events having an effect on a Partner's Percentage Interest occurring after the date hereof in accordance with the terms of this Agreement. To the extent the Partnership acquires any property by the merger of any other Person into the Partnership, Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership shall become Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement and as set forth in Exhibit A. A number of Partnership Units held by the General Partner equal to one percent (1%) of the aggregate number of Partnership Units owned by the General Partner shall be deemed to be the General Partner Partnership Units and shall be the General Partnership Interest of the General Partner. All other Partnership Units held by the General Partner shall be deemed to be Limited Partnership Interests and shall be held by the General Partner in its capacity as a Limited Partner in the Partnership. Except as provided in Sections 7.5, 10.5, and 13.3 hereof, the Partners shall have no obligation to make any additional Capital Contributions or provide any additional funding to the Partnership (whether in the form of loans, repayments of loans or otherwise). Except as otherwise set forth in
Section 13.3 hereof, no Partner shall have any obligation to restore any deficit that may exist in its Capital Account, either upon a liquidation of the Partnership or otherwise.

SECTION 4.2       ISSUANCES OF PARTNERSHIP INTERESTS

               A. General. The General Partner is hereby authorized to cause the Partnership from time to time to issue to Partners (including the General Partner and its Affiliates) or other Persons (including, without limitation, in connection with the contribution of property to the Partnership) Partnership Units or other Partnership Interests in one or more classes, or in one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined, subject to applicable Delaware law, by the General Partner in its sole and absolute discretion, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests, (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided that no such Partnership Units or other Partnership Interests shall be issued to the General Partner unless either (a) the Partnership Interests are issued in connection with the grant, award or issuance of Shares or other equity interests in the General Partner having designations, preferences and other rights such that the economic interests attributable to such Shares or other equity interests are substantially similar to the designations, preferences and other rights (except voting rights) of the Partnership Interests issued to the General Partner in accordance with this
Section 4.2.A or (b) the additional Partnership Interests are issued to all Partners holding Partnership Interests in the same class in proportion to their respective Percentage Interests in such class. If the Partnership issues Partnership Interests pursuant to this Section 4.2.A, the General Partner shall make such revisions to this Agreement (including but not limited to the revisions described in Section 5.4, Section 6.2 and Section 8.6) as it deems necessary to reflect the issuance of such Partnership Interests.

               B. Percentage Interest Adjustments in the Case of Capital Contributions for Partnership Units. Upon the acceptance of additional Capital Contributions in exchange for Partnership Units and so long as the Partnership shall have outstanding more than one class of Partnership Interests, the Percentage Interest related thereto shall be equal to a fraction, the numerator of which is equal to the amount of cash, if any, plus the Agreed Value of Contributed Property, if any, contributed with respect to such additional Partnership Units and the denominator of which is equal to the sum of (i) the Deemed Value of the Partnership Interests for all outstanding classes (computed as of the Business Day immediately preceding the date on which the additional Capital Contributions are made (an "Adjustment Date")) plus (ii) the aggregate amount of additional Capital Contributions contributed to the Partnership on such Adjustment Date in respect of such additional Partnership Units. The Percentage Interest of each other Partner holding Partnership Interests not making a full pro rata Capital Contribution shall be adjusted to a fraction the numerator of which is equal to the sum of (i) the Deemed Partnership Interest Value of such Limited Partner (computed as of the Business Day immediately preceding the Adjustment Date) plus (ii) the amount of additional Capital Contributions (such amount being equal to the amount of cash, if any, plus the Agreed Value of Contributed Property, if any, so contributed), if any, made by such Partner to the Partnership in respect of such Partnership Interest as of such Adjustment Date and the denominator of which is equal to the sum of (i) the Deemed Value of the Partnership Interests of all outstanding classes (computed as of the Business Day immediately preceding such Adjustment Date) plus (ii) the aggregate amount of the additional Capital Contributions contributed to the Partnership on such Adjustment Date in respect of such additional Partnership Interests. For purposes of calculating a Partner's Percentage Interest pursuant to this Section 4.2.B, cash Capital Contributions by the General Partner will be deemed to equal the cash contributed by the General Partner plus (a) in the case of cash contributions funded by an offering of any equity interests in or other securities of the General Partner, the offering costs attributable to the cash contributed to the Partnership, and (b) in the case of Partnership Units issued pursuant to Section 7.5.E, an amount equal to the difference between the Value of the Shares sold pursuant to any Share Option Plan and the net proceeds of such sale.

               C. Classes of Partnership Units. Subject to Section 4.2.A above and Section 4.2.D below, the Partnership shall have two classes of Partnership Units entitled "Class A Units" and "Class B Units." Either Class A Units or Class B Units, at the election of the General Partner, in its sole and absolute discretion, may be issued to newly admitted Partners in exchange for the contribution by such Partners of cash, real estate partnership interests, stock, notes or other assets or consideration; provided that any Partnership Unit that is not specifically designated by the General Partner as being of a particular class shall be deemed to be a Class A Unit. Each Class B Unit shall be converted automatically into a Class A Unit on the day immediately following the Partnership Record Date for the Distribution Period (as defined in Section 5.1.C) in which such Class B Unit was issued, without the requirement for any action by either the Partnership or the Partner holding the Class B Unit.

               D. Preferred Units Outstanding. Pursuant to Section 4.2.A, the Partnership has heretofore established and issued Series A Preferred Units, Series B Preferred Units, and Series C Preferred Units, and the Partnership is establishing and issuing the Series D Preferred Units in connection with the adoption of this Agreement. The terms and conditions of the Series A Preferred Units, the Series B Preferred Units, the Series C Preferred Units, and the Series D Preferred Units are set forth in Attachment A, Attachment B, Attachment C, and Attachment D, respectively, attached hereto and made part hereof.

SECTION 4.3       NO PREEMPTIVE RIGHTS

               Except to the extent expressly granted by the Partnership pursuant to another agreement, no Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership or (ii) issuance or sale of any Partnership Units or other Partnership Interests.

SECTION 4.4       OTHER CONTRIBUTION PROVISIONS

               If any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash, and the Partner had contributed such cash to the capital of the Partnership.

SECTION 4.5       NO INTEREST ON CAPITAL

               No Partner shall be entitled to interest on its Capital Contributions or its Capital Account.

SECTION 4.6       SEPARATE AGREEMENTS

               In connection with the issuance of Partnership Units to certain Additional Limited Partners, the Partnership has entered into separate agreements that set forth additional rights and obligations of such Additional Limited Partners and additional terms and conditions of such Additional Limited Partner's Partnership Interests. Such agreements are described in Exhibits E-1 through E-6 attached hereto and made part hereof.

                                    ARTICLE V
                                  DISTRIBUTIONS

SECTION 5.1       REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS

               A. General. The General Partner shall distribute at least quarterly an amount equal to one hundred percent (100%) of Available Cash generated by the Partnership during such quarter or shorter period to the Partners who are Partners on the Partnership Record Date with respect to such quarter or shorter period as provided in Sections 5.1.B, 5.1.C and 5.1.D. Notwithstanding anything to the contrary contained herein, in no event may a Partner receive a distribution of Available Cash with respect to a Partnership Unit for a quarter or shorter period if such Partner is entitled to receive a distribution with respect to a Share for which such Partnership Unit has been redeemed or exchanged. Unless otherwise expressly provided for herein, in Attachment A, Attachment B, Attachment C, and Attachment D hereto, with respect to Series A Preferred Units, Series B Preferred Units, Series C Preferred Units, and Series D Preferred Units, respectively, or in an agreement at the time a new class or series of Partnership Interests is created in accordance with Article IV hereof, no Partnership Interest shall be entitled to a distribution in preference to any other Partnership Interest. The General Partner shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the qualification of the General Partner Entity as a REIT, to distribute Available Cash (a) to Limited Partners so as to preclude any such distribution or portion thereof from being treated as part of a sale of property to the Partnership by a Limited Partner under Section 707 of the Code or the Regulations thereunder; provided, that, the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any distribution to a Limited Partner being so treated, and (b) to the General Partner in an amount sufficient to enable the General Partner Entity to make distributions to its shareholders that will enable the General Partner Entity to (1) satisfy the requirements for qualification as a REIT under the Code and the Regulations (the "REIT Requirements"), and (2) avoid any federal income or excise tax liability.

               B. Method. (i) Each holder of Partnership Interests that is entitled to any preference in distribution (including, without limitation, the preferences in distribution set forth in Attachment A, Attachment B, Attachment C, and Attachment D hereto with respect to Series A Preferred Units, Series B Preferred Units, Series C Preferred Units, and Series D Preferred Units, respectively) shall be entitled to a distribution in accordance with the rights of any such class of Partnership Interests (and, within such class, pro rata in proportion to the respective Percentage Interests on such Partnership Record Date); and

               (ii) To the extent there is Available Cash remaining after the payment of any preference in distribution in accordance with the foregoing clause (i), with respect to Partnership Interests that are not entitled to any preference in distribution, pro rata to each such class in accordance with the terms of such class (and, within each such class, pro rata in proportion to the respective Percentage Interests on such Partnership Record Date).

               C. Distributions When Class B Units Are Outstanding. If for any quarter or shorter period with respect to which a distribution is to be made (a "Distribution Period") Class B Units are outstanding on the Partnership Record Date for such Distribution Period, the General Partner shall allocate the Available Cash with respect to such Distribution Period available for distribution with respect to the Class A Units and Class B Units collectively between the Partners who are holders of Class A Units ("Class A") and the Partners who are holders of Class B Units ("Class B") as follows:

                                  (1) Class A shall receive that portion of the
                  Available Cash (the "Class A Share") determined by multiplying the amount of Available Cash by the following fraction:

                                      A x Y

                             ----------------------
                                 (A x Y)+(B x X)

                                  (2) Class B shall receive that portion of the
                  Available Cash (the "Class B Share") determined by multiplying the amount of Available Cash by the following fraction:

                                      B x X

                             ----------------------
                                 (A x Y)+(B x X)

                                  (3) For purposes of the foregoing formulas,
                  (i) "A" equals the number of Class A Units outstanding on the Partnership Record Date for such Distribution Period; (ii) "B" equals the number of Class B Units outstanding on the Partnership Record Date for such

                  Distribution Period; (iii) "Y" equals the number of days in the Distribution Period; and (iv) "X" equals the number of days in the Distribution Period for which the Class B Units were issued and outstanding.

               The Class A Share shall be distributed among Partners holding Class A Units on the Partnership Record Date for the Distribution Period in accordance with the number of Class A Units held by each Partner on such Partnership Record Date; provided that in no event may a Partner receive a distribution of Available Cash with respect to a Class A Unit if a Partner is entitled to receive a distribution out of such Available Cash with respect to a Share for which such Class A Unit has been redeemed or exchanged. The Class B Shares shall be distributed among the Partners holding Class B Units on the Partnership Record Date for the Distribution Period in accordance with the number of Class B Units held by each Partner on such Partnership Record Date. In no event shall any Class B Units be entitled to receive any distribution of Available Cash for any Distribution Period ending prior to the date on which such Class B Units are issued.

               D. Distributions When Class B Units Have Been Issued on Different Dates. If Class B Units which have been issued on different dates are outstanding on the Partnership Record Date for any Distribution Period, then the Class B Units issued on each particular date shall be treated as a separate series of Partnership Units for purposes of making the allocation of Available Cash for such Distribution Period among the holders of Partnership Units (and the formula for making such allocation, and the definitions of variables used therein, shall be modified accordingly). Thus, for example, if two series of Class B Units are outstanding on the Partnership Record Date for any Distribution Period, the allocation formula for each series, "Series B(1)" and "Series B(2)" would be as follows:

                                  (1) Series B(1) shall receive that portion of
                  the Available Cash determined by multiplying the amount of Available Cash by the following fraction:

                                               B(1) x X(1)

                                      ------------------------------
                                    (A x Y)+(B(1) x X(1))+(B(2) x X(2))

                                  (2) Series B(2) shall receive that portion of
                  the Available Cash determined by multiplying the amount of Available Cash by the following fraction:

                                               B(2) x X(2)

                                      ------------------------------
                                    (A x Y)+(B(1) x X(1))+(B(2) x X(2))

                                  (3) For purposes of the foregoing formulas the
                  definitions set forth in Section 5.1.C.3 remain the same except that (i) "B(1)" equals the number of Partnership Units in Series B(1) outstanding on the Partnership Record Date for such Distribution Period; (ii) "B(2)" equals the number of Partnership Units in Series B(2) outstanding on the Partnership Record Date for such Distribution Period; (iii) "X(1)" equals the number of days in the Distribution Period for which the Partnership Units in Series B(1) were issued and outstanding; and (iv) "X(2)" equals the number of days in the Distribution Period for which the Partnership Units in Series B(2) were issued and outstanding.

               E. Minimum Distributions if Shares Not Publicly Traded. In addition (and without regard to the amount of Available Cash), if the Shares of the General Partner Entity are not Publicly Traded, the General Partner shall make cash distributions with respect to the Class A Units at least annually for each taxable year of the Partnership beginning prior to the fifteenth (15th) anniversary of the Effective Date in an aggregate amount with respect to each such taxable year at least equal to 95% of the Partnership's taxable income for such year allocable to the Class A Units, with such distributions to be made not later than 60 days after the end of such year.

SECTION 5.2       AMOUNTS WITHHELD

               All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to the General Partner, Limited Partners or Assignees pursuant to Section 5.1 for all purposes under this Agreement.

SECTION 5.3       DISTRIBUTIONS UPON LIQUIDATION

               Proceeds from a Terminating Capital Transaction shall be distributed to the Partners in accordance with Section 13.2.

SECTION 5.4       REVISIONS TO REFLECT ISSUANCE OF PARTNERSHIP INTERESTS

               If the Partnership issues Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Article IV hereof, the General Partner shall make such revisions to this Article V and Exhibit A as it deems necessary to reflect the issuance of such additional Partnership Interests without the requirements for any other consents or approvals.

                                   ARTICLE VI
                                   ALLOCATIONS

SECTION 6.1       ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES

               For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Exhibit B) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

               A. Net Income. After giving effect to the special allocations set forth in Section 1 of Exhibit C of the Partnership Agreement, Net Income shall be allocated:

                      (1) first, to the General Partner to the extent that cumulative Net Losses previously allocated the General Partner pursuant to Section 6.1.B(6) exceed cumulative Net Income previously allocated to the General Partner pursuant to this clause (1);

                      (2) second, to each Protected Partner until the cumulative Net Income allocated such Protected Partner under this clause (2) equals the cumulative Net Losses allocated such Protected Partner under Section 6.1.B(5) (and, within the class of Protected Partners, pro rata in proportion to their respective percentages of the cumulative Net Losses allocated all Protected Partners pursuant to Section 6.1.B(5) hereof);

                      (3) third, to the General Partner until the cumulative Net Income allocated under this clause (3) equals the cumulative Net Losses allocated the General Partner under
                      Section 6.1.B(4);

                      (4) fourth, to the holders of any Partnership Interests that are entitled to any preference upon liquidation until the cumulative Net Income allocated under this clause (4) equals the cumulative Net Losses allocated to such Partners under Section 6.1.B(3);

                      (5) fifth, to the holders of any Partnership Interests that are entitled to any preference in distribution in accordance with the rights of any such class of Partnership Interests until each such Partnership Interest has been allocated, on a cumulative basis pursuant to this clause (5), Net Income equal to the amount of distributions received which are attributable to the preference of such class of Partnership Interests (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made); and

                      (6) finally, with respect to Partnership Interests that are not entitled to any preference in the allocation of Net Income, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made).

               B. Net Losses. After giving effect to the special allocations set forth in Section 1 of Exhibit C, Net Losses shall be allocated:

                      (1) first, to the holders of Partnership Interests, in proportion to their share of the Net Income previously allocated pursuant to Section 6.1.A(6), to the extent that any prior allocations of Net Income to such Partners pursuant to Section 6.1.A(6) exceed, on a cumulative basis, distributions with respect to such Partnership Interests pursuant to clause (ii) of Section 5.1.B;

                      (2) second, with respect to classes of Partnership Interests that are not entitled to any preference in distribution upon distribution, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made); provided that Net Losses shall not be allocated to any Partner pursuant to this Section 6.1.B(2) to the extent that such allocation would cause such Partner to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) (determined in each case (i) by not including in the Partners' Adjusted Capital Accounts any amount that a Partner is obligated to contribute to the Partnership with respect to any deficit in its Capital Account pursuant to Section 13.3 and (ii) in the case of a Partner who also holds classes of Partnership Interests that are entitled to any preferences in distribution upon liquidation, by subtracting from such Partners' Adjusted Capital Account the amount of such preferred distribution to be made upon liquidation) at the end of such taxable year (or portion thereof);

                      (3) third, with respect to classes of Partnership Interests that are entitled to any preference in distribution upon liquidation, in reverse order of the priorities of each such class (and within each such class, pro rata in proportion to their respective Percentage Interests as of the last day of the period for which such allocation is being made; provided that Net Losses shall not be allocated to any Partner pursuant to this Section 6.1.B(3) to the extent that such allocation would cause such Partner to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) (determined in each case by not including in the Partners' Adjusted Capital Accounts any amount that a Partner is obligated to contribute to the Partnership with respect to any deficit in its Capital Account pursuant to Section 13.3) at the end of such taxable year (or portion thereof);

                      (4) fourth, to the General Partner in an amount equal to the excess of (a) the amount of the Partnership Recourse Liabilities over (b) the Aggregate Protected Amount;

                      (5) fifth, to and among the Protected Partners, in proportion to their respective Protected Amounts, until such time as the Protected Partners as a group have been allocated cumulative Net Losses pursuant to this clause
                      (5) equal to the Aggregate Protected Amount; and

                      (6) thereafter, to the General Partner.

               C. Allocation of Nonrecourse Debt. For purposes of Regulation
Section 1.752-3(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated by the General Partner by taking into account facts and circumstances relating to each Partner's respective interest in the profits of the Partnership. For this purpose, the General Partner will have discretion in any fiscal year to allocate such excess Nonrecourse Liabilities among the Partners in any manner permitted under Code Section 752 and the Regulations thereunder.

               D. Recapture Income. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible after taking into account other required allocations of gain pursuant to Exhibit C, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

SECTION 6.2       REVISIONS TO ALLOCATIONS TO REFLECT ISSUANCE OF PARTNERSHIP
                  INTERESTS

               If the Partnership issues Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Article IV hereof, the General Partner shall make such revisions to this Article VI and Exhibit A as it deems necessary to reflect the terms of the issuance of such Partnership Interests, including making preferential allocations to classes of Partnership Interests that are entitled thereto. Such revisions shall not require the consent or approval of any other Partner.

                                   ARTICLE VII
                      MANAGEMENT AND OPERATIONS OF BUSINESS

SECTION 7.1       MANAGEMENT

               A. Powers of General Partner. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.11, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including, without limitation:

                      (1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as are required under
                             Section 5.1.E or will permit the General Partner Entity (so long as the General Partner Entity qualifies as REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the
                             Code) and to make distributions to its shareholders sufficient to permit the General Partner Entity to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations the General Partner deems necessary for the conduct of the activities of the Partnership;

                      (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

                      (3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership (including the exercise or grant of any conversion, option, privilege or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the

                             Partnership with or into another entity on such terms as the General Partner deems proper;

                      (4) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including, without limitation, the General Partner, its Subsidiaries and the Partnership's Subsidiaries) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which the Partnership has an equity investment and the making of capital contributions to its Subsidiaries;

                      (5) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership or any Person in which the Partnership has made a direct or indirect equity investment;

                      (6) the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

                      (7) the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, and the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct or the operations of the General Partner or the Partnership, the lending of funds to other Persons (including, without limitation, any Subsidiaries of the Partnership) and the repayment of obligations of the Partnership, any of its Subsidiaries and any other Person in which it has an equity investment;

                      (8) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

                      (9) the holding, managing, investing and reinvesting of cash and other assets of the Partnership;

                      (10) the collection and receipt of revenues and income of the Partnership;

                      (11) the selection, designation of powers, authority and duties and the dismissal of employees of the Partnership (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors of the Partnership and the determination of their compensation and other terms of employment or hiring;

                      (12) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

                      (13) the formation of, or acquisition of an interest (including non-voting interests in entities controlled by Affiliates of the Partnership or third parties) in, and the contribution of property to, any further limited or general partnerships, joint ventures, limited liability companies or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of funds or property to, or making of loans to, its Subsidiaries and any other Person in which it has an equity investment from time to time, or the incurrence of indebtedness on behalf of such Persons or the guarantee of the obligations of such Persons); provided that, as long as the General Partner has determined to continue to qualify as a REIT, the Partnership may not engage in any such formation, acquisition or contribution that would cause the General Partner to fail to qualify as a REIT;

                      (14) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution or abandonment of any claim, cause of action, liability, debt or damages due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

                      (15) the determination of the fair market value of any Partnership property distributed in kind, using such reasonable method of valuation as the General Partner may adopt;

                      (16) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any assets or investment held by the Partnership;

                      (17) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, individually or jointly with any such Subsidiary or other Person;

                      (18) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have any interest pursuant to contractual or other arrangements with such Person;

                      (19) the making, executing and delivering of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or other legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement; and

                      (20) the distribution of cash to acquire Partnership Units held by a Limited Partner in connection with a Limited Partner's exercise of its Redemption Right under Section 8.6; and

                      (21) the amendment and restatement of Exhibit A to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment of this Agreement, as long as the matter or event being reflected in Exhibit A otherwise is authorized by this Agreement.

               B. No Approval by Limited Partners. Except as provided in Section 7.11, each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation, to the full extent permitted under the Act or other applicable law. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

               C. Insurance. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership and (ii) liability insurance for the Indemnitees hereunder and (iii) such other insurance as the General Partner, in its sole and absolute discretion, determines to be necessary.

               D. Working Capital and Other Reserves. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time, including upon liquidation of the Partnership under Section 13.

               E. No Obligations to Consider Tax Consequences of Limited Partners. In exercising their authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by any of them. The General Partner and the Partnership shall not have liability to a Limited Partner for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Limited Partner in connection with such decisions, provided that the General Partner has acted in good faith and pursuant to its authority under this Agreement.

SECTION 7.2       CERTIFICATE OF LIMITED PARTNERSHIP

               The General Partner has previously filed the Certificate with the Secretary of State of Delaware. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or other jurisdiction in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A(4), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, the District of Columbia or other jurisdiction in which the Partnership may elect to do business or own property.

SECTION 7.3       TITLE TO PARTNERSHIP ASSETS

               Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

SECTION 7.4       REIMBURSEMENT OF THE GENERAL PARTNER

               A. No Compensation. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles V and VI regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as the general partner of the Partnership.

               B. Responsibility for Partnership Expenses. The Partnership shall be responsible for and shall pay all expenses relating to the Partnership's organization, the ownership of its assets and its operations. The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the ownership and operation of, or for the benefit of, the Partnership (including, without limitation, expenses related to the operations of the General Partner and to the management and administration of any Subsidiaries of the General Partner or the Partnership or Affiliates of the Partnership, such as auditing expenses and filing fees); provided that the amount of any such reimbursement shall be reduced by (i) any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted in Section 7.5.A (which interest is considered to belong to the Partnership and shall be paid over to the Partnership to the extent not applied to reimburse the General Partner for expenses hereunder); and (ii) any amount derived by the General Partner from any investments permitted in Section 7.5.A. The General Partner shall determine in good faith the amount of expenses incurred by it related to the ownership and operation of, or for the benefit of, the Partnership. If certain expenses are incurred for the benefit of the Partnership and other entities (including the General Partner), such expenses will be allocated to the Partnership and such other entities in such a manner as the General Partner in its sole and absolute discretion deems fair and reasonable. Such reimbursements shall be in addition to any reimbursement to the General Partner pursuant to
Section 10.3.C and as a result of indemnification pursuant to

Section 7.7. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner.

               C. Partnership Interest Issuance Expenses. The General Partner shall also be reimbursed for all expenses it incurs relating to any issuance of Partnership Interests, Shares, Debt of the Partnership or the General Partner or rights, options, warrants or convertible or exchangeable securities pursuant to
Article IV (including, without limitation, all costs, expenses, damages and other payments resulting from or arising in connection with litigation related to any of the foregoing), all of which expenses are considered by the Partners to constitute expenses of, and for the benefit of, the Partnership.

               D. Purchases of Shares by the General Partner. If the General Partner exercises its rights under the Declaration of Trust to purchase Shares or otherwise elects to purchase from its shareholders Shares in connection with a share repurchase or similar program or for the purpose of delivering such Shares to satisfy an obligation under any dividend reinvestment or equity purchase program adopted by the General Partner, any employee equity purchase plan adopted by the General Partner or any similar obligation or arrangement undertaken by the General Partner in the future, the purchase price paid by the General Partner for those Shares and any other expenses incurred by the General Partner in connection with such purchase shall be considered expenses of the Partnership and shall be reimbursable to the General Partner, subject to the conditions that: (i) if those Shares subsequently are to be sold by the General Partner, the General Partner shall pay to the Partnership any proceeds received by the General Partner for those Shares (provided that a transfer of Shares for Partnership Units pursuant to Section 8.6 would not be considered a sale for such purposes); and (ii) if such Shares are not retransferred by the General Partner within thirty (30) days after the purchase thereof, the General Partner shall cause the Partnership to cancel a number of Partnership Units (rounded to the nearest whole Partnership Unit) held by the General Partner equal to the product attained by multiplying the number of those Shares by a fraction, the numerator of which is one and the denominator of which is the Conversion Factor.

               E. Reimbursement not a Distribution. If and to the extent any reimbursement made pursuant to this Section 7.4 is determined for federal income tax purposes not to constitute a payment of expenses of the Partnership, the amount so determined shall constitute a guaranteed payment with respect to capital within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners and shall not be treated as a distribution for purposes of computing the Partners' Capital Accounts.

               F. Funding for Certain Capital Transactions. In the event that the General Partner shall undertake to acquire (whether by merger, consolidation, purchase, or otherwise) the assets or equity interests of another Person and such acquisition shall require the payment of cash by the General Partner (whether to such Person or to any other selling party or parties in such transaction or to one or more creditors, if any, of such Person or such selling party or parties), (i) the Partnership shall advance to the General Partner the cash required to consummate such acquisition if, and to the extent that, such cash is not to be obtained by the General Partner through an issuance of Shares described in Section 4.2 or pursuant to a transaction described in Section 7.5.B, (ii) the General Partner shall immediately, upon consummation of such acquisition, transfer to the Partnership (or cause to be transferred to the Partnership), in full and complete satisfaction of such advance and as required by Section 7.5, the assets or equity interests of such Person acquired by the General Partner in such acquisition, and (iii) pursuant to and in accordance with Section 4.2 and Section 7.5.B, the Partnership shall issue to the General Partner Partnership Interests and/or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights that are substantially the same as those of any additional Shares, other equity securities, New Securities and/or Convertible Funding Debt, as the case may be, issued by the General Partner in connection with such acquisition (whether issued directly to participants in the acquisition transaction or to third parties in order to obtain cash to complete the acquisition). In addition to, and without limiting the foregoing, in the event that the General Partner engages in a transaction in which (x) the General Partner (or a wholly owned direct or indirect Subsidiary of the General Partner) merges with another entity (referred to as the "Parent Entity") that is organized in the "UPREIT format" (i.e., where the Parent Entity holds substantially all of its assets and conducts substantially all of its operations through a partnership, limited liability company or other entity (referred to as an "Operating Entity")) and the General Partner survives such merger, (y) such Operating Entity merges with or is otherwise acquired by the Partnership in exchange in whole or in part for Partnership Interests, and (z) the General Partner is required or elects to pay part of the consideration in connection with such merger involving the Parent Entity in the form of cash and part of the consideration in the form of Shares, the Partnership shall distribute to the General Partner with respect to its existing Partnership Interest an amount of cash sufficient to complete such transaction and the General Partner shall cause the Partnership to cancel a number of Partnership Units (rounded to the nearest whole number) held by the General Partner equal to the product attained by multiplying the number of additional Shares of the General Partner that the General Partner would have issued to the Parent Entity or the owners of the Parent Entity in such transaction if the entire consideration therefor were to have been paid in Shares by a fraction, the numerator of which is one and the denominator of which is the Conversion Factor.

SECTION 7.5 OUTSIDE ACTIVITIES OF THE GENERAL PARTNER; RELATIONSHIP OF SHARES TO PARTNERSHIP UNITS; FUNDING DEBT

               A. General. Without the Consent of the Outside Limited Partners, the General Partner shall not, directly or indirectly, enter into or conduct any business other than in connection with the ownership, acquisition and disposition of Partnership Interests as General Partner or Limited Partner and the management of the business of the Partnership and such activities as are incidental thereto. Without the Consent of the Outside Limited Partners, the assets of the General Partner shall be limited to Partnership Interests and permitted debt obligations of the Partnership (as contemplated by Section 7.5.F), so that Shares and Partnership Units are completely fungible except as otherwise specifically provided herein; provided that the General Partner shall be permitted to hold such bank accounts or similar instruments or accounts in its name as it deems necessary to carry out its responsibilities and purposes as contemplated under this

Agreement and its organizational documents (provided that accounts held on behalf of the Partnership to permit the General Partner to carry out its responsibilities under this Agreement shall be considered to belong to the Partnership and the interest earned thereon shall, subject to Section 7.4.B, be applied for the benefit of the Partnership); and, provided further that, the General Partner shall be permitted to acquire, directly or through a Qualified REIT Subsidiary or limited liability company, up to a one percent (1%) interest in any partnership or limited liability company at least ninety-nine percent (99%) of the equity of which is owned, directly or indirectly, by the Partnership. The General Partner and any of its Affiliates may acquire Limited Partnership Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partnership Interests.

               B. Repurchase of Shares. If the General Partner exercises its rights under the Declaration of Trust to purchase Shares or otherwise elects to purchase from its shareholders Shares in connection with a share repurchase or similar program or for the purpose of delivering such shares to satisfy an obligation under any dividend reinvestment or share purchase program adopted by the General Partner, any employee share purchase plan adopted by the General Partner or any similar obligation or arrangement undertaken by the General Partner in the future, then the General Partner shall cause the Partnership to purchase from the General Partner that number of Partnership Units of the appropriate class equal to the product obtained by multiplying the number of Shares purchased by the General Partner times a fraction, the numerator of which is one and the denominator of which is the Conversion Factor, on the same terms and for the same aggregate price that the General Partner purchased such Shares.

               C. Forfeiture of Shares. If the Partnership or the General Partner acquires Shares as a result of the forfeiture of such Shares under a restricted or similar share plan, then the General Partner shall cause the Partnership to cancel that number of Partnership Units equal to the number of Shares so acquired, and, if the Partnership acquired such Shares, it shall transfer such Shares to the General Partner for cancellation.

               D. Issuances of Shares. After the Effective Date, the General Partner shall not grant, award, or issue any additional Shares (other than Shares issued pursuant to Section 8.6 hereof, pursuant to a dividend or distribution (including any share split) of Shares to all of its shareholders), or in connection with any acquisition permitted by Section 7.5.A hereof of up to a one percent (1%) interest in any partnership or limited liability company at least ninety-nine percent (99%) of the equity of which is owned, directly or indirectly, by the Partnership), other equity securities of the General Partner, New Securities or Convertible Funding Debt unless (i) the General Partner shall cause, pursuant to Section 4.2.A hereof, the Partnership to issue to the General Partner Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially the same as those of such additional Shares, other equity securities,

New Securities or Convertible Funding Debt, as the case may be, and (ii) the General Partner transfers to the Partnership, as an additional Capital Contribution, the proceeds from the grant, award, or issuance of such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, or from the exercise of rights contained in such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be. Without limiting the foregoing, the General Partner is expressly authorized to issue additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, for less than fair market value, and the General Partner is expressly authorized, pursuant to
Section 4.2.A hereof, to cause the Partnership to issue to the General Partner corresponding Partnership Interests, as long as (a) the General Partner concludes in good faith that such issuance is in the interests of the General Partner and the Partnership (for example, and not by way of limitation, the issuance of Shares and corresponding Partnership Units pursuant to a share purchase plan providing for purchases of Shares, either by employees or shareholders, at a discount from fair market value or pursuant to employee share options that have an exercise price that is less than the fair market value of the Shares, either at the time of issuance or at the time of exercise) and (b) the General Partner transfers all proceeds from any such issuance or exercise to the Partnership as an additional Capital Contribution.

               E. Share Option Plan. If at any time or from time to time, the General Partner sells Shares pursuant to any Share Option Plan, the General Partner shall transfer the net proceeds of the sale of such Shares to the Partnership as an additional Capital Contribution in exchange for an amount of additional Partnership Units equal to the number of Shares so sold divided by the Conversion Factor.

               F. Funding Debt. The General Partner may incur a Funding Debt, including, without limitation, a Funding Debt that is convertible into Shares or otherwise constitutes a class of New Securities ("Convertible Funding Debt"), subject to the condition that the General Partner lend to the Partnership the net proceeds of such Funding Debt; provided that Convertible Funding Debt shall be issued pursuant to Section 7.5.D above; and, provided further that, the General Partner shall not be obligated to lend the net proceeds of any Funding Debt to the Partnership in a manner that would be inconsistent with the General Partner's ability to remain qualified as a REIT. If the General Partner enters into any Funding Debt, the loan to the Partnership shall be on comparable terms and conditions, including interest rate, repayment schedule and costs and expenses, as are applicable with respect to or incurred in connection with such Funding Debt.

SECTION 7.6       TRANSACTIONS WITH AFFILIATES

               A. Transactions with Certain Affiliates. Except as expressly permitted by this Agreement, the Partnership shall not, directly or indirectly, sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, any Partner or any Affiliate of the Partnership that is not also a Subsidiary of the Partnership, except pursuant to transactions that are on terms that are fair and reasonable and no less favorable to the Partnership than would be obtained from an unaffiliated third party.

               B. Conflict Avoidance. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and General Partner on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

               C. Benefit Plans Sponsored by the Partnership. The General Partner in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them.

SECTION 7.7       INDEMNIFICATION

               A. General. The Partnership shall indemnify each Indemnitee to the fullest extent provided by the Act from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from or in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, incurred by the Indemnitee and relating to the Partnership or the General Partner or the operation of, or the ownership of property by, the Partnership or the General Partner as set forth in this Agreement in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guarantee, contractual obligation for any indebtedness or other obligation or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and any insurance proceeds from the liability policy covering the General Partner and any Indemnitee, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.

               B. Advancement of Expenses. Reasonable expenses expected to be incurred by an Indemnitee shall be paid or reimbursed by the Partnership in advance of the final disposition of any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative made or threatened against an Indemnitee upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the

Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7.A has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

               C. No Limitation of Rights. The indemnification provided by this
Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

               D. Insurance. The Partnership may purchase and maintain insurance on behalf of the Indemnitees and such other Persons as the General Partner shall determine against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

               E. Benefit Plan Fiduciary. For purposes of this Section 7.7, (i) excise taxes assessed on an Indemnitee, of for which the Indemnitee is otherwise found liable, with respect to an ERISA Plan pursuant to applicable law shall constitute fines within the meaning of this Section 7.7, and (iii) actions taken or omitted by the Indemnitee with respect to an ERISA Plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of such ERISA Plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

               F. No Personal Liability for Limited Partners. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

               G. Interested Transactions. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

               H. Benefit. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their employees, officers, directors, trustees, heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7, or any provision hereof, shall be prospective only and shall not in any way affect the limitation on the Partnership's liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or related to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

               I. Indemnification Payments Not Distributions. If and to the extent any payments to the General Partner pursuant to this Section 7.7 constitute gross income to the General Partner (as opposed to the repayment of advances made on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners' Capital Accounts.

               J. Exception to Indemnification. Notwithstanding anything to the contrary in this Agreement, the General Partner shall not be entitled to indemnification hereunder for any loss, claim, damage, liability or expense for which the General Partner is obligated to indemnify the Partnership under any other agreement between the General Partner and the Partnership.

SECTION 7.8       LIABILITY OF THE GENERAL PARTNER

               A. General. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission unless the General Partner acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.

               B. No Obligation to Consider Separate Interests of Limited Partners or Shareholders. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

               C. Actions of Agents. Subject to its obligations and duties as General Partner set forth in Section 7.1.A, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

               D. Effect of Amendment. Notwithstanding any other provision contained herein, any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

SECTION 7.9       OTHER MATTERS CONCERNING THE GENERAL PARTNER

               A. Reliance on Documents. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

               B. Reliance on Advisors. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

               C. Action Through Agents. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

               D. Actions to Maintain REIT Status or Avoid Taxation of the General Partner Entity. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner Entity to qualify as a REIT or (ii) to allow the General Partner Entity to avoid incurring any liability for taxes under Section 857 or 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

               E. Actions to Maintain REOC Status. If and so long as the Partnership Interests of "benefit plan investors" is "significant" (as such terms, or terms succeeding thereto with the same objective, are used in 29 C.F.R. ss. 2510.3-101(f) (such regulation or successor regulation being known as the "Plan Assets Regulation")), or if necessary so that the underlying assets of the General Partner will not be "plan assets" (as such term is defined in the Plan Assets Regulations) of any ERISA Partner, then the General Partner shall conduct the affairs of the Partnership in such manner so that the Partnership shall qualify as a "real estate operating company" (REOC"), as that term is used in the Plan Assets Regulations, and so that the assets of the Partnership will not be plan assets of any ERISA Partner.

                      (i) If the General Partner, pursuant to this Section 7.09.E, intends to conduct the affairs of the Partnership as a REOC, the General Partner shall deliver to each ERISA Partner an opinion of counsel reasonably acceptable to each ERISA Partner and upon which such ERISA Partner may rely with respect to the Partnership's REOC status as of the "initial valuation date" and, if requested in writing by an ERISA Partner, as of each "annual valuation period" (as those terms, or terms succeeding thereto with the same objective, are defined in the Plan Assets Regulation). Such opinion of counsel shall state, (A) as to the opinion respecting the "initial valuation date," that the Partnership shall qualify as a REOC for the period beginning on such "initial valuation date" and ending on the last day of the first "annual valuation period," and (B) as to each annual opinion respecting each "annual valuation period," that the Partnership shall qualify as a REOC for the 12-month period following the last day of such "annual valuation period." Such opinion of counsel may rely upon, among other things, a certificate of the General Partner as to the exercise of management rights with respect to one or more investments (other than short-term investments pending long-term commitment or distribution to investors) during the appropriate period and as to a description of such investments, and also shall state whether the Partnership has included in a certification to the opinion a statement to the effect that on such "initial valuation date" or during such "annual valuation period" at least 50 percent of Partnership assets (other than short-term investments pending long-term commitment or distribution to investors), valued at cost, were invested in real estate investments as described in the Plan Assets Regulation.

                      (ii) If the opinion described in this subsection is not provided in the affirmative, or if any ERISA Partner shall obtain and deliver to the General Partner an opinion of counsel to such ERISA Partner (which opinion shall be reasonably satisfactory to the General Partner) that there is a reasonable probability that either the Partnership was not or will not be a REOC for a period in which either (i) participation by benefit plan investors in the Partnership is significant or (ii) REOC status is necessary so that the underlying assets of the General Partner will not be plan assets and the General Partner does not obtain an opinion to the contrary reasonably acceptable to each such ERISA Partner within fifteen (15) days of its receipt of the opinion delivered by the ERISA Partner (it being understood that the existence or reaffirmation of the opinion delivered by the ERISA Partner to the General Partner shall not constitute the sole basis of any ERISA Partner's determination that the opinion delivered within fifteen days by the General Partner is not reasonably satisfactory), then the General Partner is hereby authorized and empowered to take such actions as it deems necessary and appropriate to mitigate, prevent, or cure such adverse consequences as might result to an ERISA Partner from the underlying assets of the Partnership being assets of an ERISA Partner or the underlying assets of the General Partner being assets of any ERISA Partner.

SECTION 7.10      RELIANCE BY THIRD PARTIES

               Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership, to enter into any contracts on behalf of the Partnership and to take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any

Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

SECTION 7.11      RESTRICTIONS ON GENERAL PARTNER'S AUTHORITY

               A. Consent Required. The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written Consent of (i) all Partners adversely affected or (ii) such lower percentage of the Limited Partnership Interests as may be specifically provided for under a provision of this Agreement or the Act.

               B. Sale of All Assets of the Partnership. Except as provided in
Article XIII, the General Partner may not, directly or indirectly, cause the Partnership to sell, exchange, transfer or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions (including by way of merger (including a triangular merger), consolidation or other combination with any other Persons)
(i) if such merger, sale or other transaction is in connection with a Termination Transaction permitted under Section 11.2.B hereof, without the Consent of the Partners holding at least a majority of the then outstanding Partnership Units (including any Partnership Units held by the General Partner), or (ii) otherwise, without the Consent of the Outside Limited Partners.

               C. Communications Act Investors. Unless otherwise approved in writing by each affected Communications Act Investor (hereinafter defined), the General Partner may not, directly or indirectly, cause the Partnership to invest in any Property or otherwise take any action that (i) would result in the Communications Act Investor being placed in a position whereby it would have or be deemed to have the right to act for any third party in selecting or dealing with any interexchange carrier (which, for purposes hereof, shall include satellite telecommunication service) in providing long distance service between local access and transport areas which originates in any State within the region in which the affected Communications Act Investor (or the operating company affiliate thereof) provides wireline telephone local exchange service, (but in no event shall the foregoing be deemed to prohibit the Partnership from contracting with a third party to perform such functions on a discretionary basis as part of its property management duties where such activity is a necessary adjunct to an investment and such activities, in the aggregate, are not significant in relation to the Partnership's business activities taken as a whole), or (ii) would cause a significant percentage of the Partnership's gross income from any Property to be attributable to either the provision or resale of long distance service between local access and transport areas which originates in any State within the region in which the affected Communications Act Investor (or the operating company affiliate thereof) provides wireline telephone local exchange service, or the manufacture of telecommunications, customer premises or related equipment. In addition, the Partnership will not engage in any telecommunications activities other than those that may be ancillary to the ownership or operation of its investments or make an investment in a cable television system that would violate the cable-telephone cross-ownership restriction in the Communications Act of 1934, as amended, with regard to the local exchange service area of a Communications Act Investor (or the operating company affiliate thereof). Notwithstanding the foregoing, the Partnership is not precluded from engaging in any telecommunications business or cable business unless such business is found to place the Communications Act Investor in violation of law. The General Partner shall have a period of 120 days following a finding by a court or regulatory body that such a violation exists to use its reasonable best efforts to prevent or eliminate such violation, including, but not limited to, correction of the condition giving rise to the violation, amendment to this Agreement or sale of the relevant property or the interest of the Communications Act Investor therein. A "Communications Act Investor" is a Partner or shareholder of the General Partner that has notified the General Partner that it is subject to the Communications Act of 1934, as amended.

SECTION 7.12      LOANS BY THIRD PARTIES

               The Partnership may incur Debt, or enter into similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any acquisition of property) with any Person upon such terms as the General Partner determines appropriate.

                                  ARTICLE VIII
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

SECTION 8.1       LIMITATION OF LIABILITY

               The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.5, or under the Act.

SECTION 8.2       MANAGEMENT OF BUSINESS

               No Limited Partner or Assignee (other than the General Partner, any of its Affiliates, or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

SECTION 8.3       OUTSIDE ACTIVITIES OF LIMITED PARTNERS

               Subject to Section 7.5 hereof, and subject to any agreements entered into pursuant to Section 7.6.C hereof and to any other agreements entered into by a Limited Partner or its Affiliates with the Partnership or a Subsidiary, any Limited Partner (other than the General Partner) and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct or indirect competition with the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. None of the Limited Partners (other than the General Partner) or any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

SECTION 8.4       RETURN OF CAPITAL

               Except pursuant to the right of redemption set forth in Section 8.6, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. No Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions (except as permitted by Section 4.2.A) or, except to the extent provided by Exhibit C or as permitted by Sections 4.2.A, 5.1.B(i), 6.1.A(ii) and 6.1.B(i), or otherwise expressly provided in this Agreement, as to profits, losses, distributions or credits.

SECTION 8.5       RIGHTS OF LIMITED PARTNERS RELATING TO THE PARTNERSHIP

               A. General. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.D, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense:

                      (1) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by either the General Partner Entity or the Partnership pursuant to the Exchange Act;

                      (2) to obtain a copy of the Partnership's federal, state and local income tax returns for each Partnership Year;

                      (3) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

                      (4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

                      (5) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

               B. Notice of Conversion Factor. The Partnership shall notify each Limited Partner upon request of the then current Conversion Factor and any changes that have been made thereto.

               C. Notice of Extraordinary Transaction of the General Partner Entity. The General Partner Entity shall not make any extraordinary distributions of cash or property to its shareholders or effect a merger (including, without limitation, a triangular merger), a sale of all or substantially all of its assets or any other similar extraordinary transaction without notifying the Limited Partners of its intention to make such distribution or effect such merger, sale or other extraordinary transaction at least twenty (20) Business Days prior to the record date to determine shareholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other extraordinary transaction (or, if no such record date is applicable, at least twenty (20) business days before consummation of such merger, sale or other extraordinary transaction); provided, however, that the General Partner, in its sole discretion, may shorten the required notice period of not less than twenty (20) business days prior to the record date to determine the shareholders eligible to vote upon a merger transaction (but not any of the other transactions covered by this Section 8.5.C.) by up to ten (10) business days (thereby continuing to afford the holders of Units the opportunity to redeem Units under Section 8.6 on or prior to the record date for the shareholder vote on the merger transaction) so long as (i) the General Partner Entity will be the surviving entity in such merger transaction, (ii) immediately following the merger transaction, Persons who held voting securities of the General Partner Entity immediately prior to such merger transaction will hold, solely by reason of the ownership of voting securities of the General Partner Entity immediately prior to the merger transaction, voting securities of the General Partner Entity representing not less than fifty one percent (51%) of the total combined voting power of all outstanding voting securities of the General Partner Entity after such merger, and (iii) in the event that in connection with such merger transaction the Partnership will merge with another entity, the Partnership will be the surviving entity in such merger. This provision for such notice shall not be deemed (i) to permit any transaction that otherwise is prohibited by this Agreement or requires a Consent of the Partners or (ii) to require a Consent on the part of any one or more of the Limited Partners to a transaction that does not otherwise require Consent under this Agreement. Each Limited Partner agrees, as a condition to the receipt of the notice pursuant hereto, to keep confidential the information set forth therein until such time as the General Partner Entity has made public disclosure thereof and to use such information during such period of confidentiality solely for purposes of determining whether to exercise the Redemption Right; provided, however, that a Limited Partner may disclose such information to its attorney, accountant and/or financial advisor for purposes of obtaining advice with respect to such exercise so long as such attorney, accountant and/or financial advisor agrees to receive and hold such information subject to this confidentiality requirement; provided, however, that the General Partner, in its sole discretion, may shorten the required notice period of not less than twenty (20) business days prior to the record date to determine the shareholders eligible to vote upon a merger transaction (but not any of the other transactions covered by this Section 8.5.C.) to a period of not less than ten (10) calendar days (thereby continuing to afford the holders of Units the opportunity to redeem Units under Section 8.6 on or prior to the record date for the shareholder vote on the merger transaction) so long as (i) the General Partner Entity will be the surviving entity in such merger transaction, (ii) immediately following the merger transaction, Persons who held voting securities of the General Partner Entity immediately prior to such merger transaction will hold, solely by reason of the ownership of voting securities of the General Partner Entity immediately prior to the merger transaction, voting securities of the General Partner Entity representing not less than fifty-one percent (51%) of the total combined voting power of all outstanding voting securities of the General Partner Entity after such merger, and (iii) in the event that in connection with such merger transaction the Partnership will merge with another entity, the Partnership will be the surviving entity in such merger.

               D. Confidentiality. Notwithstanding any other provision of this
Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determine in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or (ii) the Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

SECTION 8.6       REDEMPTION RIGHT

               A. General. (i) Subject to Section 8.6.C, at any time on or after the first anniversary date of the issuance of a Partnership Unit to a Limited Partner pursuant to Article IV hereof (which one-year period shall commence upon the issuance of such Partnership Unit regardless of whether such Partnership Unit is designated upon issuance as a Class A Unit, a Class B Unit or otherwise and shall include the period of time from the date such Partnership Unit is issued to such Limited Partner as other than a Class A Unit until the date such Partnership Unit is converted automatically to a Class A Unit pursuant to
Section 4.2.C hereof), or on or after such date prior to the expiration of such one-year period as the General Partner, in its sole and absolute discretion, designates with respect to any or all Class A Units then outstanding, the holder of a Partnership Unit (if other than the General Partner or the General Partner Entity or any Subsidiary of either the General Partner or the General Partner Entity) shall have the right (the "Redemption Right") to require the Partnership to redeem such Partnership Unit, with such redemption to occur on the Specified Redemption Date and at a redemption price equal to and in the form of the Cash Amount to be paid by the Partnership. Any such Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Redemption Right (the "Redeeming Partner"). A Limited Partner may exercise the Redemption Right from time to time, without limitation as to frequency, with respect to part or all of the Units that it owns, as selected by the Limited Partner, provided that a Limited Partner may not exercise the Redemption Right for less than one thousand (1,000) Partnership Units unless such Redeeming Partner then holds less than one thousand (1,000) Partnership Units, in which event such Redeeming Partner must exercise the Redemption Right for all of the Partnership Units held by such Redeeming Partner.

                      (ii) The Redeeming Partner shall have no right with respect to any Partnership Units so redeemed to receive any distributions paid after the Specified Redemption Date with respect to such Partnership Units.

                      (iii) The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 8.6, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Limited Partner's Assignee. In connection with any exercise of such rights by such Assignee on behalf of such Limited Partner, the Cash Amount shall be paid by the Partnership directly to such Assignee and not to such Limited Partner.

                      (iv) If the General Partner Entity provides notice to the Limited Partners, pursuant to Section 8.5.C hereof, the Redemption Right shall be exercisable, without regard to whether the Partnership Units have been outstanding for any specified period, during the period commencing on the date on which the General Partner Entity provides such notice and ending on the record date to determine shareholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other extraordinary transaction (or, if no such record date is applicable, at least twenty (20) business days before the consummation of such merger, sale or other extraordinary transaction). If this subparagraph (iv) applies, the Specified Redemption Date is the date on which the Partnership and the General Partner receive notice of exercise of the Redemption Right, rather than ten (10) Business Days after receipt of the notice of redemption.

               B. General Partner Assumption of Right. (i) If a Limited Partner has delivered a Notice of Redemption, the General Partner may, in its sole and absolute discretion (subject to the limitations on ownership and transfer of Shares set forth in the Declaration of Trust), elect to assume directly and satisfy a Redemption Right by paying to the Redeeming Partner either the Cash Amount or the Shares Amount, as the General Partner determines in its sole and absolute discretion (provided that payment of the Redemption Amount in the form of Shares shall be in Shares registered for resale under Section 12 of the Exchange Act and listed for trading on the exchange or national market on which the Shares are Publicly Traded and, provided further that, if the Shares are not Publicly Traded at the time a Redeeming Partner exercises its Redemption Right, the Redemption Amount shall be paid only in the form of the Cash Amount unless the Redeeming Partner, in its sole and absolute discretion, consents to payment of the

Redemption Amount in the form of the Shares Amount), on the Specified Redemption Date, whereupon the General Partner shall acquire the Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. Unless the General Partner, in its sole and absolute discretion, shall exercise its right to assume directly and satisfy the Redemption Right, the General Partner shall not have any obligation to the Redeeming Partner or to the Partnership with respect to the Redeeming Partner's exercise of the Redemption Right. If the General Partner shall exercise its right to satisfy the Redemption Right in the manner described in the first sentence of this Section 8.6B and shall fully perform its obligations in connection therewith, the Partnership shall have no right or obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of the Redemption Right, and each of the Redeeming Partner, the Partnership and the General Partner shall, for federal income tax purposes, treat the transaction between the General Partner and the Redeeming Partner as a sale of the Redeeming Partner's Partnership Units to the General Partner. Nothing contained in this Section 8.6.B shall imply any right of the General Partner to require any Limited Partner to exercise the Redemption Right afforded to such Limited Partner pursuant to Section 8.6.A.

                      (ii) If the General Partner determines to pay the Redeeming Partner the Redemption Amount in the form of Shares, the total number of Shares to be paid to the Redeeming Partner in exchange for the Redeeming Partner's Partnership Units shall be the applicable Shares Amount. If this amount is not a whole number of Shares, the Redeeming Partner shall be paid (i) that number of Shares which equals the nearest whole number less than such amount plus (ii) an amount of cash which the General Partner determines, in its reasonable discretion, to represent the fair value of the remaining fractional Share which would otherwise be payable to the Redeeming Partner.

                      (iii) Each Redeeming Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of Shares upon exercise of the Redemption Right.

               C. Exceptions to Exercise of Redemption Right. Notwithstanding the provisions of Sections 8.6.A and 8.6.B, a Partner shall not be entitled to exercise the Redemption Right pursuant to Section 8.6.A if (but only as long as) the delivery of Shares to such Partner on the Specified Redemption Date (i) would be prohibited under the Declaration of Trust or (ii) would be prohibited under applicable federal or state securities laws or regulations (in each case regardless of whether the General Partner would in fact assume and satisfy the Redemption Right).

               D. No Liens on Partnership Units Delivered for Redemption. Each Limited Partner covenants and agrees with the General Partner that all Partnership Units delivered for redemption shall be delivered to the Partnership or the General Partner, as the case may be, free and clear of all liens; and, notwithstanding anything contained herein to the contrary, neither the General Partner nor the Partnership shall be under any obligation to acquire Partnership Units which are or may be subject to any liens. Each Limited Partner further agrees that, if any state or local property transfer tax is payable as a result of the transfer of its Partnership Units to the Partnership or the General Partner, such Limited Partner shall assume and pay such transfer tax.

               E. Additional Partnership Interests. If the Partnership issues Partnership Interests to any Additional Limited Partner pursuant to Article IV, the General Partner shall make such revisions to this Section 8.6 as it determines are necessary to reflect the issuance of such Partnership Interests (including setting forth any restrictions on the exercise of the Redemption Right with respect to such Partnership Interests).

                                   ARTICLE IX
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

SECTION 9.1       RECORDS AND ACCOUNTING

               The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

SECTION 9.2       FISCAL YEAR

               The fiscal year of the Partnership shall be the calendar year.

SECTION 9.3       REPORTS

               A. Annual Reports. As soon as practicable, but in no event later than the date on which the General Partner Entity mails its annual report to its shareholders, the General Partner Entity shall cause to be mailed to each Limited Partner an annual report, as of the close of the most recently ended Partnership Year, containing financial statements of the Partnership, or of the General Partner Entity if such statements are prepared solely on a consolidated basis with the Partnership, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner Entity.

               B. Quarterly Reports. If and to the extent that the General Partner Entity mails quarterly reports to its shareholders, as soon as practicable, but in no event later than the date on such reports are mailed, the General Partner Entity shall cause to be mailed to each Limited Partner a report containing unaudited financial statements, as of the last day of such calendar quarter, of the Partnership, or of the General Partner Entity if such statements are prepared solely on a consolidated basis with the Partnership, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

                                    ARTICLE X
                                  TAX MATTERS

SECTION 10.1      PREPARATION OF TAX RETURNS

               The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

SECTION 10.2      TAX ELECTIONS

               Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code; provided, however, that the General Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

SECTION 10.3      TAX MATTERS PARTNER

               A. General. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. Pursuant to
Section 6223(c)(3) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number and profit interest of each of the Limited Partners and any Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners.

               B. Powers. The tax matters partner is authorized, but not required:

                      (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who

                             (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a "notice partner" (as defined in Section 6231(a)(8) of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code);

                      (2) if a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership's principal place of business is located;

                      (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

                      (4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

                      (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

                      (6) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

               The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 shall be fully applicable to the tax matters partner in its capacity as such.

               C. Reimbursement. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm and/or law firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

SECTION 10.4      ORGANIZATIONAL EXPENSES

               The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60) month period as provided in Section 709 of the Code.

SECTION 10.5      WITHHOLDING

               Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. If a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate under the laws of the State of Illinois) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request to perfect or enforce the security interest created hereunder.

                                   ARTICLE XI
                            TRANSFERS AND WITHDRAWALS

SECTION 11.1      TRANSFER

               A. Definition. The term "transfer," when used in this Article XI with respect to a Partnership Interest or a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partnership Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partnership Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term "transfer" when used in this Article XI does not include any redemption or repurchase of Partnership Units by the Partnership from a Partner or acquisition of Partnership Units from a Limited Partner by the General Partner pursuant to Section 8.6 or otherwise. No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

               B. General. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void.

SECTION 11.2      TRANSFERS OF PARTNERSHIP INTERESTS OF GENERAL PARTNER

               A. Except for transfers of Partnership Units to the Partnership as provided in Section 7.5 or Section 8.6, the General Partner may not transfer any of its Partnership Interest (including both its General Partnership Interest and its Limited Partnership Interest) except in connection with a transaction described in Section 11.2.B or as otherwise expressly permitted under this Agreement, nor shall the General Partner withdraw as the General Partner except in connection with a transaction described in Section 11.2.B.

               B. The General Partner shall not engage in any merger (including a triangular merger), consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification, recapitalization or change of outstanding Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of "Conversion Factor") ("Termination Transaction"), unless the Termination Transaction has been approved by the Consent of the Partners holding at least a majority of the then outstanding Partnership Units (including any Partnership Units held by the General Partner) and in connection with which all Limited Partners either will receive, or will have the right to elect to receive, for each Partnership Unit an amount of cash, securities, or other property equal to the product of the Conversion Factor multiplied by the greatest amount of cash, securities or other property paid to a holder of Shares corresponding to such Partnership Unit in consideration of one such Share at any time during the period from and after the date on which the Termination Transaction is consummated; provided that if, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding Shares, each holder of Partnership Units shall receive, or shall have the right to elect to receive without any right of Consent set forth above in this subsection B, the greatest amount of cash, securities, or other property which such holder would have received had it exercised the Redemption Right and received Shares in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer.

SECTION 11.3      LIMITED PARTNERS' RIGHTS TO TRANSFER

               A. General. Subject to the provisions of Sections 11.3.C, 11.3.D, 11.3.E, 11.4 and 11.6, a Limited Partner (other than the General Partner) may transfer with or without the consent of the General Partner, all or any portion of its Partnership Interest, or any of such Limited Partner's rights as a Limited Partner, provided that prior written notice of such proposed transfer is delivered to the General Partner. Notwithstanding the foregoing, any Limited Partner may, at any time, without the consent of the General Partner, (i) transfer all or any portion of its Partnership Interest to the General Partner, (ii) transfer all or any portion of its Partnership Interest to an Affiliate, another original Limited Partner or to an Immediate Family member, subject to the provisions of Section 11.6, (iii) transfer all or any portion of its Partnership Interest to a trust for the benefit of a charitable beneficiary or to a charitable foundation, subject to the provisions of Section 11.6, and (iv) subject to the provisions of Section 11.6, pledge (a "Pledge") all or any portion of its Partnership Interest to a lending institution, which is not an Affiliate of such Limited Partner, as collateral or security for a bona fide loan or other extension of credit, and transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension or credit. Each Limited Partner or Assignee (resulting from a transfer made pursuant to clauses
(i) - (iv) of the proviso of the preceding sentence) shall have the right to transfer all or any portion of its Partnership Interest, subject to the provisions of Section 11.6 and the satisfaction of each of the following conditions (in addition to the right of each such Limited Partner or Assignee to continue to make any such transfer permitted by clauses (i) - (iv) of such proviso without satisfying either of the following conditions):

               (a) GENERAL PARTNER RIGHT OF FIRST REFUSAL. The transferring Partner shall give written notice of the proposed transfer to the General Partner, which notice shall state (i) the identity of the proposed transferee, and (ii) the amount and type of consideration proposed to be received for the transferred Partnership Units. The General Partner shall have ten (10) days upon which to give the transferring Partner notice of its election to acquire the Partnership Units on the proposed terms. If it so elects, it shall purchase the Partnership Units on such terms within ten (10) days after giving notice of such election. If it does not so elect, the transferring Partner may transfer such Partnership Units to a third party, on economic terms no more favorable to the transferee than the proposed terms, subject to the other conditions of this
                    Section 11.3.

               (b) QUALIFIED TRANSFEREE. Any transfer of a Partnership Interest shall be made only to Qualified Transferees.

               It is a condition to any transfer otherwise permitted hereunder (excluding Pledges of a Partnership Interest, but including any transfer of the pledged Partnership Interest, whether to the secured party or otherwise, pursuant to the secured party's exercise of its remedies under such Pledge or the related loan or extension of credit) that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such transferred Partnership Interest and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its reasonable discretion. Notwithstanding the foregoing, any transferee of any transferred Partnership Interest shall be subject to any and all ownership limitations contained in the Declaration of Trust. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substitute Limited Partner, no transferee, whether by a voluntary transfer, by operation of law or otherwise, shall have rights hereunder, other than the rights of an Assignee as provided in Section 11.5.

               B. Incapacitated Limited Partners. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

               C. No Transfers Violating Securities Laws. The General Partner may prohibit any transfer of Partnership Units by a Limited Partner unless it receives a written opinion of legal counsel (which opinion and counsel shall be reasonably satisfactory to the Partnership) to such Limited Partner that such transfer would not require filing of a registration statement under the Securities Act or would not otherwise violate any federal, or state securities laws or regulations applicable to the Partnership or the Partnership Unit or, at the option of the Partnership, an opinion of legal counsel to the Partnership to the same effect.

               D. No Transfers Affecting Tax Status of Partnership. No transfer of Partnership Units by a Limited Partner (including a redemption or exchange pursuant to Section 8.6) may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes or would result in a termination of the

Partnership for federal income tax purposes (except as a result of the redemption or exchange for Shares of all Partnership Units held by all Limited Partners other than the General Partner or the General Partner Entity or any Subsidiary of the General Partner or the General Partner Entity or pursuant to a transaction expressly permitted under Section 7.11.B or Section 11.2), (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of the General Partner Entity to continue to qualify as a REIT or would subject the General Partner Entity to any additional taxes under Section 857 or
Section 4981 of the Code or (iii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code (provided that this clause (iii) shall not be the basis for limiting or restricting in any manner the exercise of the Redemption Right under Section 8.6 unless, and only to the extent that, outside tax counsel provides to the General Partner an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Partnership will be treated as a "publicly traded partnership" and, by reason thereof, taxable as a corporation).

               E. No Transfers to Holders of Nonrecourse Liabilities. No Pledge or transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability unless (i) the General Partner is provided notice thereof and (ii) the lender enters into an arrangement with the Partnership and the General Partner to exchange or redeem for the Redemption Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

SECTION 11.4      SUBSTITUTED LIMITED PARTNERS

               A. Consent of General Partner. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in its place. The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner's failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner. The General Partner hereby grants its consent to the admission as a Substituted Limited Partner to any bona fide financial institution that loans money or otherwise extends credit to a holder of Units and thereafter becomes the owner of such Units pursuant to the exercise by such financial institution of its rights under a Pledge of such Units granted in connection with such loan or extension of credit.

               B. Rights of Substituted Limited Partner. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement. The admission of any transferee as a Substituted Limited Partner shall be conditioned upon the transferee executing and delivering to the Partnership an acceptance of all the terms and conditions of this Agreement (including, without limitation, the provisions of Section 15.11) and such other documents or instruments as may be required to effect the admission.

               C. Amendment of Exhibit A. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, Capital Account, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address, Capital Account and Percentage Interest and interest of the predecessor of such Substituted Limited Partner.

SECTION 11.5      ASSIGNEES

               If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section
11.3 as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain, loss and Recapture Income attributable to the Partnership Units assigned to such transferee, and shall have the rights granted to the Limited Partners under Section 8.6, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all other Partnership Units held by Limited Partners are voted). If any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

SECTION 11.6      GENERAL PROVISIONS

               A. Withdrawal of Limited Partner. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner's Partnership Units in accordance with this Article XI or pursuant to redemption of all of its Partnership Units under Section 8.6.

               B. Termination of Status as Limited Partner. Any Limited Partner who shall transfer all of its Partnership Units in a transfer permitted pursuant to this Article XI or pursuant to redemption of all of its Partnership Units under Section 8.6 shall cease to be a Limited Partner.

               C. Timing of Transfers. Transfers pursuant to this Article XI may only be made upon three business days prior notice, unless the General Partner otherwise agrees.

               D. Allocations. If any Partnership Interest is transferred during any quarterly segment of the Partnership's fiscal year in compliance with the provisions of this Article XI or redeemed or transferred pursuant to
Section 8.6, Net Income, Net Losses,
each item thereof and all other items attributable to such interest for such fiscal year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly, or a monthly proration period, in which event Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be prorated based upon the applicable method selected by the General Partner). Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or redemption occurs shall be allocated to the Person who is a Partner as of midnight on the last day of said month. All distributions of Available Cash attributable to any Partnership Unit with respect to which the Partnership Record Date is before the date of such transfer, assignment or redemption shall be made to the transferor Partner or the Redeeming Partner, as the case may be, and, in the case of a transfer or assignment other than a redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

               E. Additional Restrictions. In addition to any other restrictions on transfer herein contained, including without limitation the provisions of this Article XI, in no event may any transfer or assignment of a Partnership Interest by any Partner (including pursuant to Section 8.6) be made without the express consent of the General Partner, in its sole and absolute discretion, (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law;
(iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) if in the opinion of legal counsel to the Partnership such transfer would cause a termination of the Partnership for federal or state income tax purposes (except as a result of the redemption or exchange for Shares of all Partnership Units held by all Limited Partners or pursuant to a transaction expressly permitted under Section 7.11.B or Section 11.2); (v) if in the opinion of counsel to the Partnership, such transfer would cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the redemption or exchange for Shares of all Partnership Units held by all Limited Partners or pursuant to a transaction expressly permitted under Section 7.11.B or Section 11.2); (vi) if such transfer would cause the Partnership Interests of "benefit plan investors" to become "significant," as those terms are used in Section 7.9.E., or would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(c) of the
Code); (vii) if such transfer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations
Section 2510.1-101; (viii) if such transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (ix) if such transfer is effectuated through an "established securities market" or a "secondary market" (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code or such transfer causes the Partnership to become a "publicly traded partnership," as such term is defined in Section 469(k)(2) or Section 7704(b) of the Code (provided that this clause (ix) shall not be the basis for limiting or restricting in any manner the exercise of the Redemption Right under Section 8.6 unless, and only to the extent that, outside tax counsel provides to the General Partner an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Partnership will be treated as a "publicly traded partnership" and, by reason thereof, taxable as a corporation); (x) if such transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; (xi) such transfer could adversely affect the ability of the General Partner Entity to remain qualified as a REIT; or (xii) if in the opinion of legal counsel for the transferring Partner (which opinion and counsel shall be reasonably satisfactory to the Partnership) or legal counsel for the Partnership, such transfer would adversely affect the ability of the General Partner Entity to qualify as a REIT or subject the General Partner Entity to any taxes under
Section 857 or Section 4981 of the Code.

               F. Avoidance of "Publicly Traded Partnership" Status. The General Partner shall monitor the transfers of interests in the Partnership to determine (i) if such interests are being traded on an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code and (ii) whether additional transfers of interests would result in the Partnership being unable to qualify for at least one of the "safe harbors" set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as "readily tradable on a secondary market (or the substantial equivalent thereof)" within the meaning of
Section 7704 of the Code) (the "Safe Harbors"). The General Partner shall take all steps reasonably necessary or appropriate to prevent any trading of interests or any recognition by the Partnership of transfers made on such markets and, except as otherwise provided herein, to insure that at least one of the Safe Harbors is met; provided, however, that the foregoing shall not authorize the General Partner to limit or restrict in any manner the right of any holder of a Partnership Unit to exercise the Redemption Right in accordance with the terms of Section 8.6 unless, and only to the extent that, outside tax counsel provides to the General Partner an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Partnership will be treated as a "publicly traded partnership" and, by reason thereof, taxable as a corporation.


                                   ARTICLE XII
                              ADMISSION OF PARTNERS

SECTION 12.1      ADMISSION OF A SUCCESSOR GENERAL PARTNER

               A successor to all of the General Partner's General Partnership Interest pursuant to Section 11.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such successor shall carry on the business of the Partnership without dissolution. In such case, the admission shall be subject to such successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

SECTION 12.2      ADMISSION OF ADDITIONAL LIMITED PARTNERS

               A. General. No Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent shall be given or withheld in the General Partner's sole and absolute discretion. A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement, including without limitation, under Section 4.1.C, or who exercises an option to receive Partnership Units shall be admitted to the Partnership as an Additional Limited Partner only with the consent of the General Partner and only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 15.11 and (ii) such other documents or instruments as may be required in the discretion of the General Partner to effect such Person's admission as an Additional Limited Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

               B. Allocations to Additional Limited Partners. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event Net Income, Net Losses, and each item thereof would be prorated based upon the applicable period selected by the General Partner). Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

SECTION 12.3      AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP

               For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to
Section 15.11 hereof.

                                  ARTICLE XIII
                           DISSOLUTION AND LIQUIDATION

SECTION 13.1      DISSOLUTION

               The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("Liquidating Events"):

                      (i)    the expiration of its term as provided in Section
                      2.4 hereof;

                      (ii) an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless within ninety
(90) days after the withdrawal a "majority in interest" (as defined below) of the remaining Partners Consent in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner;

                      (iii) through December 31, 2046, an election to dissolve the Partnership made by the General Partner with the consent of Limited Partners who hold ninety percent (90%) of the outstanding Units held by Limited Partners (including Units held by the General Partner);

                      (iv) an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion after December 31, 2046;

                      (v) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

                      (vi)   the  sale  of  all  or  substantially   all  of
the assets and properties of the Partnership for cash or for marketable securities; or

                      (vii) a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to or at the time of the entry of such order or judgment a "majority in interest" (as defined below) of the remaining Partners Consent in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

               As used in this Article XIII, a "majority in interest" shall refer to Partners (excluding the General Partner) who hold more than fifty percent (50%) of the outstanding Percentage Interests not held by the General Partner.

SECTION 13.2      WINDING UP

               A. General. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner (or, if there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the "Liquidator")) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include equity or other securities of the General Partner or any other entity) shall be applied and distributed in the following order:

                      (1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

                      (2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the General Partner;

                      (3) Third, to the payment and discharge of all of the Partnership's debts and liabilities to the Limited Partners;

                      (4) Fourth, to the holders of Partnership Interests that are entitled to any preference in distribution upon liquidation in accordance with the rights of any such class or series of Partnership Interests, including without limitation, Series A Preferred Units, Series B Preferred Units, and Series C Preferred Units (and, within each such class or series, to each holder thereof pro rata based on the proportion of the total number of outstanding units of such class or series represented by such holder's units of such series or class); and

                      (5) The balance, if any, to the Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

               The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XIII.

               B. Deferred Liquidation. Notwithstanding the provisions of
Section 13.2.A which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as


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

creditors) or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

SECTION 13.3 COMPLIANCE WITH TIMING REQUIREMENTS OF REGULATIONS; RESTORATION OF DEFICIT CAPITAL ACCOUNTS

               A. Timing of Distributions. If the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made under this Article XIII to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations
Section 1.704-1(b)(2)(ii)(b)(2). In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article XIII may be: (A) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership (in which case the assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement); or (B) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership; provided that such withheld amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.

               B. Restoration of Deficit Capital Accounts Upon Liquidation of the Partnership. If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever, except as otherwise set forth in this Section 13.3.B, or as otherwise expressly agreed in writing by the affected Partner and the Partnership after the date hereof. Notwithstanding the foregoing, (i) if the General Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions, and allocations for all Partnership Years or portions thereof, including the year during which such liquidation occurs), the General Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3); (ii) if a Protected Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions, and allocations for all Partnership Years or portions thereof, including the year during which such liquidation occurs), such Protected Partner shall be obligated to make a contribution to the Partnership with respect to any such deficit balance in such Protected Partner's Capital Account upon a liquidation of the Partnership in an amount equal to the lesser of such deficit balance or such Protected Partner's Protected Amount; and (iii) the first sentence of this Section 13.3.B shall not apply with respect to any other Partner to the extent, but only to such extent, that such Partner previously has agreed in writing, with the consent of the General Partner, to undertake an express obligation to restore all or any portion of a deficit that may exist in its Capital Account upon a liquidation of the Partnership (including, without limitations, those Partners who have undertaken "deficit restoration obligations" as defined in Exhibit E). No Limited Partner shall have any right to become a Protected Partner, to increase its Protected Amount, or otherwise agree to restore any portion of any deficit that may exist in its Capital Account, except, and only to the extent, provided in Exhibits E-1 through E-6 (or the agreements described therein), without the express written consent of the General Partners, in its sole and absolute discretion. Any contribution required of a Partner under this Section 13.3.B. shall be made on or before the later of (i) the end of the Partnership Year in which the interest is liquidated or (ii) the ninetieth (90th) day following the date of such liquidation. The proceeds of any contribution to the Partnership made by a Protected Partner with respect to a deficit in such Protected Partner's Capital Account balance shall be treated as a Capital Contribution by such Protected Partner and the proceeds thereof shall be treated as assets of the Partnership to be applied as set forth in Section 13.2.A.

               C. Restoration of Deficit Capital Accounts Upon a Liquidation of a Partner's Interest by Transfer. If a Protected Partner's interest in the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) (other than in connection with a liquidation of the Partnership) which term shall include a redemption by the Partnership of such Protected Partner's interest upon exercise of the Redemption Right, and such Protected Partner is designated on Exhibit E as Part II Protected Partner, such Protected Partner shall be required to contribute cash to the Partnership equal to the lesser of (i) the amount required to increase its Capital Account balance as of such date to zero, or (ii) such Protected Partner's Protected Amount. For this purpose, (i) the Protected Partner's deficit Capital Account balance shall be determined by taking into account all contributions, distributions, and allocations for the portion of the Partnership Year ending on the date of the liquidation or redemption, and (ii) solely for purposes of determining such Protected Partner's Capital Account balance, the General Partner shall redetermine the Carrying Value of the Partnership's assets on such date based upon the principles set forth in Sections 1.D.(3) and (4) of Exhibit B hereto, and shall take into account the Protected Partner's allocable share of any Unrealized Gain or Unrealized Loss resulting from such redetermination in determining the balance of its Capital Account. The amount of any payment required hereunder shall be due and payable within the time period specified in the second to last sentence of Section 13.3.B.

               D. Effect of the Death of a Protected Partner. After the death of a Protected Partner who is an individual, the executor of the estate of such Protected Partner may elect to reduce (or eliminate) the Protected Amount of such Protected Partner. Such elections may be made by such executor by delivering to the General Partner within two hundred and seventy (270) days of the death of such Limited Partner, a written notice setting forth the maximum deficit balance in its Capital Account that such executor agrees to restore under this Section 13.3, if any. If such executor does not make a timely election pursuant to this Section 13.3 (whether or not the balance in the applicable Capital Account is negative at such time), then the Protected Partner's estate (and the beneficiaries thereof who receive distributions of Partnership Interests therefrom) shall be deemed a Protected Partner with a Protected Amount in the same amount as the deceased Protected Partner. Any Protected Partner which itself is a partnership may likewise elect, after the date of its partner's death to reduce (or eliminate) its Protected Amount by delivering a similar notice to the General Partner within the time period specified above, and in the absence of any such notice the Protected Amount of such Protected Partner shall not be reduced to reflect the death of any of its partners.

SECTION 13.4      RIGHTS OF LIMITED PARTNERS

               Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise expressly provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner as to the return of its Capital Contributions, distributions, or allocations.

SECTION 13.5      NOTICE OF DISSOLUTION

               If a Liquidating Event occurs or an event occurs that would, but for provisions of an election or objection by one or more Partners pursuant to
Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner).

SECTION 13.6      CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP

               Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

SECTION 13.7      REASONABLE TIME FOR WINDING UP

               A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2, to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners during the period of liquidation.

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

SECTION 13.8      WAIVER OF PARTITION

               Each Partner hereby waives any right to partition of the Partnership property.

SECTION 13.9      LIABILITY OF LIQUIDATOR

               The Liquidator shall be indemnified and held harmless by the Partnership in the same manner and to the same degree as an Indemnitee may be indemnified pursuant to Section 7.7.

                                   ARTICLE XIV
                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

SECTION 14.1      AMENDMENTS

               A. General. Amendments to this Agreement may be proposed by the General Partner or by any Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests. Following such proposal (except an amendment pursuant to Section 14.1.B), the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal. Except as provided in Section 14.1.B, 14.1.C or 14.1.D, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Partners holding a majority of the Percentage Interests of the Limited Partners (including Limited Partnership Interests held by the General Partner).

               B. Amendments Not Requiring Limited Partner Approval. Notwithstanding Section 14.1.A or 14.1.C, the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

                      (1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

                      (2) to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement (which may be effected through the replacement of Exhibit A with an amended Exhibit A);


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
                      (3) to set forth the designations, rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to Article IV;

                      (4) to reflect a change that does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions of this Agreement, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

                      (5) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal, state or local agency or contained in federal, state or local law.

               The General Partner shall notify the Limited Partners when any action under this Section 14.1.B is taken in the next regular communication to the Limited Partners; provided, however, that no notice need be given of any amendment of this Agreement to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement (whether or not effected through the replacement of Exhibit A with an amended Exhibit A). For purposes of the immediately preceding sentence, notwithstanding any other means by which the General Partner may provide any such notice to the Limited Partners, such notice requirement shall be deemed to have been satisfied upon the filing with the Securities and Exchange Commission by the Partnership of any amendment to this Agreement permitted under this Section 14.1.B as an exhibit to (i) a registration statement filed by the Partnership under the Securities Act or (ii) any report or other document filed by the Partnership under the Exchange Act.

               C. Amendments Requiring Limited Partner Approval (Excluding the General Partner). Notwithstanding Section 14.1.A, without the Consent of the Outside Limited Partners, the General Partner shall not amend Section 4.2.A,
Section 5.1.E, Section 7.1.A (second sentence only), Section 7.5, Section 7.6,
Section 7.8, Section 7.11.B, Section 11.2, Section 13.1 (other than Section 13.1(iii) which can be amended only with a Consent of 90% of the Partnership Units (including Partnership Units held by the General Partner)), the last sentence of Section 11.4.A (provided that no such amendment shall in any event adversely affect the rights of any lender who made a loan or who extended credit and received in connection therewith a Pledge of Units prior to the date such amendment is adopted unless, and only to the extent such lender consents thereto), this Section 14.1.C or Section 14.2.

               D. Other Amendments Requiring Certain Limited Partner Approval. Notwithstanding anything in this Section 14.1 to the contrary, this Agreement shall not be amended with respect to any Partner adversely affected without the Consent of such Partner, or any Assignee who is a bona fide financial institution that loans money or otherwise extends credit to a holder of Units, adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a general partner's interest,

(ii) modify the limited liability of a Limited Partner, (iii) amend Section 7.11.A, (iv) amend Article V or Article VI (except as permitted pursuant to Sections 4.2, 5.1.E, 5.4, 6.2 and 14.1(B)(3)), (v) amend Section 8.6 or any defined terms set forth in Article I that relate to the Redemption Right (except as permitted in Section 8.6.E), or (vi) amend Sections 11.3 or 11.5, or any additional restrictions from Section 11.6.E or amend Sections 14.1.B(4) or 14.1.D. This Section 14.1.D does not require unanimous consent of all Partners adversely affected unless the amendment is to be effective against all Partners adversely affected.

SECTION 14.2      MEETINGS OF THE PARTNERS

               A. General. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.1.A. Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Percentage Interests held by Limited Partners (including Limited Partnership Interests held by the General Partner) shall control.

               B. Actions Without a Meeting. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

               C. Proxy. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven
(11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of written notice thereof.

               D. Conduct of Meeting. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deem appropriate.

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

                                   ARTICLE XV
                               GENERAL PROVISIONS

SECTION 15.1      ADDRESSES AND NOTICE

               Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in Exhibit A or such other address as the Partners shall notify the General Partner in writing.

SECTION 15.2      TITLES AND CAPTIONS

               All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" "Sections" and "Exhibits" are to Articles, Sections and Exhibits of this Agreement.

SECTION 15.3      PRONOUNS AND PLURALS

               Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

SECTION 15.4      FURTHER ACTION

               The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

SECTION 15.5      BINDING EFFECT

               This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

SECTION 15.6      CREDITORS

               Other than as expressly set forth herein with regard to any Indemnitee, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

SECTION 15.7      WAIVER

               No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

SECTION 15.8      COUNTERPARTS

               This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

SECTION 15.9      APPLICABLE LAW

               This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

SECTION 15.10     INVALIDITY OF PROVISIONS

               If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

SECTION 15.11     POWER OF ATTORNEY

               A. General. Each Limited Partner and each Assignee who accepts Partnership Units (or any rights, benefits or privileges associated therewith) is deemed to irrevocably constitute and appoint the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

                      (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or any Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property, (b) all instruments that the General Partner or any Liquidator deem appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms, (c) all conveyances and other instruments or documents that the General Partner or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation, (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, XII or XIII hereof or the Capital Contribution of any Partner and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

                      (2) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

               Nothing contained in this Section 15.11 shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article XIV hereof or as may be otherwise expressly provided for in this Agreement.

               B. Irrevocable Nature. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner or any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

SECTION 15.12     ENTIRE AGREEMENT

               This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any prior written oral understandings or agreements among them with respect thereto.

SECTION 15.13     NO RIGHTS AS SHAREHOLDERS

               Nothing contained in this Agreement shall be construed as conferring upon the holders of the Partnership Units any rights whatsoever as shareholders of the General Partner, including, without limitation, any right to receive dividends or other distributions made to shareholders of the General Partner or to vote or to consent or receive notice as shareholders in respect to any meeting of shareholders for the election of trustees of the General Partner or any other matter.

SECTION 15.14     LIMITATION TO PRESERVE REIT STATUS

               To the extent that any amount paid or credited to the General Partner or any of its officers, trustees, employees or agents pursuant to
Section 7.4 or Section 7.7 would constitute gross income to the General Partner for purposes of Section 856(c)(2) or 856(c)(3) of the Code (a "General Partner Payment") then, notwithstanding any other provision of this Agreement, the amount of such General Partner Payment for any fiscal year shall not exceed the lesser of:

                      (i)  an  amount  equal  to the  excess,  if any,  of
(a) 4.20% of the General Partner's total gross income (but not including the amount of any General Partner Payments) for the fiscal year which is described in subsections (A) though (H) of Section 856(c)(2) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(2) of the Code) derived by the General Partner from sources other than those described in subsections (A) through (H) of Section 856(c)(2) of the Code (but not including the amount of any General Partner Payments); or

                      (ii) an amount equal to the excess, if any of (a) 25% of the General Partner's total gross income (but not including the amount of any General Partner Payments) for the fiscal year which is described in subsections
(A) through (I) of Section 856(c)(3) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(3) of the Code) derived by the General Partner from sources other than those described in subsections (A) through (I) of Section 856(c)(3) of the Code (but not including the amount of any General Partner Payments); provided, however, that General Partner Payments in excess of the amounts set forth in subparagraphs (i) and (ii) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts would not adversely affect the General Partner's ability to qualify as a REIT. To the extent General Partner Payments may not be made in a year due to the foregoing limitations, such General Partner Payments shall carry over and be treated as arising in the following year, provided, however, that such amounts shall not carry over for more than five years, and if not paid within such five year period, shall expire; provided further, that (i) as General Partner Payments are made, such payments shall be applied first to carry over amounts outstanding, if any, and (ii) with respect to carry over amounts for more than one Partnership Year, such payments shall be applied to the earliest Partnership Year first.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                               GENERAL PARTNER:

                                               EQUITY OFFICE PROPERTIES TRUST

                                               By:       /s/ Stanley M. Stevens
                                                  -----------------------------
                                               Name:      Stanley M. Stevens
                                               Title:     Executive Vice
                                                          President, Chief
                                                          Legal Counsel and
                                                          Secretary

                                               LIMITED PARTNERS:

                                               By:   Equity Office Properties
                                                     Trust, as Attorney-in-Fact
                                                     for  the  Limited Partners

                                                     By:  /s/ Stanley M. Stevens
                                                     ---------------------------
                                                     Name:  Stanley M. Stevens
                                                     Title: Executive Vice
                                                            President,
                                                            Chief Legal
                                                            Counsel and
                                                            Secretary

                                               For purposes of Section 8.6
                                               hereof:
                                               EQUITY OFFICE PROPERTIES TRUST

                                               By:        /s/ Stanley M. Stevens
                                                  ------------------------------
                                               Name:   Stanley M. Stevens
                                               Title:  Executive Vice President,
                                                       Chief Legal Counsel and
                                                       Secretary

                                    EXHIBIT A

                       PARTNERS AND PARTNERSHIP INTERESTS


                                                        CLASS A AND CLASS B UNITS
                                                        -------------------------

                                                                INITIAL         PERCENTAGE
NAME AND ADDRESS OF PARTNER              PARTNERSHIP UNITS   CAPITAL ACCOUNT    INTEREST (4)
---------------------------              -----------------   ---------------    ------------


GENERAL PARTNER:
----------------

Equity Office Properties Trust
Two North Riverside Plaza
Suite 2200
Chicago, Illinois  60606




LIMITED PARTNERS:
-----------------


TOTAL CLASS A AND CLASS B UNITS                                                  100.00000%
                                                                                 ==========

                                                        SERIES A PREFERRED UNITS
                                                        ------------------------
                                                                 INITIAL
NAME AND ADDRESS OF PARTNER                PARTNERSHIP           CAPITAL         PERCENTAGE
---------------------------                   UNITS              ACCOUNT         INTEREST (4)
                                           -----------           -------         ------------



TOTAL SERIES A PREFERRED UNITS                                                   100.00000%
                                                                                 ==========

                                                        SERIES B PREFERRED UNITS
                                                        ------------------------
                                                                 INITIAL
NAME AND ADDRESS OF PARTNER                PARTNERSHIP           CAPITAL         PERCENTAGE
---------------------------                   UNITS              ACCOUNT         INTEREST (4)
                                           -----------           -------         ------------



TOTAL SERIES B PREFERRED UNITS                                                   100.00000%
                                                                                 ==========


                                                        SERIES C PREFERRED UNITS
                                                        ------------------------
                                                                 INITIAL
NAME AND ADDRESS OF PARTNER                PARTNERSHIP           CAPITAL         PERCENTAGE
---------------------------                   UNITS              ACCOUNT         INTEREST (4)
                                           -----------           -------         ------------



TOTAL SERIES C PREFERRED UNITS                                                   100.00000%
                                                                                 ==========


NOTES:

(1) 194 Class A Units were cancelled to provide cash for fractional share amounts in connection with the merger of Beacon Properties Corporation into Equity Office Properties Trust on December 19, 1997.

(2)  Beacon Partner
(3)  Class B Units.
(4) For purposes of this calculation, the Class A Units and Class B Units are treated as one class. Of the aggregate Partnership Interests currently outstanding, the percentage of each class and series are as follows:

               Class A and B Units (collectively)                %
               Series A Preferred Units                          %
               Series B Preferred Units                          %
               Series C Preferred Units                          %

                                                           100.00%

(5) Acquired in connection with acquisition of Palo Alto.

                                    EXHIBIT B

                           CAPITAL ACCOUNT MAINTENANCE

1.      Capital Accounts of the Partners

        A. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section l.704-l(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with
Section 1.B hereof and allocated to such Partner pursuant to Section 6.1 of the Agreement and Exhibit C thereof, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1 of the Agreement and Exhibit C thereof.

        B. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a) (1) of the Code shall be included in taxable income or loss), with the following adjustments:

               (1) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners' Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section l.704-1(b)(2)(iv)(m)(4).

               (2) The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Sections 705(a)(l)(B) or 705(a)(2)(B) of the Code are not includible in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

               (3) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

               (4) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

               (5) In the event the Carrying Value of any Partnership Asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

               (6) Any items specially allocated under Section 2 of Exhibit C to the Agreement hereof shall not be taken into account.

         C. A transferee (including any Assignee) of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor.

        D.     (1)    Consistent with the provisions of Regulations
                      Section 1.704-1(b)(2)(iv)(f),  and as  provided in
                      Section 1.D(2), the Carrying Values of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section 1.D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.

               (2)    Such adjustments shall be made as of the following times:
                      (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations
                      Section 1.704-l(b)(2)(ii)(g), provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

               (3) In accordance with Regulations Section 1.704-l(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

               (4) In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article XIII of the Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate fair market value among the assets of the Partnership in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties.

        E. The provisions of the Agreement (including this Exhibit B and the other Exhibits to the Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification without regard to Article XIV of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to
Article XIII of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section l.704-l(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section l.704-1(b).

2.      No Interest

        No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

3.      No Withdrawal

        No Partner shall be entitled to withdraw any part of its Capital Contribution or Capital Account or to receive any distribution from the Partnership, except as provided in Articles IV, V, VII and XIII of the Agreement.

                                    EXHIBIT C

                            SPECIAL ALLOCATION RULES

1.             Special Allocation Rules.

               Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:

               A. Minimum Gain Chargeback. Notwithstanding the provisions of
Section 6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 1.A only, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of this Agreement with respect to such Partnership Year and without regard to any decrease in Partner Minimum Gain during such Partnership Year.

               B. Partner Minimum Gain Chargeback. Notwithstanding any other provision of Section 6.1 of this Agreement or any other provisions of this Exhibit C (except Section 1.A hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner and Limited Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 1.B, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section
6.1 of the Agreement or this Exhibit with respect to such Partnership Year, other than allocations pursuant to Section 1.A hereof.

               C. Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), l.704-1(b)(2)(ii)(d)(5), or
1.704-l(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 1.A and 1.B hereof with respect to such Partnership Year, such Partner has an Adjusted Capital Account Deficit, items of

Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership Year) shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 1.C is intended to constitute a "qualified income offset" under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

               D. Gross Income Allocation. In the event that any Partner has an Adjusted Capital Account Deficit at the end of any Partnership Year (after taking into account allocations to be made under the preceding paragraphs hereof with respect to such Partnership Year), each such Partner shall be specially allocated items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership Year) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit.

               E. Nonrecourse Deductions. Nonrecourse Deductions for any Partnership Year shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio for such Partnership Year to the numerically closest ratio which would satisfy such requirements.

               F. Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

               G. Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent Exhibit E-1 with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

2.      Allocations for Tax Purposes

               A. Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

               B. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

                      (1) (a) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners consistent with the principles of
                             Section 704(c) of the Code to take into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution (taking into account Section 2.C of this Exhibit
                             C); and

                             (b) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

                      (2) (a) In the case of an Adjusted Property, such items shall (i) first, be allocated among the Partners in a manner consistent with the principles of
                             Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B;

                                    (ii) second, in the event such property was
                             originally a Contributed Property, be allocated among the Partners in a manner consistent with
                             Section 2.B(1) of this Exhibit C; and

                             (b) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

                      (3) all other items of income, gain, loss and deduction shall be allocated among the Partners the same manner as their correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

               C. To the extent Regulations promulgated pursuant to Section 704(c) of the Code permit a Partnership to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the General Partner shall, subject to the following, have the authority to elect the method to be used by the Partnership and such election shall be binding on all Partners; provided that, to the extent that the General Partner has agreed to use a particular method with respect to a

Contributed Property, the General Partner shall be bound by such agreement (including, without limitation, the agreements set forth in Exhibit E hereto) pursuant to the terms thereof. With respect to the Contributed Property transferred to the Partnership in connection with the Consolidation and the BRE/Worldwide L.L.C. purchase, the Partnership shall elect to use the "traditional method" set forth in Treasury Regulation sec. 1.704-3(b).

                                    EXHIBIT D

                              NOTICE OF REDEMPTION

               The undersigned hereby irrevocably (i) redeems _________ Partnership Units in EOP Operating Limited Partnership in accordance with the terms of the Agreement of Limited Partnership of EOP Operating Limited Partnership, as amended, and the Redemption Right referred to therein, (ii) surrenders such Partnership Units and all right, title and interest therein and
(iii) directs that the Cash Amount or Shares Amount (as determined by the General Partner) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if Shares are to be delivered, such Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies that the undersigned
(a) has marketable and unencumbered title to such Partnership Units, free and clear of the rights of or interests of any other person or entity, (b) has the full right, power and authority to redeem and surrender such Partnership Units as provided herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such redemption and surrender.

               Dated:                 Name of Limited Partner:
                    ------------                              -----------------

                                         --------------------------------------
                                         (Signature of Limited Partner)

                                         --------------------------------------
                                         (Street Address)

                                         --------------------------------------
                                         (City)           (State)    (Zip Code)

                            Signature Guaranteed by:

                                         --------------------------------------



               IF SHARES ARE TO BE ISSUED, ISSUE TO:

               Name:
                     -------------------------------------------------

               Social Security or tax identifying number:
                                                          ---------------------

                                    EXHIBIT E

                    PROTECTED PARTNERS AND PROTECTED AMOUNTS


PART I PROTECTED PARTNERS                   PROTECTED AMOUNT
-------------------------                   ----------------




PART II PROTECTED PARTNERS
--------------------------






(1) Protected Amount is the Deficit Obligation or Indemnity Obligation, as applicable, as provided in the First Prior Amendment to the Original Partnership Agreement, as set forth in Exhibit E-1.

(2) Protected Amount is the Deficit Obligation or Indemnity Obligation, as applicable, as provided in the Second Prior Amendment to the Original Partnership Agreement, as set forth in Exhibit E-2.

(3) Protected Amount is the DRO Amount or any applicable Partner Contribution Amount, as defined in the Third Prior Amendment to the Original Partnership Agreement, as set forth in Exhibit E-3.

(4) Protected Amount is the Deficit Obligation as defined in the Prior Addendum, dated April 21, 1998, to the Original Partnership Agreement, as set forth in Exhibit E-4.

(5) Protected Amount is as defined in the Tenth Prior Amendment to the Original Partnership Agreement, as set forth in Exhibit E-5.

(6) Protected Amount is as provided for in Exhibit E-6.

                                   EXHIBIT E-1

                                 (CAP AGREEMENT)

               BACKGROUND

               On September 2, 1997, pursuant to a closing under that certain Agreement for Contribution of Real Estate and Related Property dated as of August 1, 1997, by and among the Partnership, the General Partner, Columbus America Properties, L.L.C. ("CAP"), and certain members of CAP (the "Contribution Agreement"), CAP received 1,690,000 Class A Units, subject to adjustment as provided in the Contribution Agreement, (referred to as the "CAP Units"), in exchange for the office properties known as Texaco Center, LL&E Tower and 601 Tchoupitoulas Garage (collectively, the "CAP Properties"). In connection with the issuance of the CAP Units, the First Prior Amendment to the Original Partnership Agreement was executed, which set forth specific agreements regarding certain additional rights and obligations of CAP and which was later amended by the Sixth Prior Amendment to the Original Partnership Agreement. Such specific agreements are described below.

               All capitalized terms used in this Exhibit E-1 and not otherwise defined have the meanings assigned in the Agreement.

SPECIFIC AGREEMENTS

               1. Notwithstanding any other provision in the Agreement to the contrary and in addition to (and not in lieu thereof) any and all other rights of CAP under the Agreement:

                      (i) The holders of the CAP Units shall have the right at any time and from time to time, to exchange all or any number of such CAP Units at the request of such holder for Shares in the form required in
Section 8.6.B(i) of the Agreement, but subject in all respects to the terms of a certain Registration Rights Agreement dated as of September 2, 1997, by and among the General Partner, CAP and the other signatories thereto; and

                      (ii) CAP shall have the right, exercisable upon written notice to Partnership at any time and from time to time before the earlier to occur of (a) September 3, 2000, or (b) the date that CAP shall have either transferred or converted all of its CAP Units into Shares, to require the Partnership or the General Partner to acquire all, or any portion or portions, of the CAP Units at $29.00 per CAP Unit. The price for such CAP Units shall be paid by the Partnership or the General Partner in immediately available funds not less than five (5) days after receipt of such notice from CAP. The CAP
Units shall be conveyed to the Partnership or the General Partner, as applicable, free and clear of all liens and encumbrances, other than those liens and encumbrances, if any, in favor of General Partner or Partnership. At the closing of the acquisition of the CAP Units by the Partnership or the General Partner, the parties shall execute instruments of assignment and conveyance in the form attached to the First Prior Amendment at "Exhibit B" and an amendment to the Agreement evidencing the assignment of the CAP Units to the

Partnership, or the General Partner, as applicable, and the withdrawal of CAP as a Limited Partner of the Partnership.

               2. Notwithstanding any other provision of the First Prior Amendment (as amended by the Sixth Prior Amendment) or the Agreement to the contrary, upon liquidation of the Partnership, CAP shall be required to contribute to the Partnership the deficit balance in its Capital Account computed in accordance with Section 1.752-2(b)(1) and (2) of the Regulations, provided, however, that such contribution obligation shall not exceed $84,350,000 (the "Deficit Obligation"). CAP specifically waives any right of contribution or subrogation with respect to such Deficit Obligation and neither the General Partner nor any other Partner or other Person shall be required to reimburse CAP for such contribution. Irrespective of the balance in the Capital Account of CAP, CAP agrees to indemnify the Partnership and the General Partner to the extent that the recourse obligations of the Partnership exceed the assets of the Partnership available to satisfy such recourse obligations. This indemnity obligation is intended to protect and hold the Partnership and the General Partner harmless for such recourse obligations without regard to obligations imposed on the General Partner under applicable state law or other contract provisions. This indemnity obligation shall be limited to $84,350,000 (the "Indemnity Obligation"). CAP hereby specifically waives any right of contribution from or subrogation against the General Partner or any other Partner and neither the Partnership nor any other Partner shall be required to contribute to or otherwise reimburse CAP with respect to such indemnity. Upon payment of such indemnity, CAP's Capital Account shall be credited with such payment only to the extent of any deficit in such Capital Account. Amounts paid to the Partnership pursuant to the Deficit Obligation or the Indemnity Obligation shall be used to satisfy the recourse obligations of the Partnership.

               CAP's Deficit Obligation and Indemnity Obligation shall not in the aggregate exceed $84,350,000 (subject to reduction as provided herein). In addition, the Deficit Obligation and the Indemnity Obligation shall be forever reduced to $6,350,000 immediately upon the first placing, after acquisition of the CAP Properties by the Partnership, of a non-recourse third party mortgage on the CAP Properties securing a third party non-recourse loan to the Partnership in an amount not less than $78,000,000.

               Upon the sale, redemption, conversion or other disposition of the CAP Units, the Deficit Obligation and the Indemnity Obligation of CAP under this provision shall terminate proportionately with the number of CAP Units sold, redeemed, converted or otherwise disposed of; provided, however, that a transferee of CAP may, in its sole discretion, assume the Deficit Obligation and/or the Indemnity Obligation of CAP and, in such event, the Deficit Obligation and the Indemnity Obligation shall be the obligations solely of such transferee (but CAP's obligation shall in all events be proportionately terminated as of the date of any such disposition of its interest in the Partnership). Nothing in this paragraph 2 shall in any way affect the sale, exchange, or conversion rights of CAP under the Agreement or under the First and Sixth Prior Amendments.

                                    E-1 - 2

                                   EXHIBIT E-2

                                (1120 AGREEMENT)

               BACKGROUND

               On October 16, 1997, pursuant to a closing under that certain Contribution Agreement dated September 4, 1997, as amended, by and between the Partnership and 1120 20th Street Associates ("1120") (the "Contribution Agreement"), 1120 received 1,645,885 Class A Units, subject to adjustment as provided in the Contribution Agreement, (referred to as the "1120 Units") in exchange for the office property known as One Lafayette Centre, 1120 20th Street, N.W., Washington, D.C. (the "1120 Property"). In connection with the issuance of the 1120 Units, the Second Prior Amendment to the Original Partnership Agreement, which set forth specific agreements regarding certain additional rights and obligations of 1120, was executed. Such specific agreements are described below.

               All capitalized terms used in this Exhibit E-2 and not otherwise defined herein have the meanings assigned in the Agreement.

               SPECIFIC AGREEMENTS

               Notwithstanding any other provision of the Agreement to the contrary, upon liquidation of the Partnership, 1120 shall be required to contribute to the Partnership the deficit balance in its Capital Account computed in accordance with Sections 1.752-2(b)(1) and (2) of the Regulations; provided, however, that such contribution obligation shall not exceed $14,000,000 (the "Deficit Obligation"). 1120 specifically waives any right of contribution or subrogation with respect to such Deficit Obligation and neither the General Partner nor any other Partner or other Person shall be required to reimburse 1120 for such contribution. Irrespective of the balance in the Capital Account of 1120, 1120 agrees to indemnify the Partnership and the General Partner to the extent that the recourse obligations of the Partnership exceed the assets of the Partnership available to satisfy such recourse obligations. This indemnity obligation is intended to protect and hold the Partnership and the General Partner harmless for such recourse obligations without regard to obligations imposed on the General Partner under applicable state law or other contract provisions. This indemnity obligation shall be limited to $14,000,000 (the "Indemnity Obligation"). 1120 specifically waives any right of contribution from or subrogation against the General Partner or any other Partner and neither the Partnership nor any other Partner shall be required to contribute to or otherwise reimburse 1120 with respect to such indemnity. Upon payment of such indemnity, 1120's Capital Amount shall be credited with such payment only to the extent of any deficit in such Capital Account. Amounts paid to the Partnership pursuant to the Deficit Obligation or the Indemnity Obligation shall be used to satisfy the recourse obligations of the Partnership.

               Upon the sale, redemption, conversion or other disposition of the 1120 Units, the Deficit Obligation and the Indemnity Obligation of 1120 under this provision shall terminate; provided, however, a transferee of 1120 may, in its sole discretion, assume the Deficit Obligation and/or the Indemnity Obligation of 1120 and, in such event, the Deficit

Obligation and the Indemnity Obligation shall be the obligation solely of such transferee (but 1120's obligation shall in all events be terminated as of the date of any disposition of its interest in the Partnership). Nothing herein shall in any way effect the sale, exchange or conversion rights of 1120 under the Agreement or under the Second Prior Amendment.



                                     E-2 - 2

                                   EXHIBIT E-3

                           (WRIGHT RUNSTAD AGREEMENT)

BACKGROUND

               On December 16, 1997, (i) pursuant to a closing under that certain Contribution Agreement dated December 16, 1997, by and between the Partnership, WRAM (as defined below), WRH (as defined below) and certain other parties (the "Contribution Agreement") (a) Wright Runstad Asset Management L.P., a Washington limited partnership ("WRAM"), received 446,890 Class B Units in exchange for certain partnership interests ("Titleholder Interests") in Wright Runstad Properties L.P., a Delaware limited partnership (the "Titleholder") and (b) Wright Runstad Holdings L.P., a Washington limited partnership ("WRH"), received 2,168,810 Class B Units in exchange for certain Titleholder Interests; and (ii) pursuant to a closing under that certain Investment Agreement dated December 16, 1997, by and among the Partnership, Wright Runstad Associates Limited Partnership, a Washington limited partnership, ("WRALP"), H. Jon Runstad ("Runstad"), Douglas E. Norberg ("Norberg"), John F. Nordby ("Nordby"), and certain other parties (the "Investment Agreement"), Runstad, Norberg, and Nordby received, in the aggregate, 137,427 Class B Units in exchange for certain limited partnership interests in WRALP ("WRALP Interests"). WRAM and WRH are collectively referred to herein as the "Contributors." Runstad, Norberg, Nordby are collectively referred to herein as the "Principals." The Class B Units issued as described above are referred to herein as the WRP Units. Certain property owned by the Titleholder as described in the Contribution Agreement is referred to herein as the "WRP Property." In connection with the issuance of the WRP Units, the Third Prior Amendment to the Original Partnership Agreement, which set forth specific agreements regarding certain additional rights and obligations of the Contributors and the Principals, was executed. Such specific agreements are described below.

               All capitalized terms used in this Exhibit E-3 and not otherwise defined shall have the meanings assigned to them in the Agreement.

SPECIFIC AGREEMENTS

               1. Right to Assign. Notwithstanding any other provision of this Agreement or of the Third Prior Amendment, each Contributor shall have the right to assign all or any portion of its WRP Units, together with any and all other rights of such Contributor pursuant to the Third Prior Amendment and the Agreement, to one or more of the constituent partners or shareholders, members, partners, or beneficiaries of constituent partners of such Contributor on December 16, 1997, without the need for the consent of the General Partner or any Limited Partner and without being subject to the right of first refusal set forth in Section 11.3.A(a) of the Agreement, but in each case subject to the restrictions and conditions set forth in Sections 11.3.C, 11.3.D, 11.3.E, 11.6.E and 11.6.F of the Agreement. Upon the delivery of written notice of such an assignment to the General Partner, each assignee of WRP Units pursuant to the immediately preceding sentence shall be admitted to the Partnership as a Substituted Limited Partner owning the

WRP Units so assigned and having all of the rights of a Limited Partner under the Agreement and the Third Prior Amendment, subject only to such assignee executing and delivering to the Partnership an acceptance of all of the terms and conditions of the Agreement and such other documents or instruments as the General Partner may reasonably require to effect such admission, in accordance with Section 11.4.B of the Agreement. Each permitted assignee of any of the WRP Units issued to a Contributor pursuant to the Contribution Agreement that is admitted as a Substituted Limited Partner in accordance with this Section 1 or
Article XI of the Agreement, for so long as such Person owns any such WRP Units, is referred to herein as a "Contributor Limited Partner." Upon satisfaction of the condition described in the second sentence of this Section 1, the General Partner shall amend Exhibit A to the Agreement in the manner described in
Section 11.4.C of the Agreement. For purposes of Section 8.6 of the Agreement, each Contributor Limited Partner which is a permitted assignee of a Contributor shall be entitled to exercise its right to require the Partnership to redeem all or any portion of the WRP Units assigned to it by such Contributor at any time.

               2.     Adjustments to Carrying Values.

                      (a) Upon the admission of the Contributors and the Principals to the Partnership and upon the distribution by the Partnership of the Cash Amount to either Contributor or to any Principal or any Contributor Limited Partner pursuant to the exercise of the Redemption Right with respect to the WRP Units held by such Contributor, Principal or Contributor Limited Partner, the Carrying Values of the Assets of the Partnership shall be adjusted in accordance with the procedures described in Section 1.D of Exhibit B to the Agreement; provided, however, that in order to minimize the administrative burden associated with the adjustments required by this
        Section 2(a) in connection with the distribution of the Cash Amount to a Contributor, a Principal or a Contributor Limited Partner, the Partnership shall make the adjustments to the Carrying Values of the Partnership's Assets (and the resulting adjustments to the Capital Accounts of the Partners) only upon the happening of the most material event during the calendar year that is described in Section 1.D(2) of Exhibit B to the Agreement (the "Annual Adjustment"); and provided, further, that upon the distribution of the Cash Amount to a Contributor, a Principal or a Contributor Limited Partner or, at the option of the General Partner, upon the occurrence of any other event described in Section 1.D(2) of Exhibit B to the Agreement, that occurs during any year other than as of the date of the Annual Adjustment, the Partnership shall, at the time of such distribution, make adjustments to the Carrying Values of the Partnership's Assets in accordance with the procedures described in Section 1.D of Exhibit B to the Agreement for purposes of adjusting the Capital Account of such Contributor, such Principal or such Contributor Limited Partner who has exercised his Redemption Right or such other affected Partner, but no such adjustments shall be necessary at such time with respect to the Capital Account balances of Partners who remain Partners through the date of the Annual Adjustment or are otherwise not directly affected by any such other event.

                      (b) Any determination of the fair market value of Partnership assets pursuant to Section 1.D of Exhibit B to the Agreement (for purposes of


                                     E-3-2
        calculating Unrealized Gain or Unrealized Loss), with respect to adjusting the Carrying Values of Partnership assets in connection with the exercise of Redemption Rights by a Contributor, any Principal or any Contributor Limited Partner shall be made by assuming that the aggregate fair market value of all Partnership assets is equal to the aggregate Cash Amount that would be distributed by the Partnership if all Partnership Units held by all Partners (including the General Partner) were redeemed in exchange for the Cash Amount with respect to each such Partnership Unit at such time, provided, however, such valuation methodology shall not be utilized for purposes of determining the fair market value of the Partnership's assets with respect to any such exercise of Redemption Rights in contemplation of an assignment by or reorganization of the Partnership for the benefit of creditors and any liquidation of the Partnership related thereto or following the filing by (or in contemplation of a filing) by the Partnership of a case under Title 11 of the U.S. Code.

               3. Allocations. Notwithstanding the provisions of Section 2.C of Exhibit C to the Agreement, for purposes of allocating items of income, gain, loss and deduction with respect to the WRP Property in the manner required by
Section 704(c) of the Code, the Partnership shall employ, and shall cause any entity controlled by the Partnership which holds title to any of the WRP Property to employ, the "traditional method" as set forth in Regulation Section 1.704-3(b).

               4.     Obligation to Restore Deficit Capital Account.

                      (a) For purposes of this Section 4, the following terms shall have the meanings set forth below:

                                    (i)     "DRO  Amount" means (A) with
               respect to WRAM, $10,873,678, (B) with respect to WRH, $63,014,285 and (C) with respect to each Scheduled Assignee, the amount set forth opposite such Scheduled Assignee's name on
               Schedule 1 hereto.

                                    (ii)    "Partner Contribution Agreement"
               means one or more agreements in favor of that certain partnership or those certain partnerships that are partners in WRH, which were executed concurrently with the Third Prior Amendment and have been assigned by such partnerships to WRH, pursuant to which a Second-Tier Partner has agreed to make certain capital contributions to WRH on the terms and subject to the conditions set forth in such Partner Contribution Agreement.

                                    (iii)   "Partner  Contribution Amount"
               means, with respect to each Second-Tier Partner, the amount set forth opposite such Second-Tier Partner's name on Schedule 1 hereto, which amount is the amount of capital contributions agreed to be made by such Second-Tier Partner pursuant to the Partner Contribution Agreement to which he is a party.


                                     E-3-3

                                    (iv)    "Scheduled Assignee"  means
               each permitted assignee of any of the WRP Units of either WRAM or WRH listed on Schedule 1 hereto and the successors and assigns of such Scheduled Assignee.

                                    (v)     "Second-Tier  Partners" means those
               persons listed on Schedule 1 to the Third Prior Amendment who are partners in certain general partnerships that are partners in WRH and who have executed and delivered one or more Partner Contribution Agreements.

                             (b) Notwithstanding any other provisions of the Agreement, upon liquidation of the Partnership or upon the liquidation of the Partnership Interest of a Contributor or a Scheduled Assignee, each Contributor or Scheduled Assignee whose interest is being liquidated shall contribute to the Partnership, in accordance with Section 1.704-1(b)(2)(ii)(b)(2) of the Regulations, the deficit balance, if any, in its Capital Account, calculated after the allocation for such year of all items of Net Income, Net Losses, Gross Income and Unrealized Gain or Unrealized Loss allocated in accordance with Section 1.D of Exhibit B to the Agreement; provided, however, that in no event shall such contribution obligation for any Contributor or Scheduled Assignee exceed such Contributor's or Scheduled Assignee's DRO Amount. In addition, WRH assigned and conveyed to the Partnership, effective upon distribution of the WRP Units by WRH, all of WRH's rights under each Partner Contribution Agreement provided by a Second-Tier Partner; provided that in no event shall the contribution obligation pursuant to such Partner Contribution Agreement exceed such Second-Tier Partner's Partner Contribution Amount. The obligation pursuant to this Section 4(b) shall be for the benefit of the Partnership, the General Partner, the creditors of the Partnership or any other person to whom any debts, liabilities or obligations are owed by (or who otherwise has any claim against) the Partnership or the General Partner in its capacity as the general partner of the Partnership and shall be enforceable by such parties. Each Contributor and Scheduled Assignee unconditionally and irrevocably waives any subrogation, reimbursement or similar rights to which it might otherwise be entitled as the result of its performance with respect to the obligation created pursuant to Section 4(b), whether such rights arise with respect to the Partnership, another Partner, or a third party; provided, however, that the General Partner shall in all events be entitled to enforce the contribution obligation of a Contributor or Scheduled Assignee undertaken pursuant to Section 4(b).

                             (c) Notwithstanding the foregoing, in the event that the General Partner, pursuant to Section 8.6.B of the Agreement, elects to assume directly and satisfy a Redemption Right exercised by a Contributor or a Scheduled Assignee (a "Tendering Limited Partner"), the General Partner shall assume the obligation of the Tendering Limited Partner pursuant to Section 4(b) above with respect to the WRP Units transferred to the General Partner by such Tendering Limited Partner; provided, however, that if the adjustment to the Carrying Values of Partnership Assets and the related adjustments to the Capital Accounts of the Partners pursuant to Section 2 hereof and Section 1.D of Exhibit B to the Agreement that would have been undertaken pursuant to Section 2 hereof had the

                                     E-3-4

        Partnership satisfied the Redemption Right exercised by such Tendering Limited Partner would have resulted in the Capital Account of the Tendering Limited Partner having a zero or positive balance, then, with respect to such WRP Units acquired from the Tendering Limited Partner, the General Partner shall have no obligation pursuant to Section 4(b) hereof with respect to a liquidation of the Partnership or a liquidation of the Partnership Interest reflected by such WRP Units that occurs more than twelve months following the acquisition of such WRP Units by the General Partner.

                             (d) In the event that the liquidation of the Partnership Interest of a Tendering Limited Partner, other than in connection with the liquidation of the Partnership, would trigger an obligation pursuant to Section 4(b) hereof to contribute an amount to the Partnership, then the Net Income of the Partnership for the portion of such year ending on the Specified Redemption Date with respect to such Tendering Limited Partner shall be specially allocated to such Tendering Limited Partner in the amount necessary to eliminate the deficit balance in its Capital Account remaining after all other adjustments for such year (including any adjustments made pursuant to Section 1.D of Exhibit B to the Agreement).

               5. Maintenance of Recourse Debt. The Partnership shall maintain unsecured liabilities as to which the creditor has recourse to the General Partner, including any such unsecured recourse liabilities (as to which the creditor has recourse to the General Partner in its capacity as General Partner) of any other entity that is allocable to the Partnership, in an aggregate amount not less than the amount necessary such that: (a) prior to the distribution by WRAM and WRH of WRP Units issued to them pursuant to the Contribution Agreement, the amount of Partnership recourse liabilities allocated to each of WRAM and WRH shall be not less than its DRO Amount; and
(b) following the distribution by WRAM and WRH of WRP Units issued to them pursuant to the Contribution Agreement, the amount of Partnership recourse liabilities allocated directly or indirectly to all Scheduled Assignees and Second-Tier Partners shall be not less than the sum of their respective DRO Amounts and Partner Contribution Amounts. In making such determination, the Partnership shall take into account any and all allocations of Partnership recourse liabilities to other Partners by reason of any guarantees, indemnities, restoration obligations or other, similar arrangements with respect to any such Partners, and the liability by reason of any such Partner's status as a general partner of the Partnership.

               6. Amendments. Notwithstanding any provision in the Agreement to the contrary, the provisions hereof and of the Third Prior Amendment may be waived or amended or otherwise modified with the prior written consent of holders of more than fifty percent (50%) of the WRP Units at the time outstanding and without the consent of any other Limited Partner.



                                     E-3-5

                                   SCHEDULE 1

                  SCHEDULED ASSIGNEES AND SECOND-TIER PARTNERS


                                                                      DRO Amount/
                   Scheduled Assignees/                           Partner Contribution
                   Second-Tier Partners                                  Amount
                   --------------------                                  ------


                                     E-3-6

                                   EXHIBIT E-4

                              (GALBREATH AGREEMENT)

               BACKGROUND

               On April 21, 1998, Galbreath-Denver Limited Partnership, an Ohio limited partnership ("Galbreath") and 1560 Broadway Partnership, a Colorado general partnership ("Broadway") (collectively the "Additional Limited Partners") each was issued 1,684 Class B Units (referred to as the "Galbreath and Broadway Units"). In connection with the issuance of the Galbreath and Broadway Units, a Prior Addendum dated as of April 21, 1998, to the Original Partnership Agreement, which set forth specific agreements regarding certain additional rights and obligations of the Additional Limited Partners, was executed. Such specific agreements are described below.

               All capitalized terms used in this Exhibit E-4 and not otherwise defined shall have the meanings assigned in the Agreement.

               SPECIFIC AGREEMENTS

               Notwithstanding any other provision of the Agreement to the contrary, upon liquidation of the Partnership, each of the Additional Partners shall be required to contribute to the Partnership the deficit balance in such party's Capital Account computed in accordance with Sections 1.752-2(b)(1) and
(2) of the Regulations; provided, however, that such contribution obligation shall not exceed the amount by which the recourse obligations of the Partnership exceed the assets of the Partnership available to satisfy such recourse obligations and shall not exceed $4,154,000 with respect to Galbreath and the lesser of the deficit balance in Broadway's Capital Account in "owner" at the date of "closing" reduced by any income allocated to Broadway after the date of Closing or $10,500,000 with respect to Broadway (collectively, the "Deficit Obligation"). Each of the Additional Limited Partners specifically waives any right of contribution or subrogation with respect to such Deficit Obligation and neither the General Partner nor any other Partner or other Person shall be required to reimburse the Additional Limited Partners for such contributions. Upon payment of such Deficit Obligation, each Additional Limited Partner's Capital Account shall be credited with such payment. Amounts paid to the Partnership pursuant to the Deficit Obligation shall be used to satisfy the recourse obligations of the Partnership.

               Upon the sale, redemption, conversion or other disposition of the Galbreath and Broadway Units received by any Additional Limited Partner, the Deficit Obligation of such Additional Limited Partner shall be reduced in an amount equal to the percentage of the Galbreath and Broadway Units owned by such Additional Limited Partner which were sold, redeemed, converted or otherwise disposed of by such Additional Limited Partner, and upon the sale, redemption, conversion or other disposition of all the Galbreath and Broadway Units received by any Additional Limited Partner, the Deficit Obligation shall be terminated with respect to such Additional Limited Partner. Nothing in this Exhibit E-4 shall in any way effect the sale, exchange or conversion rights of the Additional Limited Partners under the Agreement or this Exhibit E-4.

               In the case of Galbreath only, certain partners of Galbreath shall execute and deliver to the Partnership, and the Partnership shall accept, a Guarantee in the form agreed to by such Galbreath partners and the Partnership.




                                     E-4-2

                                  EXHIBIT E-5

                          (PALO ALTO SQUARE AGREEMENT)

               BACKGROUND

               Pursuant to a closing under that certain Contribution Agreement dated September 28, 1999, by and between Palo Alto Square Limited Partnership, an Illinois limited partnership, ("Contributor") and the General Partner (the "Contribution Agreement"), Contributor was issued 1,012,623 Class B Units (referred to as the "Contributor Units") in exchange for certain real property interests described in the Contribution Agreement (the "Property"). Contributor has assigned the Contributor Units to the Equity Holders (as defined below). In connection with the issuance of Contributor Units, the Tenth Prior Amendment to the Original Partnership Agreement, which set forth specific agreements regarding certain additional rights and obligations of the Contributor and its constituent partners as set forth on Schedule 1 to such Tenth Prior Amendment (the "Equity Holders"), was executed. Such specific agreements are described below.

               All capitalized terms used in this Exhibit E-5 and not otherwise defined shall have the meanings assigned in the Agreement.

SPECIFIC AGREEMENTS

               1. Right to Assign. Notwithstanding any other provision of this Exhibit E-5 or of the Agreement, the Equity Holders shall have the right to assign all or any portion of their Contributor Units, together with any and all other rights of the Equity Holders pursuant to this Exhibit E-5 or the Agreement, to one or more of the constituent partners or shareholders, members, partners or beneficiaries of constituent partners of the Equity Holders as of October 1, 1999, whether direct or indirect, without the need for the consent of the General Partner or Limited Partners and without being subject to the right of first refusal set forth in Section 11.3.A(a) of the Agreement, but in each case subject to the restrictions and conditions set forth in Sections 11.3.C, 11.3.D, 11.3.E, 11.6.E and 11.6.F of the Agreement. Upon the delivery of written notice of such an assignment to the General Partner, each assignee of Contributor Units pursuant to the immediately preceding sentence shall be admitted to the Partnership as a Substituted Limited Partner owning the Contributor Units so assigned and having all of the rights of a Limited Partner under the Agreement and this Exhibit E-5, subject only to such assignee executing and delivering to the Partnership an acceptance of all of the terms and conditions of the Agreement and such other documents or instruments as the General Partner may reasonably require to effect such admission, in accordance with Section 11.4.B of the Agreement. Each permitted assignee of any of the Contributor Units, issued to the Contributor pursuant to the Contribution Agreement and subsequently transferred to the Equity Holders, that is admitted as a Substituted Limited Partner in accordance with this Section 1 or Article XI of the Agreement, for so long as such Person owns any such Contributor Units, is referred to in this Exhibit E-5 as an "Indirect Equity Holder." Upon satisfaction of the condition described in the second sentence of this Section 1, the General Partner shall amend Exhibit A to the Agreement in the manner described in Section 11.4.C of the Agreement. For purposes of Section 8.6 of the Agreement, each Equity Holder and

Indirect Equity Holder shall be entitled to exercise its right to require the Partnership to redeem all or any portion of the Contributor Units assigned to it by an Equity Holder at any time on or after October 1, 1999.

               2. Adjustments to Carrying Values. (a) The Carrying Values of the Assets of the Partnership shall be adjusted in accordance with the procedures described in Section 1.D of Exhibit B to the Agreement; provided, however, that in order to minimize the administrative burden associated with the adjustments required by this Section 2(a) in connection with the distribution of the Cash Amount to an Equity Holder or an Indirect Equity Holder, the Partnership shall make the adjustments to the Carrying Values of the Partnership's assets (and the resulting adjustments to the Capital Accounts of the Partners) only upon the happening of the most material event during the calendar year that is described in Section 1.D(2) of Exhibit B to the Agreement (the "Annual Adjustment") and; provided further that upon the distribution of the Cash Amount to an Equity Holder or an Indirect Equity Holder or, at the option of the General Partner, upon the occurrence of any other event described in Section 1.D(2) of Exhibit B to the Agreement, that occurs during any year other than as of the date of the Annual Adjustment, the Partnership shall, at the time of such distribution, make adjustments to the Carrying Values of the Partnership's assets in accordance with the procedures described in Section 1.D of Exhibit B to the Agreement for purposes of adjusting the Capital Account of an Equity Holder, or such Indirect Equity Holder who has exercised his Redemption Right or such other affected Partner, but no such adjustments shall be necessary at such time with respect to the Capital Account balances of Partners who remain Partners through the date of the Annual Adjustment or are otherwise not directly affected by any such other event.

                      (b) Any determination of the fair market value of Partnership assets pursuant to Section 1.D of Exhibit B to the Agreement (for purposes of calculating Unrealized Gain or, Unrealized Loss), with respect to adjusting the Carrying Values of Partnership assets in connection with the exercise of Redemption Rights by an Equity Holder or any Indirect Equity Holder shall be made by assuming that the aggregate fair market value of all Partnership assets is equal to the aggregate Cash Amount that would be distributed by the Partnership if all Partnership Units held by all Partners (including the General Partner) were redeemed in exchange for the Cash Amount with respect to each such Partnership Unit at such time, provided, however, such valuation methodology shall not be utilized for purposes of determining the fair market value of the Partnership's assets with respect to any such exercise of Redemption Rights in contemplation of an assignment by or reorganization of the Partnership for the benefit of creditors and any liquidation of the Partnership related thereto or following the filing by (or in contemplation of a filing) by the Partnership of a case under Title 11 of the U.S. Code.

               3. Allocations. Notwithstanding the provisions of Section 2.C of Exhibit C to the Agreement, for purposes of allocating, items of income, gain, loss and deduction with respect to the Property in the manner required by
Section 704(c) of the Code, the Partnership shall employ, and shall cause any entity controlled by the Partnership which holds title to any of the Property to employ the "traditional method" as set forth in Regulation Section 1.704-3(b).



                                     E-5-2

               4. Obligation to Restore Deficit Capital Accounts.  (a)
For purposes of this Section 4, the following terms shall have the meanings set forth below:

                                    (i) "Protected Amount" means, with respect
                      to any Protected Partner, an amount equal to (i) the taxable gain, if any, that would be realized by such Protected Partner if such Partner were to dispose of its Partnership Interests for no consideration other than the release or deemed release of liabilities of the Partnership assumed by or otherwise allocable to such Partner under Code Section 752, as such hypothetical gain is determined from time to time, less (ii) such Partner's share of "qualified nonrecourse financing" as defined in Code Section 465(b)(6) and the Regulations thereunder, as such share is determined from time to time in accordance with Regulations Section 1.752-3(a). The Protected Amount allocable to any Protected Partner may be modified from time to time by an amendment to the Agreement or by execution of a written instrument by and between such Protected Partner and the General Partner, acting on behalf of the Partnership and without the prior written consent of any other Partner (whether or not Protected Partners).

                                    (ii) "Protected Partner(s)" means that or
                      those Limited Partner(s) designated as Protected Partner(s) on Exhibit A attached to the Tenth Prior Amendment, as such designation may be modified from time to time by the General Partner, whether by express amendment to the Agreement or by execution of a written instrument by and between any Protected Partner(s) and the General Partner, acting on behalf of the Partnership and without the prior consent of other Limited Partners (whether or not Protected Partners). For purposes hereof, any successor, assignee, or transferee of Partnership Interests from a Protected Partner, which successor, assignee or transferee determines its basis in such Units by reference to the basis of the predecessor, assignor or transferor Protected Partner, shall be considered a Protected Partner.

                (b) Notwithstanding any provision of the Partnership Agreement to the contrary (including, without limitation, the second sentence of Section
13.3 of the Partnership Agreement), upon liquidation of the Partnership or upon the liquidation of the Partnership Interest of a Protected Partner, such Protected Partner whose interest is being liquidated shall contribute to the Partnership in accordance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2), the deficit balance, if any, in its Capital Account, calculated after the allocation for such year of all items of Net Income, Net Losses, Gross Income and Unrealized Gain or Unrealized Loss allocated in accordance with Section 6.1 of the Agreement, Section 1.D of Exhibit B to the Agreement, provided, however, that in no event shall such contribution obligation for any Protected Partner exceed such Protected Partner's Protected Amount. The obligation created pursuant to this Section 4(b) shall be for the benefit of the Partnership, the General Partner, the creditors of the Partnership or any other person to whom any debts, liabilities or obligations are owed by (or who otherwise has any claim against) the Partnership or the General Partner in its capacity as

                                     E-5-3
general partner of the Partnership and shall be enforceable by such parties. Each Protected Partner unconditionally and irrevocably waives any subrogation, reimbursement or similar rights to which it might otherwise be entitled as the result of its performance with respect to the obligation pursuant to this
Section 4(b), whether such rights arise with respect to the Partnership, another Partner of the Partnership or a third party; provided, however, that the General Partner shall in all events be entitled to enforce the contribution obligation of a Protected Partner undertaken pursuant to Section 4(b). Notwithstanding anything herein to the contrary, the obligation of a Protected Partner to contribute amounts pursuant to this paragraph shall continue in full force and effect in accordance with the terms hereof until one year following the transfer or other disposition by such Protected Partner of its Partnership Interests unless the Partnership and such Protected Partner agree otherwise. Unless expressly agreed by the Partnership and the affected holders of Contributor Units to the contrary in this or any other agreement, no holder of Contributor Units who is not a Protected Partner shall have any obligation to contribute amounts to the Partnership.

               5. Amendments. Notwithstanding any provision in the Agreement to the contrary, the provisions of the Tenth Prior Amendment may be waived or amended or otherwise modified with the prior written consent of holders (being either the Equity Holders and/or the Indirect Equity Holders) of more than seventy-five percent (75%) of the Contributor Units at the time outstanding and without the consent of any other Limited Partner.



                                     E-5-4

                                  EXHIBIT E-6

                            (CORNERSTONE AGREEMENT)

               BACKGROUND

               In connection with the closing of the merger of Cornerstone Properties Limited Partnership ("Cornerstone Partnership") with and into the Partnership on June 19, 2000, (the "Cornerstone Merger") pursuant to the Agreement and Plan of Merger, dated as of February 11, 2000, as amended, among the General Partner, the Partnership, Cornerstone Properties Inc. and Cornerstone Partnership (the "Merger Agreement"), certain former limited partners of Cornerstone Partnership who became Limited Partners as a result of the Cornerstone Merger (referred to as "Former Cornerstone Limited Partners") have elected to become Protected Partners and, as a group, the Former Cornerstone Limited Partners have been given the right to increase their Protected Amount after the closing of the Cornerstone Merger, subject to a specified aggregate dollar limitation. In addition, the Partnership and Cornerstone Partnership entered into certain other agreements with respect to tax matters that affect the Former Cornerstone Limited Partners. The specific agreements between the Partnership and Cornerstone Partnership with respect to these various matters are described below.

               All capitalized terms used and not otherwise defined in this Exhibit E-6 shall have the meanings assigned in the Agreement.

               SPECIFIC AGREEMENTS

               1. Election by Certain Former Cornerstone Limited Partners to Undertake Deficit Restoration Obligation. Each Former Cornerstone Limited Partner who, prior to the closing of the Cornerstone Merger, had entered into an agreement with Cornerstone Partnership to bear the economic risk of loss as to a portion of Cornerstone Partnership's recourse indebtedness by undertaking the obligation to restore a portion of its negative capital account balance upon liquidation of such Former Cornerstone Limited Partner's interest in Cornerstone Partnership was given the opportunity to become a Protected Partner with a Protected Amount in an amount equal to the maximum amount such Former Cornerstone Limited Partner was obligated to restore to Cornerstone Partnership immediately prior to the closing of the Cornerstone Merger; provided, however, that except as set forth in Paragraphs 2 and 3, below, no Former Cornerstone Limited Partner has the right to increase its Protected Amount following the Cornerstone Merger. The Former Cornerstone Limited Partners who have elected to become Protected Partners under such provision of the Merger Agreement, along with their specified Protected Amounts as of the closing of the Cornerstone Merger, are set forth on Schedule 1 to this Exhibit E-6. Each such election by a Former Cornerstone Limited Partner shall become effective upon the later of receipt thereof by the General Partner or the "effective time" of the merger of Cornerstone Partnership into the Partnership. Upon becoming effective, each such election by a Former Cornerstone Limited Partner pursuant to this Section 1 or any other provision of this Exhibit E-6 shall be irrevocable, cannot be reduced, and shall be binding upon successive transferees of the Former Cornerstone Limited Partners, except as provided in Section 13.3.D of the Agreement.

               2. Election by Former Cornerstone Limited Partners to Increase Protected Amount. Notwithstanding the proviso in Paragraph 1, above, Former Cornerstone Limited Partners may, at any time following the Cornerstone Merger, elect to become Protected Partners and/or increase their Protected Amounts (as determined immediately prior to the Cornerstone Merger), as a group, by an aggregate amount of up to $50 million, reduced by the amount of any increases to the amounts that such former limited partners of Cornerstone Partnership were obligated to restore to Cornerstone Partnership that occurred during the period commencing on February 11, 2000, and ending at the closing of the Cornerstone Merger.

               3. Effect of Other Agreements With Former Cornerstone Limited Partners. Pursuant to the Merger Agreement, the General Partner, the Partnership, Cornerstone Properies Inc. and Cornerstone Partnership entered into an Assignment and Assumption Agreement, dated as of June 19, 2000, pursuant to which the Partnership assumed certain obligations of Cornerstone Partnership made pursuant to certain tax protection agreements (the "Cornerstone Tax Protection Agreements") described on Schedule A to such Assignment and Assumption Agreement, a copy of which is attached as Schedule 2 to this Exhibit E-6. To the extent that the Cornerstone Tax Protection Agreements included a right to enter into deficit restoration obligations with respect to Cornerstone Partnership, such Former Cornerstone Limited Partners who are beneficiaries of such Cornerstone Tax Protection Agreements are Protected Partners and have Protected Amounts as provided in the Cornerstone Tax Protection Agreements. Notwithstanding the limitations in Paragraphs 1 and 2 above, the Protected Partners who are beneficiaries of the Cornerstone Tax Protection Agreements shall have the right to increase their Protected Amounts if and to the extent provided in the applicable Cornerstone Tax Protection Agreement and the amount of any such increase shall not be taken into account in applying the limitation in Paragraph 2. The Cornerstone Tax Protection Agreements pursuant to which certain Former Cornerstone Limited Partners have the right to become Protected Partners or to increase their specified Protected Amounts (subject to the limitations noted therein) are listed on Schedule 3 to this Exhibit E-6.

               4. Request to Increase Amount of Deficit Restoration Obligation. The Partnership shall consider in good faith a request from a Former Cornerstone Limited Partner to become a Protected Partner and/or to increase its Protected Amount, as applicable, from time to time after the Cornerstone Merger if such Former Cornerstone Limited Partner shall provide information from its professional tax advisor satisfactory to the Partnership showing that, in the absence of such increased Protected Amount, such Limited Partner likely would not be allocated from the Partnership sufficient indebtedness under
Section 752 of the Code and the at-risk provisions under Section 465 of the Code to avoid the recognition of gain (other than gain required to be recognized by reason of actual cash distributions from the Partnership). The Partnership and its professional tax advisors shall cooperate in good faith with such Former Cornerstone Limited Partner and its professional tax advisor to provide such information regarding the allocation of the Partnership liabilities and the nature of such liabilities as is reasonably necessary in order to determine the Former Cornerstone Limited Partner's adjusted tax basis in its Partnership Interest and at-risk amount. In deciding whether or not to grant such a request, the Partnership shall be entitled to take into account all factors related to the Partnership, including, without limitation, the existing and anticipated debt structure of


                                     E-6-2
the Partnership, the tax situations of all other Partners, including the General Partner (individually and as a group), and the effect that granting such a request might have on their tax situation, and the anticipated long-term business needs of the Partnership. The Partnership's only obligation with respect to any such request from a Former Cornerstone Limited Partner pursuant to this Paragraph 4 shall be to act in good faith. In the event the Partnership fails to act in good faith with respect to any such request, the exclusive remedy of the Former Cornerstone Limited Partner who made such request shall be an action for specific performance, with no entitlement to monetary damages.

               5. Manner of Electing to Become a Protected Partner or To Increase Protected Amount. A Former Cornerstone Limited Partner who pursuant to the rights set forth under the other Paragraphs of this Exhibit E-6, wishes to become a Protected Partner or, if already a Protected Partner, to increase its Protected Amount, shall provide a written notice to the General Partner specifying the desired Protected Amount. If such election is made pursuant to Paragraph 2, such election shall become effective upon the receipt thereof by the General Partner unless (i) the General Partner determines that the limitation set forth in Paragraph 2 would be exceeded by reason of such election, or (ii) the General Partner reasonably determines, based on the advice of its tax advisors and after consulting with the Former Cornerstone Limited Partner and its tax advisors, that the amount specified in such Former Cornerstone Limited Partner's election substantially exceeds the amount necessary to cause such Former Cornerstone Limited Partner to be allocated sufficient Partnership liabilities under Section 752 of the Code (taking into account the effect of anticipated reductions in Partnership debt on such Former Cornerstone Limited Partner's allocable share of Partnership liabilities) to cover such Former Cornerstone Limited Partner's "negative tax capital account" and reasonably projected changes therein. If such election is pursuant to a Cornerstone Tax Protection Agreement, such election shall become effective upon the receipt thereof by the General Partner unless the General Partner reasonably determines, based on the advice of its tax advisors and after consulting with the Former Cornerstone Limited Partner and its tax advisor, that such Former Cornerstone Limited Partner does not have the right to undertake such election without the consent of the General Partner. If such election is not pursuant to Paragraph 2 or a Cornerstone Tax Protection Agreement (or such is election does not become effective pursuant to the provisions of one of the two preceding sentences), such election shall be deemed to be a request pursuant to Paragraph 4 of this Exhibit E-6 and shall become effective only upon approval by the General Partner in accordance with the provisions of Paragraph 4. Upon becoming effective, such election shall be irrevocable, cannot be reduced, and shall be binding upon successive transferees of the Former Cornerstone Limited Partner except as provided in
Section 13.3.D of the Agreement.

               6. No Obligation of the Partnership to Maintain Recourse Debt. Notwithstanding any obligations of the Partnership referred to in this Exhibit E-6, the Partnership shall not be obligated to maintain any level of indebtedness that qualifies as a Recourse Liability or Partner Nonrecourse Debt in excess of the amounts otherwise specifically required to be maintained under the Cornerstone Tax Protection Agreements assumed by the Partnership pursuant to the Merger Agreement.

               7. Amendments of Exhibit E; Designation as Part II Protected Partners. All Protected Partners and their respective Protected Amounts as provided in this Exhibit


                                     E-6-3

E-6 shall be reflected on Exhibit E, which shall be amended from time to time as necessary to reflect any additional Protected Partners and/or increases in Protected Amounts made pursuant to paragraphs 2, 3, or 4, above. Former Cornerstone Partnership Limited Partners who are or become Protected Partners pursuant to the provisions of this Exhibit E-6 shall be designated on Exhibit E as Part II Protected Partners; provided, however, that any Former Cornerstone Limited Partner who is only obligated to restore a deficit in its capital account upon liquidation of the Partnership pursuant to a Cornerstone Tax Protection Agreement shall be designated on Exhibit E as a Part I Protected Partner.

               8. Section 704(c) Method. Notwithstanding Paragraph 2.C. of Exhibit C, the Partnership shall use the "traditional method" under Regulations
Section 1.704-3(b) for purposes of making allocations under Section 704(c) of the Code with respect to each property in which Cornerstone Partnership owns a direct or indirect interest at the time of the Cornerstone Merger (the "Cornerstone Properties") to take into account the Book-Tax Disparities as of the effective time of the Cornerstone Merger with respect to the Cornerstone Properties, with no "curative allocations" to offset the effect of the "ceiling rule," except to the extent that the Partnership expressly would be required to use a different method under a Cornerstone Tax Protection Agreement assumed by the Partnership pursuant to the Merger Agreement. The 704(c) Values of the Cornerstone Properties shall be as determined by agreement between Cornerstone Partnership and the Partnership prior to the effective time of the Cornerstone Merger, or in the absence of such agreement, as determined by the General Partner using such reasonable method of valuation as it shall adopt.

               9. Allocations of "Tier 3" Nonrecourse Liabilities Pursuant to Regulations Section 1.752-3(a)(3). Unless, and only to the extent, expressly provided otherwise in the Cornerstone Tax Protection Agreements assumed by the Partnership pursuant to the Merger Agreement, and notwithstanding Section 6.1.C. of the Agreement, the Partnership shall determine in its reasonable discretion the method to be used for allocating "excess nonrecourse liabilities" of the Partnership pursuant to Regulations Section 1.752-3(a)(3) following the Cornerstone Merger, provided that (i) the Partnership shall not use with respect to the Former Cornerstone Limited Partners a method that is less favorable than the method used by the Partnership with respect to the other Limited Partners of the Partnership who are not parties to an express agreement specifying a particular method to be used for such purposes, and (ii) in the case of a Former Cornerstone Limited Partner who, prior to the Cornerstone Merger, had been specially allocated a portion of a Cornerstone Partnership nonrecourse liability secured by a property with respect to which such Cornerstone Partner has a built-in gain under Section 704(c) of the Code to take into account such Former Cornerstone Limited Partner's share of such built-in gain that was not taken into account in making the allocation of such liability by Cornerstone Partnership under Regulations Section 1.752-3(a)(2), the Partnership shall continue such method of allocating such liability following the Cornerstone Merger.



                                     E-6-4

                                                                  SCHEDULE 1 TO
                                                                    EXHIBIT E-6

                      FORMER CORNERSTONE LIMITED PARTNERS
                 WHO HAVE ELECTED TO BECOME PROTECTED PARTNERS
                      PURSUANT TO SECTION 1 OF EXHIBIT E-6

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        NAME OF FORMER CORNERSTONE LIMITED                   2/11/00                 6/19/00
                     PARTNER:                         RECOURSE DEBT AMOUNT:     PROTECTED AMOUNT:
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

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----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

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AGGREGATE RECOURSE DEBT AMOUNT

----------------------------------------------------------------------------------------------------



                                     E-6-5

                                                                   SCHEDULE 2 TO
                                                                     EXHIBIT E-6

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                           (Tax Protection Agreements)

               This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made and entered into on June 19, 2000, between Cornerstone Properties Inc., a Nevada corporation ("Cornerstone"), Cornerstone Properties Limited Partnership, a Delaware limited partnership ("Cornerstone Partnership"), Equity Office Properties Trust, a Maryland real estate investment trust ("EOP"), and EOP Operating Limited Partnership, a Delaware limited partnership ("EOP Partnership").

               RECITALS

               WHEREAS, Cornerstone, Cornerstone Partnership, EOP and EOP Partnership are parties to the Agreement and Plan of Merger dated as of February 11, 2000, as amended (the "Merger Agreement"), pursuant to which (i) Cornerstone will merge with and into EOP and (ii) Cornerstone Partnership will merge with and into EOP Partnership;

               WHEREAS, Cornerstone Partnership and/or Cornerstone is a party to each of the agreements described on Schedule A attached hereto
(collectively, the "Cornerstone Tax Protection Agreements");

               WHEREAS, in connection with the transactions contemplated by the Merger Agreement and as required by Section 5.14 of the Merger Agreement, Cornerstone Partnership and Cornerstone desire to assign to EOP Partnership and EOP any and all of Cornerstone Partnership's and Cornerstone's rights and interests under the Cornerstone Tax Protection Agreements (such rights and interests hereinafter referred to as the "Cornerstone Rights") in exchange for EOP Partnership's and EOP's assumption of any and all of Cornerstone Partnership's and Cornerstone's remaining obligations under the Cornerstone Tax Protection Agreements (such obligations hereinafter referred to as the "Cornerstone Obligations"); and

               WHEREAS, EOP Partnership and EOP desire to accept the Cornerstone Rights and to assume the Cornerstone Obligations;

               NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

               AGREEMENT

               1. Assignment of Cornerstone Rights and Assumption of Cornerstone Obligations. Cornerstone Partnership and Cornerstone hereby assign to EOP Partnership



                                     E-6-6
and EOP the Cornerstone Rights, and EOP Partnership and EOP hereby accept the foregoing assignment and assume and agree to perform any and all of the Cornerstone Obligations.

               2. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute only one instrument.

                  [Remainder of Page Intentionally Left Blank]



                                     E-6-7

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                           CORNERSTONE PROPERTIES INC.

                           By:    /s/ Kevin P. Mahoney
                              -------------------------------------------
                           Name:            Kevin P. Mahoney
                           Title:       Senior Vice President and
                                         Chief Financial Officer

                           CORNERSTONE PROPERTIES
                           LIMITED PARTNERSHIP

                           By:        Cornerstone Properties Inc.,
                                           its general partner

                           By:    /s/ Kevin P. Mahoney
                              -------------------------------------------
                           Name:            Kevin P. Mahoney
                           Title:       Senior Vice President and
                                         Chief Financial Officer


                                     E-6-8

                           EQUITY OFFICE PROPERTIES TRUST

                           By:    /s/ Stanley M. Stevens
                              -------------------------------------------
                           Name:           Stanley M. Stevens
                           Title:      Executive Vice President,
                           Chief       Legal Counsel and Secretary

                           EOP OPERATING LIMITED PARTNERSHIP

                           By:  Equity Office Properties Trust,
                                its general partner

                                By:      /s/ Stanley M. Stevens
                                    -------------------------------------
                                Name:         Stanley M. Stevens
                                Title:    Executive Vice President,
                                Chief     Legal Counsel and Secretary


                                     E-6-9

                                                                     Schedule A

                     CORNERSTONE TAX PROTECTION AGREEMENTS

               1. First Amendment to Agreement of Limited Partnership of Cornerstone Properties Limited Partnership, dated as of January 29, 1997 (related to Corporate 500, Phase I, and Corporate 500, Phase II).

               2. Second Amendment to Agreement of Limited Partnership of Cornerstone Properties Limited Partnership, dated as of April 28, 1998.

               3. Third Amendment to Agreement of Limited Partnership of Cornerstone Properties Limited Partnership, dated as of June 3, 1998 (related to 1299 Ocean Avenue, Santa Monica, California and 201 California Street, San Francisco, California), and related Tax Reimbursement Agreement, dated as of June 3, 1998, by and among Cornerstone Properties Limited Partnership, the New Partners named therein and William L. Tooley.

               4. Fifth Amendment to Agreement of Limited Partnership of Cornerstone Properties Limited Partnership, dated as of January 21, 2000 (related to 400 Capital Mall, Sacramento, California).

               5. Contribution Agreement and Agreement and Plan of Merger, dated as of June 22, 1998, as amended, by and among Cornerstone Properties Inc., Cornerstone Properties Limited Partnership, William Wilson & Associates and the entities listed on Schedule I thereto.

               6. Letter, dated September 21, 1998, from Cornerstone Properties Inc. and Cornerstone Properties Limited Partnership to
O'Brien-Kreitzberg & Associates.

               7. Letter, dated September 11, 1998, from Cornerstone Properties Inc. and Cornerstone Properties Limited Partnership to Bixby Ranch Company.

               8. Agreement to Contribute, dated as of April 28, 1998, by and between One Memorial Drive Limited Partnership, The Prudential Insurance Company of America, Cornerstone Properties Limited Partnership and One Memorial Cornerstone LLC.


                                     E-6-10

                                                                  SCHEDULE 3 TO
                                                                    EXHIBIT E-6

            CORNERSTONE TAX PROTECTION AGREEMENTS PURSUANT TO WHICH
                  CERTAIN FORMER CORNERSTONE LIMITED PARTNERS
                  HAVE THE RIGHT TO BECOME PROTECTED PARTNERS
                            SECTION 3 OF EXHIBIT E-6

1. Third Amendment to Agreement of Limited Partnership of Cornerstone Properties Limited Partnership, dated as of June 3, 1998 (related to 1299 Ocean Avenue, Santa Monica, California and 201 California Street, San Francisco, California), and related Tax Reimbursement Agreement, dated as of June 3, 1998, by and among Cornerstone Properties Limited Partnership, the New Partners named therein and William L. Tooley.

2. Contribution Agreement and Agreement and Plan of Merger, dated as of June 22, 1998, as amended, by and among Cornerstone Properties Inc., Cornerstone Properties Limited Partnership, William Wilson & Associates and the entities listed on Schedule I thereto.



                                     E-6-11

                                     ATTACHMENT A

                              (SERIES A PREFERRED UNITS)

               In accordance with Sections 4.2.A and 4.2.D of the Partnership Agreement, set forth below are the terms and conditions of the Series A Preferred Units established and issued by the Partnership to the General Partner on December 19, 1997, in connection with the merger of Beacon Properties L.P. ("Beacon Partnership") with and into the Partnership (the "Beacon Partnership Merger"), in exchange for the then outstanding Series A Preferred Units of Beacon Partnership (all of which had been acquired by the General Partner as a result of the merger of Beacon Properties Corporation with and into the General Partner). All capitalized terms used in this Attachment and not otherwise defined shall have the meanings assigned in the Partnership Agreement.

              A. Designation and Number. A series of Partnership Units, designated as Series A Preferred Units, was established on December 19, 1997, on which date 8,000,0000 Series A Preferred Units were issued to the General Partner in the Beacon Partnership Merger.

              B. Rank. The Series A Preferred Units shall, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, rank (a) senior to the Class A Units, Class B Units and all Partnership Interests ranking junior to the Series A Preferred Units; (b) on a parity with the Series B Preferred Units, the Series C Preferred Units, the Series D Preferred Units and all Partnership Interests issued by the Partnership the terms of which specifically provide that such Partnership Interests rank on a parity with the Series A Preferred Units; and (c) junior to all Partnership Interests issued by the Partnership the terms of which specifically provide that such Partnership Interests rank senior to the Series A Preferred Units.

              C.      Distributions.

              (i) Pursuant to Section 5.1 of the Partnership Agreement, holders of Series A Preferred Units shall be entitled to receive, out of Available Cash, cumulative preferential distributions of Available Cash at the rate of 8.98% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.245 per unit). Such distributions shall be cumulative from the last date on which any distributions were paid with respect to the Series A Preferred Units of Beacon Partnership for which the

Series A Preferred Units were exchanged in connection with the Beacon Partnership Merger and shall be payable quarterly in arrears on or before March 15, June 15, September 15 and December 15 of each year or, if not a business day, the next succeeding business day (each a "Series A Preferred Unit Distribution Payment Date"). Any distribution payable on the Series A Preferred Units for any partial distribution period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

              (ii) No distributions on Series A Preferred Units shall be authorized or paid or set apart for payment at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

              (iii) Notwithstanding the foregoing, distributions with respect to the Series A Preferred Units will accrue whether or not the terms and provisions set forth in Section C.(ii) of this Attachment A at any time prohibit the current payment of distributions, whether or not there is sufficient Available Cash for such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series A Preferred Units will accumulate as of the Series A Preferred Unit Distribution Payment Date on which they first become payable.

              (iv) When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Units and any other Partnership Interests ranking on a parity as to distributions with the Series A Preferred Units, all distributions authorized upon the Series A Preferred Units and any other Partnership Interests ranking on a parity as to distributions with the Series A Preferred Units shall be authorized pro rata so that the amount of distributions authorized per Partnership Unit of Series A Preferred Units and such other Partnership Interests shall in all cases bear to each other the same ratio that accrued distributions per Partnership Unit on the Series A Preferred Units and such other Partnership Interests (which shall not include any accrual in respect of unpaid distributions for prior distribution periods if such other Partnership Interests do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series A Preferred Units which may be in arrears.



                                 Attachment A-2

              (v) Except as provided in Section C.(iv) of this Attachment A, unless full cumulative distributions on the Series A Preferred Units have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in Partnership Interests ranking junior to the Series A Preferred Units as to distributions and upon liquidation) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made upon the Class A Units, the Class B Units, or any other Partnership Interests ranking junior to or on a parity with the Series A Preferred Units as to distributions or upon liquidation, nor shall any Class A Units, Class B Units, or any other Partnership Interests ranking junior to or on a parity with the Series A Preferred Units as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such units or other Partnership Interests) by the Partnership (except by conversion into or exchange for Partnership Interests ranking junior to the Series A Preferred Units as to distributions and upon liquidation).

              (vi) Holders of the Series A Preferred Units shall not be entitled to any distribution, whether payable in cash, property or Partnership Units in excess of full cumulative distributions on the Series A Preferred Units as described above. Any distribution payment made on the Series A Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Series A Preferred Units which remains payable.

              D.      Allocations.

               Allocations of the Partnership's items of income, gain, loss and deduction shall be allocated among holders of Series A Preferred Units in accordance with Article VI of the Agreement.

              E.      Liquidation Preference.

              (i) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, the holders of Series A Preferred Units then outstanding are entitled to be paid out of the assets of the Partnership available for distribution to the Partners pursuant to Section 13.2.A of the Agreement a liquidation preference of $25.00 per Series A Preferred Unit, plus an amount equal to any accrued and unpaid distributions to the date of payment, before any distribution of assets is made


                                 Attachment A-3
to holders of Class A Units, Class B Units or any other Partnership Interests that rank junior to the Series A Preferred Units as to liquidation rights.

              (ii) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Partnership are insufficient to pay the amount of the liquidating distributions on all outstanding Series A Preferred Units and the corresponding amounts payable on all other Partnership Interests ranking on a parity with the Series A Preferred Units in the distribution of assets, then such assets shall be allocated among the Series A Preferred Units, as a class, and each class or series of such other such Partnership Interests, as a class, in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

              (iii) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

              (iv) The consolidation or merger of the Partnership with or into any other partnership, corporation, trust or entity or of any other partnership, corporation, trust or other entity with or into the Partnership or the sale, lease or conveyance of all or substantially all of, the property or business of the Partnership, shall not be deemed to constitute a liquidation, dissolution or winding up of the Partnership for purposes of this Section E.

              F.      Redemption.

              In connection with a redemption by the General Partner of any or all of the Series A Preferred Shares of the General Partner, the Partnership shall provide cash to the General Partner for such purpose which shall be equal to redemption price of the Series A Preferred Shares to be redeemed and one Series A Preferred Unit shall be canceled with respect to each Series A Preferred Share so redeemed. From and after the date in which the Series A Preferred Shares are redeemed, any Series A Preferred Units so canceled shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series A Preferred Units shall cease.



                                 Attachment A-4

                                  ATTACHMENT B

                           (SERIES B PREFERRED UNITS)

               In accordance with Sections 4.2.A and 4.2.D of the Agreement, set forth below are the terms and conditions of the Series B Preferred Units established and issued by the Partnership on February 19, 1998, in connection with the issuance of Series B Preferred Shares by the General Partner. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement.

               A. Designation and Number. A series of Partnership Units, designated as Series B Preferred Units was established on February 19, 1998, on which date 6,000,000 Series B Preferred Units were issued to the General Partner.

               B. Rank. The Series B Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, rank (a) senior to the Class A Units, Class B Units and all Partnership Interests ranking junior to the Series B Preferred Units; (b) on a parity with the Series A Preferred Units, the Series C Preferred Units, the Series D Preferred Units, and all other Partnership Interests issued by the Partnership the terms of which specifically provide that such Partnership Interests rank on a parity with the Series B Preferred Units; and (c) junior to all Partnership Interests issued by the Partnership the terms of which specifically provide that such Partnership Interests rank senior to the Series B Preferred Units.

               C.     Distributions.

               (i) Pursuant to Section 5.1 of the Agreement, holders of Series B Preferred Units shall be entitled to receive, out of Available Cash, cumulative preferential cash distributions at the rate of 5.25% of the $50.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.625 per unit). Distributions (which term as used herein shall include liquidated damages, if any, payable pursuant to Section C.(vi) of this Attachment B) on the Series B Preferred Units shall be payable quarterly and be cumulative from the fifteenth day of each February, May, August and November or, if not a business day, the next succeeding business day (each, a "Series B Preferred Unit Distribution Payment Date"). Any distribution (including the initial distribution) payable on the Series B Preferred Units for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.

              (ii) No distribution on the Series B Preferred Units shall be authorized by the General Partner or paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series B Preferred Units which may be in arrears.

               Notwithstanding the foregoing, distributions with respect to the Series B Preferred Units shall accumulate whether or not any of the foregoing restrictions exist, whether or not there is sufficient Available Cash for the payment thereof and whether or not such distributions are authorized. Accumulated but unpaid distributions on the Series B Preferred Units shall not bear interest and holders of the Series B Preferred Units shall not be entitled to any distributions in excess of full cumulative distributions. Any distribution payment made on the Series B Preferred Units shall first be credited against the earliest accumulated but unpaid distribution due with respect to such units which remains payable.

               (iii) Except as provided in Section C.(iv) of this Attachment B, if any Series B Preferred Units are outstanding, no distributions (other than in Partnership Interests ranking junior to the Series B Preferred Units as to distributions and upon liquidation, dissolution or winding up of the affairs of the Partnership) shall be declared or paid or set apart for payment nor shall any other distribution be declared or made upon the Class A Units, the Class B Units, or any other Partnership Interests ranking junior to or on a parity with the Series B Preferred Units as to distributions or upon liquidation, dissolution or winding up of the affairs of the Partnership for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Units for all past distribution periods and the then current distribution period, nor shall any Class A Units, Class B Units, or any other Partnership Interests ranking junior to or on a parity with the Series B Preferred Units as to distributions or upon liquidation, dissolution or winding up of the affairs of the Partnership, be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Partnership Interests) by the Partnership




                                 Attachment B-2

(except by conversion into or exchange for Partnership Interests ranking junior to the Series B Preferred Units as to distributions and upon liquidation, dissolution or winding up of the affairs of the Partnership).

              (iv) When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Units and any other Partnership Interests ranking on a parity as to distributions with the Series B Preferred Units, all distributions declared upon the Series B Preferred Units and any other Partnership Interests ranking on a parity as to distributions with the Series B Preferred Units shall be declared pro rata so that the amount of distributions declared per unit of Series B Preferred Units and such other Partnership Interests shall in all cases bear to each other the same ratio that accumulated distributions per unit on the Series B Preferred Units and such other Partnership Interests (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such other Partnership Interests do not have a cumulative distribution) bear to each other.

              (v) Holders of Series B Preferred Units shall not be entitled to any distribution, whether payable in cash, property or Partnership Interests, in excess of full cumulative distributions on the Series B Preferred Units as described above. Accumulated but unpaid distributions on the Series B Preferred Units will accumulate as of the Series B Preferred Unit Distribution Payment Date on which they first become payable.

              (vi) If the General Partner fails to maintain the effectiveness of the registration statement as required by the Registration Rights Agreement dated February 19, 1998 between the General Partner and Lehman Brothers Inc. (the "Registration Rights Agreement"), liquidated damages shall accumulate on the $50.00 liquidation preference of the Series B Preferred Units at a rate of 0.25% per annum (equivalent to a fixed annual amount of $0.125 per unit) with respect to the first quarter immediately following such failure and at a rate of 0.50% per annum (equivalent to a fixed annual amount of $0.25 per unit) with respect to the second quarter and all subsequent quarters following such failure ("Liquidated Damages").

              D.      Allocations.

               Allocations of the Partnership's items of income, gain, loss and deduction shall be allocated among holders of Series B Preferred Units in accordance with Article VI of the Agreement.

              E.      Liquidation Preference.


                                 Attachment B-3

               (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, the holders of the Series B Preferred Units shall be entitled to receive out of the assets of the Partnership available for distribution to the Partners pursuant to Section 13.2.A of the Agreement a liquidation preference of $50.00 per Series B Preferred Unit, plus an amount equal to any accumulated and unpaid distributions to the date of payment, before any distribution of assets is made to holders of Class A Units, Class B Units or any other Partnership Interests that rank junior to the Series B Preferred Units as to liquidation rights.

               (ii) If upon any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, the assets of the Partnership are insufficient to make such full payment to holders of the Series B Preferred Units and the corresponding amounts payable on all other Partnership Interests ranking on a parity with the Series B Preferred Units in the distribution of assets, then the holders of such Partnership Interests shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

               (iii) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Units shall have no right or claim to any of the remaining assets of the Partnership.

               (iv) None of a consolidation or merger of the Partnership with or into another entity, merger of another entity with or into the Partnership, a statutory unit exchange by the Partnership or a sale, lease or conveyance of all or substantially all of the Partnership's property or business shall be considered a liquidation, dissolution or winding up of the affairs of the Partnership.

               F.     Redemption.

               In connection with redemption by the General Partner of any of its Series B Preferred Shares in accordance with the provisions of the Articles Supplementary to the Declaration of Trust filed with the State Department of Assessments and Taxation of Maryland on February 19, 1998, establishing the Series B Preferred Shares (the "Articles Supplementary"), the Partnership shall provide cash to the General Partner for such purpose which shall be equal to the redemption price (as set forth in the Articles Supplementary) and one Series B Preferred Unit shall be canceled with respect to each Series B Preferred Share so redeemed by the General Partner. From and after the Series B Preferred Share Redemption Date (as defined in



                                 Attachment B-4
the Articles Supplementary), any Series B Preferred Units so canceled shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series B Preferred Units shall cease.

               G.     Conversion.

               In connection with conversion into Shares of any Series B Preferred Shares in accordance with the provisions of the Articles Supplementary, the Partnership shall (i) issue to the General Partner a number of Class A Units equal to the number of Shares issued by the General Partner upon such conversion; and (ii) provide cash to the General Partner, if necessary, in an amount equal to the amount of cash paid by the General Partner upon conversion of any Series B Preferred Shares which would otherwise result in the issuance of fractional Shares. One Series B Preferred Unit, or any fraction thereof, shall be canceled with respect to each Series B Preferred Share, or any fraction thereof, so converted, and from and after such conversion, any Series B Preferred Units so canceled shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series B Preferred Units shall cease.



                                 Attachment B-5

                                  ATTACHMENT C

                           (SERIES C PREFERRED UNITS)

               In accordance with Sections 4.2.A and 4.2.D of the Agreement, set forth below are the terms and conditions of the Series C Preferred Units established and issued by the Partnership on December 14, 1998, in connection with issuance of Series C Preferred Shares by the General Partner. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement.

               A. Designation and Number. A series of Partnership Units, designated as Series C Preferred Units was established on December 14, 1998, on which date 4,600,000 Series C Preferred Units were issued to the General Partner.

               B. Rank. The Series C Preferred Units shall, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, rank (a) senior to the Class A, Units, Class B Units and all Partnership Interests ranking junior to the Series C Preferred Units; (b) on a parity with the Series A Preferred Units, the Series B Preferred Units, the Series D Preferred Units, and all other Partnership Interests issued by the Partnership the terms of which specifically provide that such Partnership Interests rank on a parity with the Series C Preferred Units; and (c) junior to all Partnership Interests issued by the Partnership the terms of which specifically provide that such Partnership Interests rank senior to the Series C Preferred Units.

               C.     Distributions.

               (i) Pursuant to Section 5.1 of the Agreement, holders of Series C Preferred Units shall be entitled to receive, out of Available Cash, cumulative preferential distributions of Available Cash at the rate of 8 5/8% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.15625 per unit). Such distributions shall accumulate on a daily basis and be cumulative from the date of original issuance (December 8, 1998) and shall be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year or, if not a business day, the next succeeding business day (each a "Series C Preferred Unit Distribution Payment Date"), commencing March 15, 1999. Any distribution payable on the Series C Preferred Units for any partial distribution period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

               (ii) No distributions on Series C Preferred Units shall be authorized or paid or set apart for payment at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

               (iii) Notwithstanding the foregoing, distributions with respect to the Series C Preferred Units will accumulate whether or not the terms and provisions set forth in Section C.(ii) of this Attachment C at any time prohibit the current payment of distributions, whether or not there is sufficient Available Cash for such distributions and whether or not such distributions are authorized. Accumulated but unpaid distributions on the Series C Preferred Units will accumulate as of the Series C Preferred Unit Distribution Payment Date on which they first become payable.

               (iv) When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Units and any other Partnership Interests ranking on a parity as to distributions with the Series C Preferred Units, all distributions authorized upon the Series C Preferred Units and any other Partnership Interests ranking on a parity as to distributions with the Series C Preferred Units shall be authorized pro rata so that the amount of distributions authorized per Partnership Unit of Series C Preferred Units and such other Partnership Interests shall in all cases bear to each other the same ratio that accumulated distributions per Partnership Unit on the Series C Preferred Units and such other Partnership Interests (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such other Partnership Interests do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series C Preferred Units which may be in arrears.

               (v) Except as provided in Section C.(iv) of this Attachment C, unless full cumulative distributions on the Series C Preferred Units have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in Partnership Interests ranking junior to the Series C Preferred Units as to distributions and upon liquidation) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made upon the Class A Units, the Class B Units, or any other Partnership Interests


                                 Attachment C-2
ranking junior to or on a parity with the Series C Preferred Units as to distributions or upon liquidation, nor shall any Class A Units, Class B Units, or any other Partnership Interests ranking junior to or on a parity with the Series C Preferred Shares as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such units or other Partnership Interests) by the Partnership (except by conversion into or exchange for Partnership Interests ranking junior to the Series C Preferred Units as to distributions and upon liquidation).

               (vi) Holders of the Series C Preferred Units shall not be entitled to any distribution, whether payable in cash, property or Partnership Units in excess of full cumulative distributions on the Series C Preferred Units as described above. Any distribution payment made on the Series C Preferred Units shall first be credited against the earliest accumulated but unpaid distribution due with respect to such Series C Preferred Units which remains payable.

               D.     Allocations.

               Allocations of the Partnership's items of income, gain, loss and deduction shall be allocated among holders of Series C Preferred Units in accordance with Article VI of the Agreement.

               E.     Liquidation Preference.

               (i) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, the holders of Series C Preferred Units then outstanding are entitled to be paid out of the assets of the Partnership available for distribution to the Partners pursuant to Section 13.2.A of the Agreement a liquidation preference of $25.00 per Series C Preferred Unit, plus an amount equal to any accumulated and unpaid distributions to the date of payment, before any distribution of assets is made to holders of Class A Units, Class B Units or any other Partnership Interests that rank junior to the Series C Preferred Units as to liquidation rights.

               (ii) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Partnership are insufficient to pay the amount of the liquidating distributions on all outstanding Series C Preferred Units and the corresponding amounts payable on all other Partnership Interests ranking on a parity with the Series C Preferred Units in the distribution of assets, then such assets shall



                                 Attachment C-3
be allocated among the Series C Preferred Units, as a class, and each class or series of such other such Partnership Interests, as a class, in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

               (iii) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

               (iv) The consolidation or merger of the Partnership with or into any other partnership, corporation, trust or entity or of any other partnership, corporation, trust or other entity with or into the Partnership or the sale, lease or conveyance of all or substantially all of, the property or business of the Partnership, shall not be deemed to constitute a liquidation, dissolution or winding up of the Partnership for purposes of this Section E.

               F.     Redemption.

               In connection with a redemption by the General Partner of any or all of the Series C Preferred Shares, the Partnership shall provide cash to the General Partner for such purpose which shall be equal to redemption price of the Series C Preferred Shares to be redeemed and one Series C Preferred Unit shall be canceled with respect to each Series C Preferred Share so redeemed. From and after the date in which the Series C Preferred Shares are redeemed, the Series C Preferred Units so canceled shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series C Preferred Units shall cease.



                                 Attachment C-4

                                  ATTACHMENT D

                           (SERIES D PREFERRED UNITS)

                 In accordance with Sections 4.2.A and 4.2.D of the Agreement, set forth below are the terms and conditions of the Series D Preferred Units hereby established that will be issued by the Partnership to Cornerstone Properties Inc. on June 19, 2000, in connection with the merger of Cornerstone Properties Limited Partnership ("Cornerstone Partnership") with and into the Partnership (the "Cornerstone Partnership Merger"), in exchange for the then outstanding Series A Cumulative Convertible Preferred Units of Cornerstone Partnership (all of which will be acquired by the General Partner in the merger of Cornerstone Properties Inc. with and into General Partner (the "REIT Merger") immediately following the Cornerstone Partnership Merger). All capitalized terms used in this Attachment and not otherwise defined shall have the meanings assigned in the Partnership Agreement.

              A. Designation and Number. A series of Partnership Units, designated as Series D 7.0% cumulative Convertible Preferred Units (the "Series D Preferred Units") is hereby established. The number of Series D Partnership Units shall be 3,030,303.

              B. Rank. The Series D Preferred Units shall, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, rank (a) senior to the Class A Units, Class B Units and all Partnership Interests ranking junior to the Series D Preferred Units; (b) on a parity with the Series A Preferred Units, the Series B Preferred Units, the Series C Preferred Units, and all Partnership Interests issued by the Partnership the terms of which specifically provide that such Partnership Interests rank on a parity with the Series D Preferred Units (each referred to as "Parity Preferred Units"); and (c) junior to all Partnership Interests issued by the Partnership the terms of which specifically provide that such Partnership Interests rank senior to the Series D Preferred Units.

              C. Distributions.

                 Pursuant to Section 5.1 of the Partnership Agreement, holders of Series D Preferred Units will be entitled to receive, out of Available Cash, cash distributions at the rate of 7% per annum on the $16.50 liquidation preference. Such distributions shall be cumulative from June 19, 2000, and will be payable annually on August 4 of each year (the "Series D

Preferred Unit Distribution Payment Date"). Distributions will be payable, in arrears, to holders of record of Series D Preferred Units as they appear on the books of the Partnership on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the General Partner. The amount of distributions payable for the initial distribution period or any period shorter or longer than a full distribution period shall be calculated on the basis of a 360-day year of twelve 30-day months. No distributions may be declared or paid or set apart for payment on any Parity Partnership Preferred Units with regard to the payment of distributions unless there shall also be or have been declared and paid or set apart for payment on the Series D Preferred Units like distributions for all distribution payment periods of the Series D Preferred Units ending on or before the distribution payment date of such Parity Partnership Preferred Units, ratably in proportion to the respective amounts of distributions (x) accumulated and unpaid or payable on such Series D Preferred Units on the one hand, and (y) accumulated and unpaid through the distribution payment period or periods of the Series D Preferred Units next preceding such distribution payment date, on the other hand.

                      Except as set forth in the preceding sentence, unless full cumulative distributions on the Series D Preferred Units have been paid, no distributions may be paid or declared and set aside for payment or other distribution made upon the Class A Units, Class B Units or on any other Partnership Units ranking junior to or on a parity with the Series D Preferred Units as to distributions, nor any Class A Units, Class B Units, or any other Partnership Units ranking junior to or on a parity with the Series D Preferred Units as to distributions, may be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any Units or other Partnership Interests); provided, however, that any moneys therefore deposited in any sinking fund with respect to any Partnership Unit in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such Partnership Unit in accordance with the terms of such sinking fund, regardless of whether, at the time of such application full cumulative distributions upon Series D Preferred Units outstanding to the last distribution payment date shall have been paid or declared and set apart for payment) by the Partnership; provided that any such junior Partnership Units may be converted into or exchanged for Partnership Units ranking junior to the Series D Preferred Units as to distributions, and, provided, further, that any such Partnership Units or Parity Partnership Preferred Units or Partnership Units may be issued by the Partnership to the General Partner in connection with a purchase of any

                                 Attachment D-2
corresponding share of beneficial interest issued by the General Partner to preserve the General Partner Entity's status as a real estate trust.

               D.      Allocations.

                       Allocations of the Partnership's items of income, gain, loss and deduction shall be allocated among the holders of Series D Preferred Units in accordance with Article VI of the Partnership Agreement.

               E.      Liquidation Preference.

                       The Series D Preferred Units shall rank, as to liquidation, dissolution or winding up of the Partnership, prior to Class A Units and Class B Units and any other class of Partnership Units of the Partnership ranking junior to Series D Preferred Units as to rights upon liquidation, dissolution or winding up of the Partnership, so that in the event of any liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary, the holders of the Series D Preferred Units shall be entitled to receive out of the assets of the Partnership available for distribution to holders of Partnership Units, whether from capital, surplus or earnings, before any distribution is made to holders of Class A Units, Class B Units or any other such junior Partnership Units, an amount equal to $16.50 per unit (the "Liquidation Preference" of a Series D Preferred Units) plus an amount equal to all distributions (whether or not earned or declared) accrued and accumulated and unpaid on the Series D Preferred Units to the date of final distribution. The holders of the Series D Preferred Units will not be entitled to receive the Liquidation Preference until the liquidation preference of any other class of Partnership Units of the Partnership ranking senior to the Series D Preferred Units as to rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. After payment of the full amount of the Liquidation Preference and such distributions, the holders of Series D Preferred Units will not be entitled to any further participation in any distribution of assets by the Partnership. If, upon any liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of Parity Partnership Preferred Units shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the Proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such units if all amounts payable thereon were paid in full. For the purposes hereof, neither a consolidation or merger of the Partnership with or into any other partnership, limited liability company, corporation or any other entity, nor a merger of any other partnership, limited liability company, corporation or any other entity with or into the Partnership, nor a sale or transfer of all

                                 Attachment D-3
or any part of the Partnership assets for cash or securities shall be considered a liquidation, dissolution or winding up of the Partnership.

               F.      Conversion.

                      Each Series D Preferred Unit shall convertible at any time, at the election of the holders, thereof, into a Class A Unit. In the event that the REIT Merger is consummated and the Series A Cumulative Convertible Preferred Stock of Cornerstone Properties, Inc. is redeemed to extinguished in connection therewith, the Series D Preferred Units shall automatically be converted into a number of Class A Units equal to the product of (i) the number of Series D Preferred Units outstanding at such time, multiplied by (ii) 0.7009.

                      G.     Value.

                      For purposes of the definition of Deemed Value of Partnership Interest, the Value on any date of the Series D Preferred Units shall be the greater of (i) the Value of a Common Share of the General Partner on such date or (ii) the Liquidation Preference of such Series D Preferred Unit.
                      H.     Voting Rights.

                      The holders of Series D Preferred Units shall have no voting rights whatsoever, except for (i) any voting rights to which they may be entitled under the laws of the State of Delaware and (ii) as follows:

                             So long as any Series D Partnership Preferred Units
               remain outstanding, the consent of the holders of at least two-thirds of the Series D Preferred Units outstanding at the time and all other classes or series of Partnership Preferred Units upon which like voting rights have been conferred and are exercisable (voting together as a class) given in person or by proxy, either in writing or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

               (i) the issuance or increase of any class or series of Partnership Units ranking senior to the Series D Preferred Units; or

               (ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of this Agreement, (including this


                                 Attachment D-4

                             Attachment or any provision hereof) that would materially and adversely affect any power, preference, or special right of the Series D Preferred Units or of the holders thereof;

                                    provided, however, that any increase in the
                      number of any class or series of Partnership Units or the creation and issuance of other classes or series of Partnership Units, in each case ranking on a parity with or junior to the Series D Preferred Units with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such powers, preferences or special rights.




                                 Attachment D-5